Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of June 5, 2020 (this “Agreement”), to the Second Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of July 27, 2018, among Apple Hospitality REIT, Inc., a Virginia corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party thereto, as Guarantors, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement as amended by this Agreement.

WHEREAS, the Borrower, the Guarantors, the Lenders and L/C Issuers party hereto and the Administrative Agent desire to modify the Credit Agreement as herein set forth subject to the terms and conditions provided for in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      Joinder to Credit Agreement. By its signature below, each of Apple Ten SPE Capistrano, Inc., a Virginia corporation, and Apple Ten Services Capistrano, Inc., a Virginia corporation (each a “New Subsidiary Guarantor”), hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to (a) join the Credit Agreement as a Guarantor, (b) be bound by all covenants, agreements and acknowledgments attributable to a Guarantor in the Credit Agreement, and (c) perform all obligations and duties required of it by the Credit Agreement in each case, to the same extent it would have been bound or obligated if it had been a signatory to the Credit Agreement on the date of the Credit Agreement. The address, taxpayer identification number and jurisdiction of organization of each New Subsidiary Guarantor is set forth in Annex V hereto.

SECTION 2.      Amendments to Credit Agreement. Subject to all of the terms and conditions set forth in this Agreement, the Borrower, the Guarantors (including the New Subsidiary Guarantors), the Lenders, the L/C Issuers and the Administrative Agent hereby agree that (i) the Credit Agreement (other than the schedules and exhibits thereto (except as described in clauses (ii) and (iii))) is amended to incorporate the changes marked on the copy of the Credit Agreement attached as Annex I hereto, (ii) the schedules to the Credit Agreement are amended by replacing Schedules 2.01 and 5.13 with the Schedule 2.01 attached as Annex II hereto and the Schedule 5.13 attached as Annex III hereto, respectively, and (iii) the Credit Agreement is further amended to include as Exhibit K thereto the Form of Pledge Agreement attached as Annex IV hereto.

SECTION 3.      Conditions of Effectiveness. This Agreement shall become effective as of the first date (the “Second Amendment Effective Date”) that all of the following conditions precedent shall have been satisfied:

3.1     The Administrative Agent’s receipt of the following, each of which shall be e-mails (in a .pdf format) or telecopies (in each case, followed promptly by originals to the extent set forth below or otherwise requested by the Administrative Agent) unless otherwise specified and each in form and substance satisfactory to the Administrative Agent:

(a)     counterparts of this Agreement, in such number as requested by the Administrative Agent, duly executed by the Borrower, the Guarantors (including each of the New Subsidiary Guarantors), the Administrative Agent, the L/C Issuers and Lenders constituting Required Lenders.

(b)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(c)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

(d)     a favorable opinion of (i) McGuireWoods LLP, counsel to the Loan Parties, and (ii) Matthew Rash, in-house counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender and L/C Issuer, as to the matters concerning the Loan Parties, this Agreement and the other Loan Documents as the Administrative Agent may reasonably request;

(e)     a certificate of a Responsible Officer of the Borrower to the effect that (i) the conditions specified in Sections 3.2 and 3.3 have been satisfied and (ii) no event has occurred and is continuing which constitutes a Default;

(f)     a fully executed copy of the Intercreditor Agreement;

(g)     a fully executed copy of an amendment, in each case dated as of (or prior to) the Second Amendment Effective Date, to each of the following (each as defined in the Intercreditor Agreement):

(i)     the Regions Term Loan Agreement;

(ii)     the Huntington Term Loan Agreement;

(iii)     the PNC Term Loan Agreement; and

(iv)     the Prudential Note Agreement; and

(h)     such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers or the Required Lenders reasonably may require.

3.2     The representations and warranties contained in Section 4 are correct on and as of the Second Amendment Effective Date, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to another date, in which case such representations and warranties shall have been correct as of such other date.

3.3     There shall not have occurred since December 31, 2017, any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (excluding any event or circumstance resulting from the COVID-19 pandemic to the extent such event or circumstance has been publicly disclosed by the Borrower in its securities

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filings or disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Second Amendment Effective Date, and the scope of such adverse effect is no greater than that which has been disclosed).

3.4     The Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act, and the Beneficial Ownership Regulation, in each case, to the extent requested at least five Business Days prior to the Second Amendment Effective Date.

3.5     Any fees owed to any Lender or Arranger required to be paid on or before the Second Amendment Effective Date shall have been paid.

SECTION 4.      Representations and Warranties. Each of the Loan Parties hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents and all such representations and warranties shall be true and correct in all material respects on the date hereof with the same force and effect as if made on such date (except to the extent (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification and (iii) for purposes of this Section 4, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Credit Agreement). Each of the Loan Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

(a)     it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(b)     no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, except for filings for reporting purposes required under applicable securities laws;

(c)     this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity;

(d)     no Default shall exist or would result from the consummation of the transactions contemplated by this Agreement;

(e)     the execution, delivery and performance by it of this Agreement will not (i) contravene the terms of any of its Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made

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under (x) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; and

(f)     since December 31, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect (excluding any event or circumstance resulting from the COVID-19 pandemic to the extent such event or circumstance has been publicly disclosed by the Borrower in its securities filings or disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Second Amendment Effective Date, and the scope of such adverse effect is no greater than that which has been disclosed).

SECTION 5.      Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Agreement and the transactions contemplated by this Agreement and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Credit Agreement, as amended hereby, and all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 6.      Costs and Expenses. The Loan Parties acknowledge and agree that their payment obligations set forth in Section 11.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby (whether or not this Agreement becomes effective or the transactions contemplated hereby are consummated and whether or not any Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Arnold & Porter Kaye Scholer LLP, counsel to the Administrative Agent.

SECTION 7.      Ratification.

(a)     The Credit Agreement, as amended by this Agreement, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties. The amendments contained in Section 2 hereof shall be deemed to have prospective application only. This Agreement is not intended to and shall not constitute a novation. Each of the Loan Parties hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, other than payment in full, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement, as amended by this Agreement, and the other Loan Documents.

(b)     This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent, any L/C Issuer or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent, any L/C Issuer or any Lender may now have or have in the future against any Person under or in connection with the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

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SECTION 8.      Modifications. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.

SECTION 9.      References. The Loan Parties acknowledge and agree that this Agreement constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as the Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.

SECTION 10.      Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart. This Agreement may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper hereof which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time. Upon the reasonable request of the Administrative Agent, any Electronic Signature of any other party hereto shall, as promptly as practicable, be followed by a manually executed counterpart thereof.

SECTION 11.      Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12.      Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

SECTION 13.      Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of NEW YORK.

SECTION 14.      Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

[The remainder of this page left blank intentionally]

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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and the undersigned Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

APPLE HOSPITALITY REIT, INC.,

a Virginia corporation

By: /s/ Matthew Rash

       Name: Matthew Rash

       Title: Senior Vice President

GUARANTORS:

APPLE REIT SEVEN, INC.

APPLE SEVEN HOSPITALITY, INC.

APPLE SEVEN HOSPITALITY MANAGEMENT, INC.

APPLE SEVEN HOSPITALITY OWNERSHIP, INC.

APPLE SEVEN SERVICES LAKELAND, INC.

APPLE SEVEN SERVICES PROVO-SAN DIEGO, INC.

APPLE SEVEN MANAGEMENT SERVICES GP, INC.

APPLE SEVEN MANAGEMENT SERVICES LP, INC.

APPLE SEVEN SERVICES HIGHLANDS RANCH, INC.

APPLE SEVEN SPE RICHMOND, INC.

APPLE SEVEN SERVICES RICHMOND, INC.,

each a Virginia corporation

By: /s/ Matthew Rash

Name: Matthew Rash

Title:  President of, and on behalf of, each of the 11

entities listed above

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

APPLE REIT EIGHT, INC.

APPLE EIGHT HOSPITALITY, INC.

APPLE EIGHT HOSPITALITY MANAGEMENT, INC.

APPLE EIGHT HOSPITALITY MASSACHUSETTS, INC.

APPLE EIGHT HOSPITALITY MASSACHUSETTS
   SERVICES, INC

APPLE EIGHT HOSPITALITY OWNERSHIP, INC.

APPLE EIGHT NC GP, INC.

APPLE EIGHT NC LP, INC.

APPLE EIGHT CALIFORNIA, INC.

APPLE EIGHT SERVICES FAYETTEVILLE, INC.

APPLE EIGHT SERVICES JACKSONVILLE, INC.

APPLE EIGHT SPE SAVANNAH, INC.,

each a Virginia corporation

By: /s/ Matthew Rash

Name: Matthew Rash

Title:  President of, and on behalf of, each of the 12

entities listed above

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

APPLE NINE HOSPITALITY, INC.

APPLE NINE HOSPITALITY MANAGEMENT, INC.

APPLE NINE HOSPITALITY OWNERSHIP, INC.

APPLE NINE HOSPITALITY TEXAS SERVICES, INC.

APPLE NINE HOSPITALITY TEXAS SERVICES II, INC.

APPLE NINE HOSPITALITY TEXAS SERVICES III, INC.

APPLE NINE LOUISIANA GP, INC.

APPLE NINE NC GP, INC.

APPLE NINE NC LP, INC.

APPLE NINE PENNSYLVANIA, INC.

APPLE NINE HOSPITALITY TEXAS SERVICES IV, INC.

APPLE NINE FLORIDA SERVICES, INC.

APPLE NINE SPE MALVERN, INC.,

each a Virginia corporation

By: /s/ Matthew Rash

Name: Matthew Rash

Title:  President of, and on behalf of, each of the 13

entities listed above

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

APPLE REIT TEN, INC.

APPLE TEN FLORIDA SERVICES, INC.

APPLE TEN HOSPITALITY MANAGEMENT, INC.

APPLE TEN HOSPITALITY OWNERSHIP, INC.

APPLE TEN HOSPITALITY TEXAS SERVICES II, INC.

APPLE TEN HOSPITALITY TEXAS SERVICES III, INC.

APPLE TEN HOSPITALITY TEXAS SERVICES IV, INC.

APPLE TEN HOSPITALITY TEXAS SERVICES, INC.

APPLE TEN HOSPITALITY, INC.

APPLE TEN NC GP, INC.

APPLE TEN NC LP, INC.

APPLE TEN OKLAHOMA SERVICES, INC.

APPLE TEN SPE CAPISTRANO, INC.

APPLE TEN SERVICES CAPISTRANO, INC.

APPLE TEN SERVICES GAINESVILLE, INC.

APPLE TEN SERVICES KNOXVILLE II, INC.

APPLE TEN SERVICES SCOTTSDALE, INC.

APPLE TEN SERVICES OHARE, INC.

APPLE TEN ILLINOIS MM, INC.

APPLE TEN ILLINOIS SERVICES, INC.,

each a Virginia corporation

By: /s/ Matthew Rash

Name: Matthew Rash

Title:  President of, and on behalf of, each

of the 20 entities listed above

APPLE TEN ALABAMA SERVICES, LLC

a Virginia limited liability company

By: APPLE TEN HOSPITALITY MANAGEMENT, INC., a Virginia corporation

Manager

By: /s/ Matthew Rash

Name: Matthew Rash

Title:  President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

APPLE TEN NEBRASKA, LLC

a Virginia limited liability company

By: APPLE TEN HOSPITALITY OWNERSHIP,
INC., a Virginia corporation

Manager

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE TEN BUSINESS TRUST

a Virginia business trust

By: APPLE TEN HOSPITALITY OWNERSHIP,
INC., a Virginia corporation

sole Trustee

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE TEN NORTH CAROLINA, L.P. ,

a Virginia limited partnership

By: APPLE TEN NC GP, INC., a Virginia corporation

General Partner

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE TEN OKLAHOMA, LLC ,

a Virginia limited liability company

By: APPLE REIT TEN, INC., a Virginia corporation

Manager

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

APPLE TEN ILLINOIS, LLC ,

a Virginia limited liability company

By: APPLE TEN ILLINOIS MM, INC., a Virginia corporation

Managing Member

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE NINE MISSOURI, LLC,

a Virginia limited liability company

By: APPLE NINE HOSPITALITY OWNERSHIP,
INC., a Virginia corporation

Manager

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE NINE NORTH CAROLINA, L.P.,

a Virginia limited partnership

By: APPLE NINE NC GP, INC., a Virginia corporation

General Partner

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE NINE MALVERN PENNSYLVANIA BUSINESS TRUST,

a Pennsylvania business trust

By: APPLE NINE SPE MALVERN, INC., a Virginia corporation

sole Trustee

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

APPLE NINE OKLAHOMA, LLC,

a Virginia limited liability company

By: APPLE HOSPITALITY REIT, INC., a Virginia corporation

Manager

By: /s/ Matthew Rash

Name: Matthew Rash

Title: Senior Vice President

APPLE NINE LOUISIANA, L.P.,

a Virginia limited partnership

By: APPLE NINE LOUISIANA GP, INC., a Virginia corporation

General Partner

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE NINE PENNSYLVANIA BUSINESS TRUST,

a Pennsylvania Business Trust

By: APPLE NINE PENNSYLVANIA, INC.

a Virginia corporation

sole Trustee

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE EIGHT HOSPITALITY MIDWEST, LLC,

a Virginia limited liability company

By: APPLE EIGHT HOSPITALITY OWNERSHIP, INC., a Virginia corporation

Manager

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

APPLE EIGHT NORTH CAROLINA, L.P.,

a Virginia limited partnership

By: APPLE EIGHT NC GP, INC., a Virginia

corporation

General Partner

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE EIGHT HOSPITALITY TEXAS
SERVICES, LLC,

a Virginia limited liability company

By: APPLE EIGHT HOSPITALITY MANAGEMENT, INC., a Virginia corporation

Manager

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

APPLE SEVEN SERVICES, LLC,

APPLE SEVEN SERVICES II, LLC,

each a Virginia limited liability company

By: APPLE SEVEN MANAGEMENT SERVICES GP, INC., a Virginia corporation

Managing Member of, and on behalf of, each of the two above entities

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

APPLE SEVEN SERVICES SOUTHEAST, L.P.,

a Virginia limited partnership

By: APPLE SEVEN MANAGEMENT SERVICES GP, INC., a Virginia corporation

General Partner

By: /s/ Matthew Rash

Name: Matthew Rash

Title: President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

bank of america, n.a., as Administrative Agent

By: /s/ Matthew R Lohr

Name: Matthew R Lohr

Title:    Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

bank of america, n.a., as a Lender and an L/C Issuer

By: /s/ Matthew R Lohr

Name: Matthew R Lohr

Title:    Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By: /s/ Tayven Hike

Name: Tayven Hike

Title:    Senior Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By: /s/ Daniel S. Dyer

Name: Daniel S. Dyer

Title:   Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Lori Y. Jensen

Name: Lori Y. Jensen

Title:   Senior Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

CITIBANK, N.A., as a Lender

By: /s/ Chris Albano

Name: Chris Albano

Title:   Authorized Signatory

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

regions bank, as a Lender

By: /s/ Ghi S. Gavin

Name: Ghi S. Gavin

Title:   Senior Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Ajit Goswami

Name: Ajit Goswami

Title:   Managing Director & Industry Head

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Michael Maguire

Name: Michael Maguire

Title:   Managing Director

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

TRUIST BANK, f/k/a Branch Banking and Trust Company, as a Lender

By: /s/ Karen Cadiente

Name: Karen Cadiente

Title:   Assistant Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

the huntington national bank, as a Lender

By: /s/ Rebecca Stirnkorb

Name: Rebecca Stirnkorb

Title:   Assistant Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Wayne Robertson

Name: Wayne Robertson

Title:   Senior Vice President

Signature Page to Second Amendment to Apple Second A&R Credit Agreement

ANNEX I TO SECOND AMENDMENT

(marked copy of Second Amended and Restated Credit Agreement)

(see attached)

ANNEX I TO SECOND AMENDMENT

Published Deal CUSIP: 03785AAK8

Published Revolver CUSIP: 03785AAL6

Published Term A-1 CUSIP: 03785AAM4

Published Term A-2 CUSIP: 03785AAN2

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 27, 2018

among

APPLE HOSPITALITY REIT, INC.,

as the Borrower,

CERTAIN SUBSIDIARIES OF
APPLE HOSPITALITY REIT, INC.
FROM TIME TO TIME PARTY HERETO,
as Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent,

KEYBANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agent

REGIONS BANK,

as Managing Agent

and

The Lenders and Letter of Credit Issuers Party Hereto

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~BofA SECURITIES, INC.,

KEYBANC CAPITAL MARKETS,
WELLS FARGO SECURITIES, LLC
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~BofA SECURITIES, INC.,

KEYBANC CAPITAL MARKETS
and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners

Section		Page

Article I. DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~46~~54
1.03	Accounting Terms	~~47~~55
1.04	Rounding	~~48~~56
1.05	Times of Day; Rates	~~48~~56
1.06	Letter of Credit Amounts	~~48~~56

Article II. THE COMMITMENTS AND CREDIT EXTENSIONS		~~48~~57
2.01	Committed Loans	~~48~~57
2.02	Borrowings, Conversions and Continuations of Committed Loans	~~49~~58
2.03	Letters of Credit	~~51~~59
2.04	Swing Line Loans	~~62~~70
2.05	Prepayments	~~65~~73
2.06	Termination or Reduction of Commitments	~~66~~76
2.07	Repayment of Loans	~~67~~77
2.08	Interest	~~67~~77
2.09	Fees	~~68~~78
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~69~~79
2.11	Evidence of Debt	~~69~~80
2.12	Payments Generally; Administrative Agent’s Clawback	~~70~~80
2.13	Sharing of Payments by Lenders	~~72~~82
2.14	Extension of Revolving Credit Maturity Date	~~73~~83
2.15	Increase in Facilities	~~74~~85
2.16	Cash Collateral	~~77~~87
2.17	Defaulting Lenders	~~78~~89
2.18	Surge Periods.	~~81~~91
2.19	Term A-1 Hedged Portion and Term A-2 Hedged Portion.	92

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY		~~81~~93
3.01	Taxes	~~81~~93
3.02	Illegality	~~86~~98
3.03	Inability to Determine Rates	~~87~~98
3.04	Increased Costs; Reserves on Eurodollar Rate Loans	~~88~~99
3.05	Compensation for Losses	~~89~~101
3.06	Mitigation Obligations; Replacement of Lenders	~~90~~101
3.07	LIBOR Successor Rate	~~91~~102
3.08	Survival	~~92~~103

Article IV. CONDITIONS PRECEDENT TO Credit Extensions		~~92~~103
4.01	Conditions of Initial Credit Extension	~~92~~103
4.02	Conditions to all Credit Extensions	~~94~~106

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Article V. REPRESENTATIONS AND WARRANTIES		~~95~~106
5.01	Existence, Qualification and Power	~~95~~106
5.02	Authorization; No Contravention	~~95~~107
5.03	Governmental Authorization; Other Consents	~~96~~107
5.04	Binding Effect	~~96~~107
5.05	Financial Statements; No Material Adverse Effect	~~96~~107
5.06	Litigation	~~96~~108
5.07	No Default	~~97~~108
5.08	Ownership of Property; Liens	~~97~~108
5.09	Environmental Compliance	~~97~~109
5.10	Insurance	~~97~~109
5.11	Taxes	~~97~~109
5.12	ERISA Compliance	~~98~~109
5.13	Subsidiaries; Equity Interests; Loan Parties	~~99~~110
5.14	Margin Regulations; Investment Company Act	~~99~~110
5.15	Disclosure	~~99~~111
5.16	Compliance with Laws	~~99~~111
5.17	Taxpayer Identification Number	~~100~~111
5.18	Intellectual Property; Licenses, Etc.	~~100~~111
5.19	Beneficial Ownership	~~100~~111
5.20	Solvency	~~100~~112
5.21	REIT Status	~~100~~112
5.22	Unencumbered Eligible Properties	~~100~~112
5.23	Casualty; Etc.	~~100~~112
5.24	OFAC; Anti-Money Laundering; Anti-Corruption Laws; Sanctions	~~100~~112
5.25	~~EEA Institution~~ Affected Financial Institutions	~~101~~113

Article VI. AFFIRMATIVE COVENANTS		~~101~~113
6.01	Financial Statements	~~101~~113
6.02	Certificates; Other Information	~~102~~114
6.03	Notices	~~104~~116
6.04	Payment of Obligations	~~106~~117
6.05	Preservation of Existence, Etc.	~~106~~117
6.06	Maintenance of Properties	~~106~~118
6.07	Maintenance of Insurance	~~106~~118
6.08	Compliance with Laws	~~106~~118
6.09	Books and Records	~~106~~118
6.10	Inspection Rights	~~107~~118
6.11	Use of Proceeds	~~107~~119
6.12	Additional Unencumbered Eligible Properties and Guarantors	~~107~~119
6.13	Compliance with Environmental Laws	~~108~~120
6.14	Further Assurances	~~108~~120
6.15	Maintenance of REIT Status	~~109~~121
6.16	Material Contracts	~~109~~121
6.17	Business Operations	~~109~~121

6.18	Distributions of Income	~~109~~121
6.19	Anti-Corruption Laws	~~109~~121
6.20	Pledge Requirement	121

Article VII. NEGATIVE COVENANTS		~~109~~122
7.01	Liens	~~109~~122
7.02	Investments	~~110~~122
7.03	Indebtedness	~~110~~123
7.04	Fundamental Changes	~~110~~125
7.05	Dispositions	~~111~~126
7.06	Restricted Payments	~~112~~127
7.07	Change in Nature of Business	~~112~~127
7.08	Transactions with Affiliates	~~112~~127
7.09	Burdensome Agreements	~~112~~127
7.10	Use of Proceeds	~~113~~128
7.11	Financial Covenants	~~113~~128
7.12	Accounting Changes	~~113~~129
7.13	Amendments of Organization Documents	~~114~~129
7.14	Sanctions	~~114~~130
7.15	Compliance with Environmental Laws	~~114~~130
7.16	Management Status	~~114~~130
7.17	Anti-Corruption Laws	~~115~~130
7.18	Capital Expenditures	131
7.19	Liquidity	131
7.20	Voluntary Prepayments, Etc. of Other Indebtedness	131

Article VIII. EVENTS OF DEFAULT AND REMEDIES		~~115~~131
8.01	Events of Default	~~115~~131
8.02	Remedies Upon Event of Default	~~117~~134
8.03	Application of Funds	~~118~~134

Article IX. ADMINISTRATIVE AGENT		~~119~~136
9.01	Appointment and Authority	~~119~~136
9.02	Rights as a Lender	~~120~~136
9.03	Exculpatory Provisions	~~120~~136
9.04	Reliance by Administrative Agent	~~121~~137
9.05	Delegation of Duties	~~121~~138
9.06	Resignation of Administrative Agent	~~122~~138
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~123~~140
9.08	No Other Duties, Etc.	~~123~~140
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~124~~140
9.10	Collateral and Guaranty Matters	~~124~~142
9.11	Lender Swap Contracts	~~124~~142
9.12	~~Lender Representations Regarding~~ Certain ERISA Matters	~~125~~143

Article X. CONTINUING GUARANTY		~~127~~144
10.01	Guaranty	~~127~~144

10.02	Rights of Lenders	~~128~~145
10.03	Certain Waivers	~~128~~145
10.04	Obligations Independent	~~128~~145
10.05	Subrogation	~~128~~145
10.06	Termination	~~129~~146
10.07	Subordination	~~129~~146
10.08	Stay of Acceleration	~~129~~146
10.09	Condition of the Loan Parties	~~130~~147
10.10	Releases of Guarantors	~~130~~147
10.11	Contribution	~~131~~149
10.12	Keepwell	~~132~~150

Article XI. MISCELLANEOUS		~~133~~150
11.01	Amendments, Etc.	~~133~~150
11.02	Notices; Effectiveness; Electronic Communications	~~135~~153
11.03	No Waiver; Cumulative Remedies; Enforcement	~~137~~155
11.04	Expenses; Indemnity; Damage Waiver	~~138~~155
11.05	Payments Set Aside	~~140~~157
11.06	Successors and Assigns	~~140~~158
11.07	Treatment of Certain Information; Confidentiality	~~145~~163
11.08	Right of Setoff	~~147~~164
11.09	Interest Rate Limitation	~~147~~164
11.10	Counterparts; Effectiveness	~~147~~165
11.11	Survival of Representations and Warranties	~~148~~165
11.12	Severability	~~148~~165
11.13	Replacement of Lenders	~~148~~165
11.14	Governing Law; Jurisdiction; Etc.	~~149~~166
11.15	Waiver of Jury Trial	~~150~~167
11.16	No Advisory or Fiduciary Responsibility	~~150~~168
11.17	Electronic Execution of Assignments and Certain Other Documents	~~151~~168
11.18	USA PATRIOT Act	~~151~~169
11.19	ENTIRE AGREEMENT	~~152~~169
11.20	Existing Notes	~~152~~169
11.21	Amendment and Restatement	~~152~~170
11.22	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~152~~170
11.23	Acknowledgement Regarding Any Supported QFCs	170

SCHEDULES
2.01	Commitments, Applicable Percentages and Sublimits; Term A-1 Hedged Portion and Term A-2 Hedged Portion
5.05	Supplement to Financial Statements
5.12(d)	Pension Plans
5.13	Subsidiaries; Jurisdiction of Incorporation/Organization and Principal Place of Business

11.02	Administrative Agent’s Office; Certain Addresses for Notices; Taxpayer Identification Numbers

EXHIBITS

Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C	Revolving Credit Note
D-1	Term A-1 Note
D-2	Term A-2 Note
E	Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G	Joinder Agreement
H	U.S. Tax Compliance Certificates
I	Solvency Certificate
J	Designation Notice
K	Pledge Agreement

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of July 27, 2018, among APPLE HOSPITALITY REIT, INC., a Virginia corporation (the “Borrower”), certain subsidiaries of the Borrower from time to time party hereto, as Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer from time to time party hereto, and BANK OF AMERICA, N.A., as Administrative Agent and Swing Line Lender.

The Borrower and certain subsidiaries of the Borrower are party to that certain Amended and Restated Credit Agreement, dated as of May 18, 2015, with certain financial institutions and Bank of America, N.A., as administrative agent, as amended through but excluding the date hereof (as so amended, the “Existing Credit Agreement”). The parties hereto now wish to amend and restate the Existing Credit Agreement in its entirety, but not as a novation, on the terms and subject to the conditions hereinafter set forth.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

Article I.      DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Investment Proceeds” has the meaning specified in Section 2.05(d)(ii).

“Additional Pari Passu Lien Obligations” has the meaning specified in Section 7.03(a)(vii).

“Adjusted Consolidated EBITDA” means, for any period, an amount equal to (a) Consolidated EBITDA for such period, minus (b) the aggregate FF&E Reserves for all Real Estate for such period, minus (c) the Consolidated Group Pro Rata Share of an amount equal to four percent (4%) of all revenues and receipts of any kind derived by Unconsolidated Affiliates from owning or operating real property for such period.

“Adjusted NOI” means, with respect to any Real Estate as of any date of determination and for a given period, an amount equal to (a) the Net Operating Income of such Real Estate, minus (to the extent not reflected as a reduction to Net Operating Income) (b) the greater of (i) actual franchise fees paid in respect of such Real Estate and (ii) an amount equal to four percent (4%) of the Gross Revenues from such Real Estate, minus (c) the FF&E Reserve for such Real Estate, in each case for the then most recently ended period of four consecutive fiscal quarters of the Borrower; which amount will be adjusted, if specifically required, to reflect subsequent events or conditions on a Pro Forma Basis; provided, that solely for purposes of calculating Unencumbered Real Estate Value, the Adjusted NOI of any Unencumbered Eligible Property that has at the time of determination been owned or ground leased pursuant to an Eligible Ground Lease by the Borrower or a Subsidiary thereof for less than four full fiscal quarters and has Net Operating Income for the four full fiscal quarters immediately prior to any date of determination (including, to the extent applicable, periods prior to the ownership thereof by the Borrower or a Subsidiary)

shall be calculated on a Pro Forma Basis; provided, further, that solely for the purposes of calculating Unencumbered Real Estate Value, with respect to any Unencumbered Eligible Property that has at the time of determination been owned or ground leased pursuant to an Eligible Ground Lease by the Borrower or a Subsidiary thereof for less than four full fiscal quarters and that does not have Net Operating Income for the four full fiscal quarters immediately prior to any date of determination, the Adjusted NOI for such Unencumbered Eligible Property for the fiscal quarter in which such acquisition was made and the first full three fiscal quarters following such acquisition shall be mutually agreed upon by the Administrative Agent and the Borrower at the time of acquisition thereof.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent, any L/C Issuer or any Lender be deemed to be an Affiliate of the Borrower.

“Aggregate Deficit Amount” has the meaning specified in Section 10.11.

“Aggregate Excess Amount” has the meaning specified in Section 10.11.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Fee Rate” means, with respect to any day, the per annum fee rate set forth opposite the Revolver Usage for such day in the following pricing grid:

Revolver Usage	Applicable Fee Rate
< 50%	0.25%
≥ 50%	0.20%

“Applicable Percentage” means (a) in respect of the Term A-1 Facility, with respect to any Term A-1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-1 Facility represented by the principal amount of the Term A-1 Loan held by such Term A-1 Lender at such time, (b) in respect of the Term A-2 Facility, with respect to any Term A-2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A-2 Facility represented by the principal amount of the Term A-2 Loan held by such Term A-2 Lender at such time, (c) in respect of each Incremental TL Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Incremental TL Facility represented by the principal amount of the Term Loans made under such Incremental TL Facility and held by such Term Lender at such time, (d) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, provided, that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement, and (e) in respect of all Facilities, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facilities represented by the sum of (x) the aggregate principal amount of such Lender’s Term Loans at such time and (y) such Lender’s Revolving Credit Commitment at such time, provided, that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender in respect of all Facilities shall be determined based on the Applicable Percentage of such Lender in respect of all Facilities most recently in effect, giving effect to any subsequent assignments made in accordance with the terms of this Agreement. The initial Applicable Percentage of each Lender in respect of each Facility and all Facilities is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for any day and subject to the last sentence of this definition:

(a)     with respect to any Eurodollar Rate Loan and Base Rate Loan made under the Term A-1 Facility, the Term A-2 Facility or the Revolving Credit Facility, and any Letter of Credit Fee and Facility Fee, as the case may be:

(i)     until the Investment Grade Pricing Effective Date, the applicable rate per annum set forth below, based upon the range into which the ratio of Consolidated Leverage Ratio then falls in accordance with the following pricing grid (the “Leverage-Based Applicable Rate”):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Revolving Credit Facility		Term A-1 Facility and Term A-2 Facility
		Eurodollar Rate (and Letters of Credit)	Base Rate	Eurodollar Rate	Base Rate
Category 1	< 3.0x	1.40%	0.40%	1.35%	0.35%
Category 2	≥ 3.0x – < 3.5x	1.45%	0.45%	1.40%	0.40%
Category 3	≥ 3.5x – < 4.0x	1.50%	0.50%	1.45%	0.45%
Category 4	≥ 4.0x – < 5.0x	1.60%	0.60%	1.55%	0.55%
Category 5	≥ 5.0x – < 5.5x	1.80%	0.80%	1.75%	0.75%
Category 6	≥ 5.5x – < 6.0x	1.95%	0.95%	1.85%	0.85%
Category 7	≥ 6.0x	2.25%	1.25%	2.20%	1.20%

The Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter based on the financial statements and related Compliance Certificate delivered pursuant to Section 6.01 and Section 6.02(~~b~~a), respectively, in respect of such fiscal quarter, and each change in rates resulting from a change in the Consolidated Leverage Ratio shall be effective from and including the day when the Administrative Agent receives such financial statements and related Compliance Certificate indicating such change but excluding the effective date of the next such change. Notwithstanding the foregoing, if either the financial statements or related Compliance Certificate are not delivered when due in accordance with Section 6.01 and Section 6.02(~~b~~a), respectively, then the highest pricing (at Pricing Level Category 7) shall apply as of the first Business Day after the date on which such financial statements and related Compliance Certificate were required to have been delivered and shall continue to apply until the first Business Day immediately following the date such financial statements and related Compliance Certificate are delivered in accordance with Section 6.01 and Section 6.02(~~b~~a), respectively, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date financial statements and a Compliance Certificate are required to be delivered pursuant to Section 6.01 and Section 6.02(~~b~~a), respectively, for the first full fiscal quarter ending after the Closing Date shall be at Pricing Level Category 1. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b); and

(ii)     at all times on and after the Investment Grade Pricing Effective Date, the applicable rate per annum set forth in the pricing grid below, based upon such Debt Ratings as set forth below applicable on such date (the “Ratings-Based Applicable Rate”):

Applicable Rate
Pricing Level	Debt Ratings (S&P and Fitch / Moody's):	Revolving Credit Facility			Term A-1 Facility and Term A-2 Facility
		Facility Fee	Eurodollar Rate (and Letters of Credit)	Base Rate	Eurodollar Rate	Base Rate
Category 1	≥ A- / A3	0.125%	0.825%	0.000%	0.900%	0.000%
Category 2	BBB+ / Baa1	0.150%	0.875%	0.000%	0.950%	0.000%
Category 3	BBB / Baa2	0.200%	1.000%	0.000%	1.100%	0.100%
Category 4	BBB- / Baa3	0.250%	1.200%	0.200%	1.350%	0.350%
Category 5	< BBB- / Baa3 (or unrated)	0.300%	1.550%	0.550%	1.750%	0.750%

For purposes hereof, “Debt Rating” means, as of any date of determination, the rating as determined by any of S&P, Moody’s and/or Fitch (collectively, the “Debt Ratings”) of the Borrower’s non-credit enhanced, senior unsecured long-term debt; provided if at any time the Borrower has only two (2) Debt Ratings, and such Debt Ratings are not equivalent, then: (A) if the difference between such Debt Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P or Fitch), the Applicable Rates shall be determined based on the higher of the Debt Ratings; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody's and BBB- by S&P or Fitch) or more, the Applicable Rates shall be determined based on the Debt Rating that is one higher than the lower of the applicable Debt Ratings. If at any time the Borrower has three (3) Debt Ratings, and such Debt Ratings are not equivalent, then: (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody's and BBB- by S&P or Fitch), the Applicable Rates shall be determined based on the highest of the Debt Ratings; and (B) if the difference between such Debt Ratings is two ratings categories (e.g. Baa1 by Moody's and BBB- by S&P or Fitch) or more, the Applicable Rates shall be determined based on the average of the two (2) highest Debt Ratings, provided that if such average is not a recognized rating category, then the Applicable Rates shall be determined based on the second highest Debt Rating of the three. If at any time the Borrower has only one Debt Rating or has no Debt Ratings, then the Applicable Rates shall be at Pricing Level Category 5. Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date”. Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(f) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Fitch shall change, or if any such rating agency shall cease to be in the business of rating companies or corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation; and

(b)     with respect to any Incremental TL Facility, the applicable rate per annum in effect at such time with respect to such Incremental TL Facility as agreed by the Borrower, the Administrative Agent and the Appropriate Lenders in the Incremental TL Facility Documents with respect to such Incremental TL Facility; provided that (x) if the applicable rate with respect to any Incremental TL Facility is based on the Consolidated Leverage Ratio, such applicable rate shall be subject to the paragraph immediately following the pricing grid in clause (a)(i) above and the provisions of Section 2.10(b) and (y) if the applicable rate with respect to any Incremental TL Facility is based on the Borrower’s Debt Ratings, such applicable rate shall be subject to the paragraph immediately following the pricing grid in clause (a)(ii) above.

Notwithstanding anything to the contrary contained above in this definition~~,~~ or elsewhere, (i) during any Surge Period each Leverage-Based Applicable Rate and each Ratings-Based Applicable Rate applicable to Eurodollar Rate Loans and Base Rate Loans will be increased by 0.35%, (ii) commencing on the Second Amendment Effective Date through and including the Covenant Waiver Period Termination Date, the Applicable Rate shall be (1) with respect to the Revolving Credit Facility, (A) 2.25% for any Eurodollar Rate Loan made thereunder and the Letter of Credit Fee and (B) 1.25% for any Base Rate Loan made thereunder and (2) with respect to the Term A-1 Facility or the Term A-2 Facility, (A) 2.20% for any Eurodollar Rate Loan made thereunder and (B) 1.20% for any Base Rate Loan made thereunder and (iii) in connection with any calculation relating to the Consolidated Leverage Ratio for purposes of the Applicable Rate, the calculated amounts shall be annualized (as more fully described in the definition of Consolidated Leverage Ratio) to the extent the period from the Covenant Waiver Period Termination Date through the then most-recently ended fiscal quarter is not at least four (4) fiscal quarters, in the case of any applicable period that is based on four (4) fiscal quarters.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to the Term A-1 Facility, a Term A-1 Lender, (b) with respect to the Term A-2 Facility, a Term A-2 Lender, (c) with respect to the Revolving Credit Facility, a Revolving Credit Lender, (d) with respect to any Incremental TL Facility, a Lender holding Term Loans of such Incremental TL Facility, (e) with respect to the Letter of Credit Subfacility, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (f) with respect to the Swing Line Subfacility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means ~~MLPFS~~BofA Securities, Inc., KeyBanc Capital Markets, Wells Fargo Securities, LLC, and U.S. Bank National Association, each in its capacity as a joint lead arranger.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means, the period from and including the Closing Date to the earliest of (i) the Revolving Credit Maturity Date, (ii) the date of termination of the Revolving Credit Facility pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~Affected Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 or Section 3.07, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

Notwithstanding anything to the contrary contained herein, at any time that the Base Rate determined in accordance with the foregoing is less than 1.25%, such rate shall be deemed 1.25% for purposes of this Agreement (except for the Term A-1 Hedged Portion and the Term A-2 Hedged Portion).

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Revolving Credit Loan” means a Revolving Credit Loan that is a Base Rate Loan.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Bookrunners” means ~~MLPFS~~BofA Securities, Inc., KeyBanc Capital Markets and Wells Fargo Securities, LLC, each in its capacity as a joint bookrunner.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition, or improvement, of any fixed or capital asset (excluding (i) normal replacements and maintenance which are properly charged to current operations and (ii) expenditures funded for the rebuilding of the affected asset with cash proceeds received by any member of the Consolidated Group as a result of an Insurance and Condemnation Event).

“Capitalization Rate” means, in the case of any property located in the central business district of New York City, San Francisco, Washington, D.C., Los Angeles, Boston or San Diego, seven and one-quarter percent (7.25%), and in the case of any other property, seven and three-quarters percent (7.75%).

“Capitalized Lease” means a lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a)     United States dollars (including such dollars as are held as overnight bank deposits and demand deposits with banks);

(b)     marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(c)     marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(d)     commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody’s;

(e)     time deposits, demand deposits, certificates of deposit, Eurodollar time deposits, time deposit accounts, term deposit accounts or bankers’ acceptances maturing within one year from the date of acquisition thereof or overnight bank deposits, in each case, issued by any bank organized under the laws of the United States of America or any State thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; and

(f)     investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law (including without limitation, Regulation D issued by the FRB), rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)     during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;

(c)     the passage of thirty days from the date upon which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities; or

(d)     the Borrower shall cease, directly or indirectly, to Control any of the other Loan Parties, in each case other than as the result of a release of a Guarantor required under Section ~~10.10(b).~~10.10.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning specified in Section 6.20.

“Collateral Release” means the release of the Liens granted to the Administrative Agent pursuant to the requirements of Section 6.20 and the Pledge Agreement.

“Collateral Release Conditions” means, as at any date, each of the following:

(a)     the Covenant Waiver Period Termination Date has occurred;

(b)     the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days prior to the proposed effective date of the Collateral Release (or such shorter period of time as agreed to by the Administrative Agent in writing), a written notice requesting the Collateral Release;

(c)     either (i) the Consolidated Leverage Ratio as of the last day of each of the two consecutive fiscal quarters ended on or prior to such date is less than or equal to 6.50 to 1.00 or (ii) the Consolidated Leverage Ratio as of the last day of the most recent fiscal quarter ended on or prior to such date is less than or equal 6.00 to 1.00, in each case, as reflected on the Compliance Certificate(s) for the relevant period(s) delivered pursuant to Section 6.02(a); provided that in connection with any calculation of the Consolidated Leverage Ratio for purposes of this clause (c), the calculated amounts shall be annualized (as more fully described in the definition of Consolidated Leverage Ratio) to the extent the period from the Covenant Waiver Period Termination Date through the then most-recently ended fiscal quarter is not at least four (4) fiscal quarters, in the case of any applicable period that is based on four (4) fiscal quarters;

(d)     no Collateral secures any other Indebtedness (except Indebtedness in respect of which such Lien shall be released substantially concurrently with the release hereunder);

(e)     immediately before and immediately after giving effect to the Collateral Release, (i) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, in the case of Section 5.19, all respects) on and as of the effective date of the Collateral Release, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date (including such earlier date set forth in the foregoing clause (x)) after giving effect to such qualification and (z) for purposes of this definition, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (ii) no Default exists or would result therefrom; and

(f)     the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower dated the proposed effective date of the Collateral Release certifying to the Administrative Agent that the conditions in clauses (c) through (e) above have been satisfied.

“Commitments” means, collectively, the Revolving Credit Commitments, Term A-1 Commitments and Term A-2 Commitments.

“Committed Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Committed Loan” means a Term Loan or a Revolving Credit Loan, as the context may require.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means for any period, determined in accordance with GAAP and without duplication, the sum of (a) Net Income (or Loss) of the Borrower and its Subsidiaries on a consolidated basis, plus (b) the following (but only to the extent included in the calculation of such Net Income (or Loss)): (i) depreciation and amortization expense; (ii) Consolidated Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; (v) gains and losses from sales of assets; (vi) closing costs related to the acquisition of properties that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period; (vii) all non-cash items with respect to straight-lining of rents materially decreasing Net Income (or Loss) for such period, (viii) all other non-cash items decreasing Net Income (or Loss) (including non-cash expenses or losses with respect to any long-term ground lease or building lease that is treated as a capital lease in accordance with GAAP), minus (c) (i) all non-cash items with respect to straight-lining of rents materially increasing Net Income (or Loss) for such period and (ii) all other non-cash items increasing Net Income (or Loss) for such period (including non-cash revenues or gains with respect to any long-term ground lease or building lease that is treated as a capital lease in accordance with GAAP); provided, that to the extent that calculations under clauses (a), (b) and (c) above include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include the Consolidated Group Pro Rata Share of such items attributable to the Consolidated Group’s interests in Unconsolidated Affiliates.

“Consolidated Fixed Charges” means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (a) Consolidated Interest Expense for such period, (b) all regularly scheduled principal payments made or required to be made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon or bullet payments necessary to repay maturing Indebtedness in full, (c) all Preferred Distributions paid (or amounts divided or distributed to the Borrower and which are used by the Borrower to make Preferred Distributions) during such period, and (d) the Consolidated Group Pro Rata Share of the foregoing items and components referenced in clauses (a) through (c) attributable to the Consolidated Group’s interests in Unconsolidated Affiliates.

“Consolidated Group” means, collectively, the Loan Parties and their Consolidated Subsidiaries.

“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate or any non-Wholly Owned Subsidiary, the percentage interest held by the Borrower and its Wholly Owned Subsidiaries, in the aggregate, in such Person determined by calculating the percentage of Equity Interests of such Person owned by the Borrower and its Wholly Owned Subsidiaries.

“Consolidated Implied Interest Expense” means, with respect to any item of Consolidated Unsecured Indebtedness at any time, the greater of (i) the actual Consolidated Interest Expense attributable thereto and (ii) Consolidated Interest Expense attributable thereto assuming such Consolidated Unsecured Indebtedness bore interest at a per annum rate of 6.00%.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of (i) the Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of the Interest Expense attributable to the Consolidated Group’s interests in Unconsolidated Affiliates.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Net Indebtedness as of such date to (b) Consolidated EBITDA for the appropriate period (as set forth below) most recently ended as of such date, determined as follows (i) from the Covenant Waiver Period Termination Date through the last day of the fiscal quarter during which the Covenant Waiver Period Termination Date occurs, Consolidated EBITDA shall be measured as Consolidated EBITDA for the one fiscal quarter period most recently ended as of such date, multiplied by 4, (ii) from the first day of the fiscal quarter immediately following the fiscal quarter during which the Covenant Waiver Period Termination Date occurs through the last day of such fiscal quarter, Consolidated EBITDA shall be measured as Consolidated EBITDA for the two fiscal quarter period most recently ended as of such date, multiplied by 2, (iii) from the first day of the second fiscal quarter following the fiscal quarter during which the Covenant Waiver Period Termination Date occurs through the last day of such fiscal quarter, Consolidated EBITDA shall be measured as Consolidated EBITDA for the three fiscal quarter period most recently ended as of such date, multiplied by 4/3 and (iv) in the case of each fiscal quarter ending thereafter, Consolidated EBITDA shall be measured as Consolidated EBITDA for the period of four full fiscal quarters then most recently ended~~, in each case as of such date~~.

“Consolidated Secured Indebtedness” means, at any time, the portion of Consolidated Total Indebtedness at such time that is Secured Indebtedness.

“Consolidated Secured Recourse Indebtedness” means, at any time, Consolidated Secured Indebtedness that is not Non-Recourse Indebtedness.

“Consolidated Subsidiaries” means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes under GAAP. Unless otherwise specified, all references herein to “Consolidated Subsidiaries” shall refer to the Consolidated Subsidiaries of the Borrower.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders’ Equity of the Borrower and its Subsidiaries on that date minus the Intangible Assets of the Borrower and its Subsidiaries on that date, plus (c) all accumulated depreciation and amortization of the Borrower and its Subsidiaries on a consolidated basis, in each case on a consolidated basis determined in accordance with GAAP.

“Consolidated Total Assets” means, at any time, on a consolidated basis for the Borrower and its Subsidiaries, an amount equal to the aggregate undepreciated book value of (i) all assets owned by the Borrower and its Subsidiaries on a consolidated basis and (ii) the Consolidated Group Pro Rata Share of assets owned by Unconsolidated Affiliates, less (a) Intangible Assets and (b) the Consolidated Group Pro Rata Share of Intangible Assets attributable to the Consolidated Group’s interests in Unconsolidated Affiliates; provided, that notwithstanding the foregoing any Investments in excess of the following limitations on specified classes of Investments shall be excluded from calculations of Consolidated Total Assets:

1.

unimproved land holdings (including investments made through the purchase or other acquisition of all of the Equity Interests in any Person that owns unimproved land holdings) in an aggregate amount in excess of five percent (5%) of Consolidated Total Assets;

2.	mortgages, mezzanine loans and notes receivable in excess of fifteen percent (15%) of Consolidated Total Assets;
3.	real properties under development in an aggregate amount in excess of fifteen percent (15%) of Consolidated Total Assets;
4.	Unconsolidated Affiliates in an aggregate amount in excess of fifteen percent (15%) of Consolidated Total Assets;

5.	Equity Interests in Persons that are not Unconsolidated Affiliates or Consolidated Subsidiaries in an aggregate amount in excess of five percent (5%) of Consolidated Total Assets; and
6.

Non-hotel related assets or activities (including investments made through the purchase or other acquisition of all of the Equity Interests in any Person that owns non-hotel related assets) in an aggregate amount in excess of five percent (5%) of Consolidated Total Assets.

In addition, the aggregate amount of Investments in the specified classes of assets identified in clauses 1 through 6 above that is in excess of thirty percent (30%) of Consolidated Total Assets shall be excluded from calculations of Consolidated Total Assets.

Determinations of whether an Investment has resulted in an excess contribution to Consolidated Total Assets will be made after giving effect to that Investment.

“Consolidated Total Indebtedness” means, as of any date of determination, the then aggregate outstanding amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Total Net Indebtedness” means, as of any date of determination, (a) Consolidated Total Indebtedness minus (b) the Unrestricted Cash Amount.

“Consolidated Unsecured Indebtedness” means, at any time, the ~~portion~~then aggregate amount of Consolidated Total Indebtedness that at such time ~~that is not Secured~~constitutes Unsecured Indebtedness.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Percentage” means, with respect to any Other Debt Prepayment, the quotient (expressed as a percentage carried out to the ninth decimal place) equal to (i) the amount of such Other Debt Prepayment divided by (ii) the aggregate outstanding amount of the Indebtedness to which such Other Debt Prepayment is applied determined immediately prior to the making of such Other Debt Prepayment.

“Covenant Waiver Period” means the period commencing on the Second Amendment Effective Date and ending on the earlier to occur of (a) the date the Borrower is required to deliver a duly completed Compliance Certificate for the fiscal quarter ending June 30, 2021 pursuant to Section 6.02(a) (or, if earlier, the date on which the Borrower delivers such Compliance Certificate pursuant to Section 6.02(a)) and (b) the date the Borrower delivers a Compliance Certificate in accordance with Section 6.02(a) with respect to any fiscal quarter ending after the Second Amendment Effective Date but prior to June 30, 2021, together with a written notice to the

Administrative Agent irrevocably electing to terminate the Covenant Waiver Period concurrently with such delivery.

“Covenant Waiver Period Termination Date” means the earlier date occurring under clauses (a) and (b) of the definition of “Covenant Waiver Period”.

“COVID-19 Relief Funds” means funds or credit or other support received by the Borrower or any Subsidiary of the Borrower from, or with the credit or other support of, any Governmental Authority, and incurred with the intent to mitigate (in the good faith determination of the Borrower) through liquidity or other financial relief the impact of the COVID-19 global pandemic on the business and operations of the Borrower and its Subsidiaries.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Creditor Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Swap Banks, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons to whom the Obligations are owing.

“Customary Non-Recourse Carve-Outs” means, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for fraud, misapplication of funds, environmental claims, voluntary bankruptcy, collusive involuntary bankruptcy and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money (including Guarantees thereof) by any member of the Consolidated Group.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate”.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate for Base Rate Loans under the Revolving Credit Facility, plus (iii) 2.00% per annum; provided, however, that (x) with respect to a Base Rate Loan, the Default Rate shall be an interest rate equal to (i) the Base Rate, plus (ii) the Applicable Rate for Base Rate Loans for the Facility under which such Loan was made, plus (iii) 2.00% per annum and (y) with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to (i) the Eurodollar Rate, plus (ii) the Applicable Rate for Eurodollar Rate Loans for the Facility under which such Loan was made, plus (iii) 2.00% per annum, and (b)

when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate then applicable to Letter of Credit Fees, plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit, Swing Line Loans or amounts payable pursuant to Section 11.04(c)) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit J.

“Direct Owner” has the meaning specified in the definition of “Unencumbered Eligible Property”.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction, division, merger or disposition of Equity Interests) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Division Successor pursuant to a Division. For the avoidance of doubt, (a) the disposition of Equity Interests in a Subsidiary of the Borrower or the issuance of Equity Interests by a Subsidiary of the Borrower, in each case to a Person other than the Borrower or a Wholly Owned Subsidiary thereof, shall be deemed a Disposition of such Equity Interests to the recipient thereof and (b) leases of personal or real property (other than sale and leaseback transactions) entered into in the ordinary course of business shall not be deemed to be Dispositions.

“Distribution” means any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of any Guarantor, the Borrower, or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class, (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of any Guarantor, the Borrower, or any of their respective Subsidiaries now or hereafter outstanding and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of any Guarantor, the Borrower, or any of their respective Subsidiaries now or hereafter outstanding.

“Dividing Person” has the meaning given that term in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member

Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Ground Lease” means a ground lease as to which no default or event of default has occurred or with the passage of time or the giving of notice would occur and containing the following terms and conditions: (a) a remaining term (inclusive of any unexercised extension options) of twenty-five (25) years or more from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by the Borrower of shares of its Equity Interests to any Person (other than any Affiliates), including in connection with the exercise of options or warrants or the conversion of any debt securities to equity and including any equity-linked securities and convertible debt securities.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a)     for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)     for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything to the contrary contained herein, at any time that the Eurodollar Rate determined in accordance with the foregoing is less than ~~zero~~0.25%, such rate shall be deemed ~~zero~~0.25% for purposes of this Agreement (except for ~~any portion of Term A-1 Loan or Term A-2 Loan that is subject to a hedge or swap (or other similar) agreement as certified by the Borrower in writing to the Administrative Agent~~the Term A-1 Hedged Portion and the Term A-2 Hedged Portion).

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Disposition” means a Disposition (a) of personal property not constituting Equity Interests to the extent that such personal property is not necessary for, or the Disposition thereof is not materially adverse to the ability of, the Person Disposing of such assets to operate the business in the same manner as operated on the Second Amendment Effective Date and made in the ordinary course of business, (b) of any property by one member of the Consolidated Group to another member thereof (excluding Dispositions made at any time during the Covenant Waiver Period to a Person that is not a Wholly Owned Subsidiary) or (c) that results from an Insurance and Condemnation Event occurring during the Covenant Waiver Period (solely to the extent that the Borrower shall have confirmed in writing to the Administrative Agent that the Borrower has a reasonable expectation to reinvest such Net Cash Proceeds from such Insurance and Condemnation Event in the restoration or rebuilding of the applicable affected asset).

“Excluded Indebtedness” means (a) Indebtedness for borrowed money expressly permitted to be incurred or issued in reliance on clause (i), (ii), (iii), (iv) or (v) of Section 7.03(a), excluding any such Indebtedness that constitutes Permitted Refinancing Indebtedness to the extent that the proceeds thereof are required pursuant to the definition of Permitted Refinancing Indebtedness to be applied as a mandatory prepayment in accordance with Section 2.05(d) and (b) to the extent elected by the Borrower in a writing furnished to the Administrative Agent prior to the incurrence thereof, Indebtedness for borrowed money incurred in reliance on clause (vi) of Section 7.03(a).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such

Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.12 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the introductory paragraph hereto.

“Existing Note” means a Note (as defined in the Existing Credit Agreement).

“Extension Notice” has the meaning specified in Section 2.14(a).

“Facility” means the Revolving Credit Facility, the Term A-1 Facility, the Term A-2 Facility and each Incremental TL Facility, as the context may require, and “Facilities” is a collective reference to the Term Facilities and the Revolving Credit Facility.

“Facility Fee” has the meaning specified in Section 2.09(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated June 6, 2018, among the Borrower, the Administrative Agent, the Bookrunners and the affiliated Lenders of the Bookrunners.

“FF&E Reserve” means, for any Real Estate for any period, an amount equal to four percent (4%) of Gross Revenues from such Real Estate for such period.

“First Extended Revolving Credit Maturity Date” has the meaning specified in Section 2.14(a).

“Fitch” means Fitch, Inc. and any successor thereto.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Franchise Agreement” means a license or franchise agreement between a Loan Party and a Franchisor.

“Franchisor” means a Person that licenses or franchises its hotel brand to hotel owners or operators.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds From Operations” means, with respect to any period and without double counting, an amount equal to the Net Income (or Loss) of the Borrower and its Subsidiaries for such period, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that “Funds From Operations” shall exclude impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges as evidenced by a certification of a Responsible Officer of the Borrower containing calculations in reasonable detail satisfactory to the Administrative Agent. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect “Funds From Operations” on the same basis. In addition, “Funds from Operations” shall be adjusted to remove any impact of the expensing of acquisition costs pursuant to FAS 141 (revised), as issued by the Financial Accounting Standards Board in December of 2007, and effective January 1, 2009, including, without limitation, (i) the addition to Net Income (or Loss) of costs and expenses related to ongoing consummated acquisition transactions during such period; and (ii) the subtraction from Net Income (or Loss) of costs and expenses related to acquisition transactions terminated during such period.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Gross Revenues” means, with respect to any Real Estate, all revenues and receipts of any kind derived from owning or operating such Real Estate determined in accordance with GAAP.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 10.01.

“Guarantor Release Notice” has the meaning specified in Section 10.10(b).

“Guarantors” means, collectively, (a) each Subsidiary of the Borrower that, as of the Closing Date, is a Direct Owner or Indirect Owner of any Unencumbered Eligible Property, (b) each other Subsidiary of the Borrower that joins as a Guarantor pursuant to Section 6.12 or otherwise, in each case under clauses (a) and (b), together with their successors and permitted assigns, to the extent such Subsidiary has not been released from its obligations hereunder in accordance with Section 10.10, (c) each Subsidiary of the Borrower that is reinstated as a Guarantor, in each case, together with their successors and permitted assigns, to the extent such Subsidiary has not been released from its obligations hereunder in accordance with Section 10.10 following such reinstatement and (d) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower.

“Guaranty” means the Guaranty made by the Guarantors under Article X in favor of the Creditor Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Change Notice” has the meaning specified in Section 2.19.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Hotel Property” means Real Estate upon which is located an operating hotel property.

“Huntington Term Loan” has the meaning specified in the Intercreditor Agreement

“Huntington Term Loan Obligations” has the meaning specified in the Intercreditor Agreement.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Loans” has the meaning specified in Section 3.03.

“Increase Effective Date” has the meaning specified in Section 2.15(b).

“Incremental Facilities” has the meaning specified in Section 2.15(a)

“Incremental Revolving Increase” has the meaning specified in Section 2.15(a).

“Incremental Term A-1 Increase” has the meaning specified in Section 2.15(a).

“Incremental Term A-2 Increase” has the meaning specified in Section 2.15(a).

“Incremental TL Facility” has the meaning specified in Section 2.15(a).

“Incremental TL Facility Documents” means, with respect to any Incremental TL Facility, each agreement, instrument and other document evidencing, securing, guaranteeing, or otherwise relating to such Incremental TL Facility, including any applicable New Lender Joinder Agreement.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)     all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)     all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, excluding up to $3,000,000 of contingent obligations arising under letters of credit other than Letters of Credit;

(c)     net obligations of such Person under any Swap Contract; provided, that if the aggregate net amount of all such obligations is less than $0, the amount of such Person’s Indebtedness under this clause (c) shall be $0;

(d)     all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e)     indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)     capital leases and Synthetic Lease Obligations;

(g)     all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)     all Off-Balance Sheet Arrangements of such Person; and

(i)     all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, (i) Indebtedness shall include the Consolidated Group Pro Rata Share of the foregoing items and components attributable to Indebtedness of Unconsolidated Affiliates, (ii) Indebtedness of any Person shall not include equipment leases entered into in the ordinary course of business that are treated as operating leases in accordance with GAAP and (iii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Indirect Owner” has the meaning specified in the definition of “Unencumbered Eligible Property”.

“Information” has the meaning specified in Section 11.07.

“Insurance and Condemnation Event” means the receipt by any member of the Consolidated Group of any cash casualty insurance proceeds (for clarity, excluding insurance proceeds for financial (and not property) losses, such as business interruption insurance proceeds) or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective real or personal property.

“Initial Revolving Credit Maturity Date” means July 27, 2022.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, excluding lease intangibles but including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Second Amendment Effective Date, by and among (a) the Administrative Agent (in its capacity as Credit Facility Collateral Agent thereunder), (b) the Huntington Collateral Agent, the PNC Collateral Agent, the Regions Collateral Agent and the Prudential Collateral Agent (as such terms are defined in the Intercreditor Agreement), (c) the Borrower, (d) the Subsidiaries of the Borrower from time to time party thereto and (e) any Additional Collateral Agent (as such term is defined in the Intercreditor Agreement) from time to time party thereto.

“Intercreditor Indebtedness” means the Regions Term Loan Obligations, the Huntington Term Loan Obligations, the PNC Term Loan Obligations, the Prudential Note Agreement Obligations and any Additional Pari Passu Lien Obligations, in each case, so long as such Indebtedness remains subject to the Intercreditor Agreement.

“Interest Expense” means, for any period with respect to any Person, without duplication, interest (whether accrued or paid) actually payable, excluding non-cash interest expense but including capitalized interest not funded under an interest reserve pursuant to a specific debt obligation together with the interest portion of payments on Capitalized Leases.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two or three months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is six months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(i)     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)     any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)     no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (d) the purchase, acquisition or other investment in any real property or real property-related assets (including, without limitation, mortgage loans and other real estate-related debt investments, investments in land holdings, and costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. For purposes hereof, the disposition of Equity Interests in a Subsidiary of the Borrower or the issuance of Equity Interests by a Subsidiary of the Borrower, in each case to a Person other than the Borrower or a Wholly Owned Subsidiary thereof, shall be deemed an Investment in the recipient of such Equity Interests.

“Investment Grade Credit Rating” means receipt of two Debt Ratings of BBB- or higher by S&P or Fitch, or Baa3 or higher by Moody’s.

“Investment Grade Permitted Release” has the meaning specified in Section 10.10(a).

“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (i) the Borrower has obtained an Investment Grade Credit Rating and (ii) the Borrower has delivered to the Administrative Agent an Officer’s Certificate (x) certifying that an Investment Grade Credit Rating has been obtained and is in effect (which certification shall also set forth the Debt Ratings received, if any, from each of S&P, Moody’s and Fitch as of such date) and (y) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Rate apply to the pricing of the Facilities.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“KeyBank” means KeyBank National Association and its successors.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Draw Notice” has the meaning specified in Section 2.03(c)(i).

“L/C Issuer” means Bank of America, KeyBank or Wells Fargo in such Person’s capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Reimbursement Date” has the meaning specified in Section 2.03(c)(i).

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lender Swap Contract” means any interest rate Swap Contract not prohibited by Article VI or VII that is entered into by and between the Borrower and any Swap Bank.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Issuance Expiration Date” means the day that is seven days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Subfacility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the L/C Issuers’ Letter of Credit Sublimits at such time and (b) the Revolving Credit Facility at such time. The Letter of Credit Subfacility is part of, and not in addition to, the Revolving Credit Facility. On the Closing Date, the amount of the Letter of Credit Subfacility is $25,000,000.

“Letter of Credit Sublimit” means, as to each L/C Issuer, its agreement as set forth in Section 2.03 to issue, amend and extend Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed (subject to the discretion of such L/C Issuer pursuant to Section 2.03(a)(iii)(F)) the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Letter of Credit Sublimit” or opposite such caption in the Assignment and Assumption, Joinder Agreement or other documentation, which other documentation shall be in form and substance satisfactory to the Administrative Agent, pursuant to which such L/C Issuer becomes an L/C Issuer hereunder, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Leverage-Based Applicable Rate” has the meaning specified in the definition of “Applicable Rate”.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 3.07.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to (a) the definitions of Applicable Rate, Base Rate, Eurodollar Rate, Interest Period, Leverage-Based Applicable Rate and/or Ratings-Based Applicable Rate, (b) timing and frequency of determining rates and making payments of interest and (c) other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to (i) reflect the adoption of such LIBOR Successor Rate and (ii) permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, as of any date of determination, the sum of (i) Unrestricted Cash and (ii) an amount equal to the aggregate unused Commitments hereunder and unused commitments under other credit facilities of the Borrower permitted under Section 7.03, in each case, available to be drawn without the waiver of any conditions precedent to such draw.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, any Pledge Agreement, the Intercreditor Agreement and the Fee Letter.

“Loan Parties” means, collectively, the Borrower and each Guarantor, and after the Borrower obtains an Investment Grade Credit Rating shall also include each Direct Owner and Indirect Owner of each Unencumbered Eligible Property regardless of whether such Person is a Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Management Agreement” means an agreement entered into by any Loan Party pursuant to which it engages a Manager to manage and operate a Hotel Property.

“Manager” means the management company that manages and operates a Hotel Property pursuant to the Management Agreement for such Hotel Property.

“Material Acquisition” means an acquisition by a member of the Consolidated Group, pursuant to one transaction or a series of related transactions occurring contemporaneously, of one or more entities or property portfolios with total assets or having a total asset value, as applicable, of at least $250,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $20,000,000 or more in any year or that is otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, other than agreements pursuant to which Indebtedness is incurred.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the Revolving Credit Maturity Date, (b) with respect to the Term A-1 Facility, the Term A-1 Maturity Date, (c) with respect to the Term A-2 Facility, the Term A-2 Maturity Date and (d) with respect to any Incremental TL Facility, subject to Section 2.15(a), the date set forth in the applicable Incremental TL Facility Documents as the “Maturity Date” for such Term Facility or, if the applicable Incremental TL Facility Documents fail to specify a “Maturity Date”, the Maturity Date shall be the latest Maturity Date (giving effect to any available extension options) of any then existing Facility; provided, however, that, in each case under clause (d), if such date is not a Business Day, the Maturity Date of such Incremental TL Facility shall be the next preceding Business Day

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii), or (a)(iii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers, in their sole discretion.

~~“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date).~~

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, ~~with respect to any issuance or sale by the Borrower of any of its Equity Interests, the excess of (i) the sum of the cash and Cash Equivalents received by the Borrower in connection with such issuance or sale, less (ii) underwriting discounts and commissions, and other reasonable out-of-pocket expenses, incurred by the Borrower in connection with such issuance or sale, other than any such amounts paid or payable to an Affiliate of the Borrower.~~as applicable,

(a) with respect to any Disposition or Insurance and Condemnation Event, all cash and Cash Equivalents received by any Loan Party or any of its Subsidiaries therefrom (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) in connection with such transaction less the sum of (i) any Tax Distributions and all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such Tax Distributions or estimated taxes exceed the amount of actual Tax Distributions or taxes required to be paid in cash in respect of such Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event (including, to the extent reasonable and customary, underwriting discounts and commissions but excluding any payments to Affiliates of a Loan Party), (iii) the principal amount of, premium, if any, and interest on any Indebtedness (other than Indebtedness under the Loan Documents) secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP or as otherwise required pursuant to the documentation with respect to such Disposition or Insurance and Condemnation Event, (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such Disposition and (D) contractually required to be reserved for the payment of indemnification obligations; provided that, to the extent and at the time any such amounts are released from such reserve and received by such Loan Party or any of its Subsidiaries, such amounts shall constitute Net Cash Proceeds, and

(b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by members of the Consolidated Group therefrom less the sum of (i) all reasonable and customary fees, commissions, investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees, costs, underwriting discounts and other reasonable and customary expenses incurred in connection therewith except to the extent paid to an Affiliate of a Loan Party and (ii) amounts required to be deposited or maintained in segregated accounts as reserves in connection with any such Debt Issuance; provided, however, that in the case of any Debt Issuance constituting Permitted Refinancing Indebtedness, such proceeds shall be limited to the amount determined pursuant to clause (a) of the definition thereof.

For purposes hereof, Net Cash Proceeds received by any Subsidiary of the Borrower other than a Wholly Owned Subsidiary of the Borrower shall equal a percentage of the Net Cash Proceeds received by such Subsidiary pursuant to clause (a) or (b) above equal to the percentage that corresponds to the Consolidated Group Pro Rata Share in such recipient.

“Net Income (or Loss)” means, with respect to any Person (or any asset of any Person) for any period, the sum of (i) the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP and (ii) the Consolidated Group Pro Rata Share of the net income (or loss) attributable to Unconsolidated Affiliates.

“Net Operating Income” means, for any Real Estate and for a given period, an amount equal to the sum of (a) gross revenues (including interest income received in the ordinary course of business from such Real Estate) but excluding any non-recurring revenue for such period minus (b) all expenses paid or accrued and related to the ownership, operation, or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of Borrower and its Subsidiaries and any property management fees), minus (c) the greater of (i) actual management fees of such Real Estate or (ii) an amount equal to three percent (3%) of the Gross Revenues from such Real Estate, plus (d) to the extent deducted from gross revenues in the determination of Net Operating Income, closing costs related to the acquisition of such Real Estate that were capitalized prior to FAS 141-R which do not represent a recurring cash item in such period or in any future period, in each case for or incurred during the applicable period. Net Operating Income shall not include any proceeds of any condemnation award paid in connection with any temporary or permanent taking or other condemnation of any part of a Hotel Property, any proceeds of casualty or other insurance policies received with respect to a Hotel Property (other than proceeds of business interruption insurance received with respect to the applicable period), or the proceeds of any sale, assignment, conveyance, transfer, exchange, disposition, pledge, mortgage or other encumbrance of all or any portion of a Hotel Property.

“New Lender Joinder Agreement” has the meaning specified in Section 2.15(c)(ii).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Indebtedness” means, with respect to a Person, (a) any Indebtedness of such Person in respect of which recourse for payment (except for Customary Non-Recourse Carve-Outs) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness, (b) if such Person is a Single Asset Entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness of such Single Asset Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness of a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) the holder of such Indebtedness may not look to such Single Asset Holding Company personally for repayment, other than to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or pursuant to Customary Non-Recourse Carve-Outs or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of such Single Asset Entity.

“Note” means a Term A-1 Note, a Term A-2 Note, a Revolving Credit Note or any promissory note made by the Borrower in favor of a Term Lender under an Incremental TL Facility evidencing Term Loans made by such Term Lender under such Incremental TL Facility in a form agreed among the Borrower, the Administrative Agent and the Appropriate Lenders, as the context may require.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (b) all obligations arising under Lender Swap Contracts and (c) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Arrangement” means any transaction, agreement or other contractual arrangement to which a Person that is not consolidated with the Borrower is a party, under which any member of the Consolidated Group has:

(a)     any obligation under a guarantee contract that has any of the characteristics identified in FASB ASC 460-10-15-4;

(b)     a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

(c)     any obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument, except that it is both indexed to the Borrower’s stock and classified in stockholders’ equity in the Borrower’s statement of financial position, as described in FASB ASC 815-10-15-74; or

(d)     any obligation, including a contingent obligation, arising out of a variable interest (as defined in the FASB ASC Master Glossary) in an unconsolidated entity that is held by, and material to, any member of the Consolidated Group, where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with, any member of the Consolidated Group.

“Operating Lease” means with respect to any Hotel Property, the lease thereof between the Borrower or other Loan Party that is the owner or ground lessee thereof and the Loan Party that is the operating lessee thereunder.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Debt Prepayment” has the meaning specified in Section 7.20.

“Other Facilities” means, collectively, (a) the Term Facilities, (b) the PNC Term Loan, (c) the Regions Term Loan, (d) the Huntington Term Loan and (e) the Prudential Loans.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Pari Passu Obligations” means Indebtedness that is not Secured Indebtedness of the Borrower or any Guarantor (exclusive of the Obligations) owing to a Person that is not a member of the Consolidated Group or an Affiliate thereof.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Equity Encumbrances” means

(a)     Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04; ~~and~~

(b)     Permitted Pari Passu Encumbrances;

(c)     Liens pursuant to any Loan Document; and

(d)     Liens on assets securing Intercreditor Indebtedness on a basis that is pari passu (or junior) to Liens on such assets securing the Obligations, so long as such Liens are subject to the Intercreditor Agreement.

“Permitted Pari Passu Encumbrances” means encumbrances that are contained in documentation evidencing or governing Pari Passu Obligations which encumbrances are the result of (i) limitations on the ability of a Loan Party or any of its Subsidiaries to transfer or encumber property which limitations, taken as a whole, are substantially the same as or less restrictive than those contained in this Agreement or (ii) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that the Obligations are secured.

“Permitted Property Encumbrances” means:

(a)     Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04;

(b)     carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(c)     easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(d)     rights of lessors under Eligible Ground Leases;

(e)     (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness, and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any of the Borrower or its Subsidiaries; and

(f)     Permitted Pari Passu Encumbrances;

provided that the term “Permitted Property Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Refinancing Indebtedness” means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace Indebtedness that is outstanding as of the Second Amendment Effective Date (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) to the extent the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is greater than the sum of (i) the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, (ii) an amount equal to any original issue discount thereon, (iii) the amount of unpaid accrued interest and premium thereon, (iv) customary reserves required to be funded and maintained in connection with such Refinancing Indebtedness, and (v) other reasonable and customary amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, such excess shall be applied as a mandatory prepayment in accordance with Section 2.05(d); (b) no scheduled amortization or maturity of such Refinancing Indebtedness shall occur prior to the sixth anniversary of the Second Amendment Effective Date; provided that Refinancing Indebtedness secured by real property may provide for customary mortgage-style amortization based on a term of not less than 25 years, (c) such Refinancing Indebtedness shall not be secured by Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement (other than Guarantees of such Indebtedness for which recourse is limited to Customary Non-Recourse Carve-Outs) and (e) no Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means a pledge agreement in substantially the form of Exhibit K (together with each other pledge agreement, pledge amendment and pledge supplement delivered pursuant to Section 6.20 or such pledge agreement), among the Borrower, the Guarantors party thereto from time to time, and the Administrative Agent, for the benefit of itself and the other Creditor Parties, as the same may be amended, restated or otherwise modified from time to time.

“PNC Term Loan” has the meaning specified in the Intercreditor Agreement

“PNC Term Loan Obligations” has the meaning specified in the Intercreditor Agreement.

“Preferred Distributions” means, for any period and without duplication, all Distributions paid during such period on Preferred Securities issued by the Borrower or any of the Borrower's Subsidiaries. Preferred Distributions shall not include dividends or distributions (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; or (b) paid or payable to the Borrower or any of its Subsidiaries.

“Preferred Securities” means with respect to any Person, Equity Interests in such Person, which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

“Prepayment Percentage” means, with respect to:

(a)     the Revolving Credit Facility, 32.818532819%;

(b)     the Term A-1 Facility, 15.444015444%;

(c)     the Term A-2 Facility, 17.374517375%;

(d)     the Huntington Term Loan, 6.563706564%;

(e)     the PNC Term Loan, 6.563706564%;

(f)     the Regions Term Loan, 17.374517375%; and

(g)     the Prudential Loans, 3.861003861%.

“Pro Forma Basis” means, for purposes of calculating compliance with Section 7.11 in respect of a proposed transaction, such transaction shall be deemed to have occurred as of the first day of the four (4) fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, “transaction” means (a) any incurrence or assumption of Indebtedness, (b) any removal of a property as an Unencumbered Eligible Property or any Disposition of any Person or property or (c) any acquisition of any Person (whether by merger or otherwise) or property. In connection with any calculation relating to Section 7.11 and any calculation of the Consolidated Leverage Ratio for purposes of the Applicable Rate upon giving effect to a transaction on a Pro Forma Basis:

(i)     for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness, any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;

(ii)     for purposes of any such calculation in respect of any removal of a property as an Unencumbered Eligible Property or any Disposition of any Person or property, (A)

income statement items (whether positive or negative) attributable to such Person or property disposed of or removed shall be excluded, (B) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period, and (C) pro forma adjustments shall be included to the extent that such adjustments would give effect to events that are (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Consolidated Group and (3) factually supportable (in the judgment of the Administrative Agent); and

(iii)     for purposes of any such calculation in respect of any Investment in or acquisition of any Person (whether by merger or otherwise) or property, (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired shall be deemed to be included as of the first day of the applicable period, and (B) pro forma adjustments (with the calculated amounts annualized to the extent the period from the date of such acquisition through the most-recently ended fiscal quarter is not at least twelve (12) months or four (4) fiscal quarters, in the case of any applicable period that is based on twelve months or four (4) fiscal quarters) shall be included to the extent that such adjustments would give effect to events that are (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Consolidated Group and (3) factually supportable (in the judgment of the Administrative Agent).

“Pro Forma Closing Date Compliance Certificate” has the meaning specified in Section 4.01(a)(ix).

“Prudential Loans” has the meaning specified in the Intercreditor Agreement.

“Prudential Note Agreement Obligations” has the meaning specified in the Intercreditor Agreement.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, at any time, each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratings-Based Applicable Rate” has the meaning specified in the definition of “Applicable Rate”.

“Real Estate” means all real property at any time owned, or leased (in whole or in part) pursuant to an Eligible Ground Lease, by the Borrower or any of its Subsidiaries, including, without limitation, Unencumbered Eligible Properties.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Indebtedness” means Indebtedness (other than Indebtedness under the Loan Documents) that is not Non-Recourse Indebtedness.

“Regions Term Loan” has the meaning specified in the Intercreditor Agreement

“Regions Term Loan Obligations” has the meaning specified in the Intercreditor Agreement.

“Register” has the meaning specified in Section 11.06(c).

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under the provisions of Sections 856 et seq. of the Code and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, auditors (including internal auditors), attorneys and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Relevant Payment” has the meaning specified in Section 10.11.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Financial Information” means, with respect to each fiscal period or quarter of the Borrower (a) the financial statements required to be delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b) and (b) the Compliance Certificate required to be delivered to the Administrative Agent pursuant to Section 6.02(a).

“Required Incremental TL Facility Lenders” means, as of any date of determination, with respect to any Incremental TL Facility, Lenders holding more than 50% of the Outstanding Amount of Loans under such Incremental TL Facility on such date; provided that the portion of such Incremental TL Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental TL Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Commitments; provided that (i) the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (ii) the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Swing Line Lender (in the case of a Swing Line Loan) or the applicable L/C Issuer (in the case of Unreimbursed Amounts) in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided, further, that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender has failed to fund that have not been reallocated and funded by another Lender shall be deemed to be held by the Swing Line Lender (in the case of a Swing Line Loan) or the applicable L/C Issuer (in the case of Unreimbursed Amounts) in making such determination.

“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Lenders holding more than 50% of the Outstanding Amount of the Term A-1 Facility on such date; provided that the portion of the Term A-1 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.

“Required Term A-2 Lenders” means, as of any date of determination, Term A-2 Lenders holding more than 50% of the Outstanding Amount of the Term A-2 Facility on such date; provided that the portion of the Term A-2 Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-2 Lenders.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party or any entity authorized to act on behalf of such Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or entity authorized to act on behalf of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party designated in or pursuant to an agreement between the applicable Loan Party or entity authorized to act on behalf of such Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party, or entity authorized to act on behalf of such Loan Party, shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Revolver Usage” means, with respect to any day, the ratio (expressed as a percentage) of (a) the sum of (i) the Outstanding Amount of Revolving Credit Loans on such day and (ii) the Outstanding Amount of L/C Obligations on such day to (b) the Revolving Credit Commitments in effect on such day. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Commitments for purposes of determining “Revolver Usage”.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time; provided that the Revolving Credit Exposure of (i) the Lender acting as the Swing Line Lender shall include the Outstanding Amount of all Swing Line Loans made by such Lender and (ii) each Lender that is an L/C Issuer shall include the Outstanding Amount of all L/C Obligations with respect to Letters of Credit issued by such L/C Issuer.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. On the Closing Date, the Revolving Credit Facility is $425,000,000.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or holds a Revolving Credit Loan at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Credit Maturity Date” means the later of (i) the Initial Revolving Credit Maturity Date and (ii) if the Initial Revolving Credit Maturity Date is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Revolving Credit Maturity Date shall be the next preceding Business Day.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Scheduled Unavailability Date” has the meaning specified in Section 3.07(a)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Effective Date” means June 5, 2020.

“Secured Indebtedness” means, with respect to any Person, all Indebtedness of such Person that is secured by a Lien on any asset (including without limitation any Equity Interest) owned or held by the Borrower or any Subsidiary thereof (excluding, in any event, (i) Indebtedness arising under or in connection with this Agreement and (ii) Intercreditor Indebtedness).

“Security Trigger Event” means, during the Covenant Waiver Period, either (i) the average Liquidity for any calendar month is less than $275,000,000 or (ii) Total Revolving Credit Outstandings exceed $275,000,000 at any time on or after the fourth Business Day following the Second Amendment Effective Date.

“Seller Note” means a promissory note issued by Borrower or a Subsidiary thereof to a non-Affiliate of the Borrower as partial consideration for an acquisition of real property that is permitted under clause (i) of Section 7.02.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns or leases (pursuant to an Eligible Ground Lease) a parcel of Real Estate and/or cash and other assets of nominal value incidental to such Person’s ownership of such Real Estate; (b) is engaged only in the business of owning, developing and/or leasing such Real Estate; and (c) receives substantially all of its gross revenues from such Real Estate. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).

“Single Asset Holding Company” has the meaning given that term in the definition of Single Asset Entity.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer or the chief accounting officer of the Borrower, substantially in the form of Exhibit I.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.12).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Surge Period” has the meaning specified in Section 2.18.

“Swap Bank” means, with respect to any Swap Contract not prohibited under Article VI or VII entered into by the Borrower, any counterparty thereto that (a) with respect to any such Swap Contract entered into on or prior to the Closing Date, is a Lender or an Affiliate of a Lender on the Closing Date and (b) with respect to any such Swap Contract entered into after the Closing Date, is a Lender or an Affiliate of a Lender at the time such Swap Contract is entered into; provided that, in the case of a Lender Swap Contract with a Person who is no longer a Lender (or an Affiliate of a Lender), such Person shall be considered a Swap Bank only through the stated termination date (without extension or renewal) of such Lender Swap Contract; provided further that for any of the foregoing to be included as a “Lender Swap Contract” on any date of determination by the Administrative Agent, the applicable Swap Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Designation Notice to the Administrative Agent prior to such date of determination.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in such Person’s capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Subfacility” means, at any time, an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility at such time. The Swing Line Subfacility is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Tax Distribution” means, with respect to any Disposition, an amount reasonably estimated to be equal to the taxable gain or net income from such Disposition to be distributed by the Borrower in order to avoid income or excise taxes under the Code after taking into account any carry forward losses.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A-1 Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A-1 Lenders pursuant to Section 2.01(b)(i).

“Term A-1 Commitment” means, as to each Lender, its obligation to make Term A-1 Loans to the Borrower pursuant to Section 2.01(b)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A-1 Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-1 Facility” means, at any time, the aggregate principal amount of the Term A-1 Loans of all Term A-1 Lenders outstanding at such time. The Term A-1 Facility on the Closing Date is $200,000,000.

“Term A-1 Hedged Portion” means the portion of the Term A-1 Facility that is subject to a hedge or swap (or other similar) agreement as set forth on Schedule 2.01 as of the Second Amendment Effective Date and as may be adjusted from time to time pursuant to Section 2.19.

“Term A-1 Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A-1 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A-1 Loans at such time.

“Term A-1 Loan” means an advance made by any Term A-1 Lender under the Term A-1 Facility.

“Term A-1 Maturity Date” means July 27, 2023; provided, however, that, if such date is not a Business Day, the Term A-1 Maturity Date shall be the next preceding Business Day.

“Term A-1 Note” means a promissory note made by the Borrower in favor of a Term A-1 Lender evidencing Term A-1 Loans made by such Term A-1 Lender, substantially in the form of Exhibit D-1.

“Term A-1 Unhedged Portion” means the portion of the Term A-1 Facility that is not subject to a hedge or swap (or other similar) agreement as set forth on Schedule 2.01 as of the Second Amendment Effective Date and as may be adjusted from time to time pursuant to Section 2.19.

“Term A-2 Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A-2 Lenders pursuant to Section 2.01(c)(i).

“Term A-2 Commitment” means, as to each Lender, its obligation to make Term A-12 Loans to the Borrower pursuant to Section 2.01(c)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A-2 Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A-2 Facility” means, at any time, the aggregate principal amount of the Term A-2 Loans of all Term A-2 Lenders outstanding at such time. The Term A-2 Facility on the Closing Date is $225,000,000.

“Term A-2 Hedged Portion” means the portion of the Term A-2 Facility that is subject to a hedge or swap (or other similar) agreement as set forth on Schedule 2.01 as of the Second Amendment Effective Date and as may be adjusted from time to time pursuant to Section 2.19.

“Term A-2 Lender” means, (a) at any time on or prior to the Closing Date, any Lender that has a Term A-2 Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A-2 Loans at such time.

“Term A-2 Loan” means an advance made by any Term A-2 Lender under the Term A-2 Facility.

“Term A-2 Maturity Date” means January 31, 2024; provided, however, that, if such date is not a Business Day, the Term A-2 Maturity Date shall be the next preceding Business Day.

“Term A-2 Note” means a promissory note made by the Borrower in favor of a Term A-2 Lender, evidencing Term A-2 Loans made by such Term A-2 Lender, substantially in the form of Exhibit D-2.

“Term A-2 Unhedged Portion” means the portion of the Term A-2 Facility that is not subject to a hedge or swap (or other similar) agreement as set forth on Schedule 2.01 as of the Second Amendment Effective Date and as may be adjusted from time to time pursuant to Section 2.19.

“Term Borrowing” means a Term A-1 Borrowing, a Term A-2 Borrowing or a borrowing consisting of simultaneous Term Loans under an Incremental TL Facility of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders participating in such Incremental TL Facility.

“Term Facility” means the Term A-1 Facility, the Term A-2 Facility and each Incremental TL Facility, as the context may require, and “Term Facilities” is a collective reference to all of the foregoing.

“Term Lender” means a Term A-1 Lender, a Term A-2 Lender and any Lender that holds a Term Loan under an Incremental TL Facility.

“Term Loan” means a Term A-1 Loan, a Term A-2 Loan and, unless otherwise specified, each term loan made in connection with any Incremental TL Facility.

“Threshold Amount” means (a) with respect to Recourse Indebtedness of any Person, $35,000,000 and (b) with respect to Non-Recourse Indebtedness of any Person, $125,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its outstanding Term Loans and (ii) the sum of the unused Revolving Credit Commitment and Revolving Credit Exposure (without giving effect to the proviso contained in such definition) of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means, at any date, any Person (x) in which the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.

“Unencumbered Adjusted NOI” means, for any period, an amount equal to the portion of Adjusted NOI for such period that is attributable to Unencumbered Eligible Properties.

“Unencumbered Asset Value” means, at any time for the Consolidated Group, without duplication, an amount equal to the aggregate Unencumbered Real Estate Value of all Unencumbered Eligible Properties owned or ground leased by the Borrower or a Subsidiary thereof at such time; provided that:

(i)     the Unencumbered Asset Value will be zero ($0) at any time that there are fewer than fifteen (15) Unencumbered Eligible Properties included in the determination of Unencumbered Asset Value;

(ii)     not more than 25% of the Unencumbered Asset Value at any time may be in respect of any single Unencumbered Eligible Property, with any excess over the foregoing limit being excluded from Unencumbered Asset Value;

(iii)     not more than 30% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are located in any one metropolitan statistical area, with any excess over the foregoing limit being excluded from Unencumbered Asset Value; and

(iv)     not more than 25% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are subject to Eligible Ground Leases (rather than owned in fee simple), with any excess over the foregoing limit being excluded from Unencumbered Asset Value.

“Unencumbered Eligible Property” means any Real Estate identified by the Borrower as an “Unencumbered Eligible Property” in the Pro Forma Closing Date Compliance Certificate or thereafter pursuant to Section 6.12 and included as an “Unencumbered Eligible Property” in the most recent Compliance Certificate delivered to the Administrative Agent that meets and continues to satisfy each of the following criteria:

(i)     the property is a Hotel Property wholly-owned in fee simple directly by, or is ground leased pursuant to an Eligible Ground Lease directly to, a Wholly Owned Subsidiary of the Borrower that is a Domestic Subsidiary that is a Guarantor or, after the occurrence of the Investment Grade Permitted Release, is not required to be a Guarantor;

(ii)     the Subsidiary that directly owns or ground leases such Unencumbered Eligible Property (the “Direct Owner”) and each Subsidiary that directly or indirectly owns an interest in the Direct Owner (each an “Indirect Owner”) are Domestic Subsidiaries;

(iii)     the property is located within the United States of America;

(iv)     the property is not subject to any ground lease (other than an Eligible Ground Lease), Lien, negative pledge and/or encumbrance or any restriction on the ability of the relevant Subsidiary to transfer or encumber such property or income therefrom or proceeds thereof (other than Permitted Property Encumbrances);

(v)     the Equity Interests of the Direct Owner and those of each Indirect Owner are not (A) junior in any manner to any other class of Equity Interests in such Person or (B) subject to any Liens or other encumbrances (other than Permitted Equity Encumbrances);

(vi)     the property does not have any material title, survey, environmental, structural, architectural or other defects and is not subject to any condemnation or similar proceeding;

(vii)     the property is managed by a reputable and experienced manager acceptable to the Administrative Agent and operated under the Marriott, Hilton, Hyatt or Starwood brand or another nationally recognized brand approved by the Required Lenders, such approval not to be unreasonably withheld, pursuant to a Franchise Agreement;

(viii)     the property is open and operating and is not the subject of any material expansion or renovation; and

(ix)     no Direct Owner or Indirect Owner of the property is subject to any proceedings under any Debtor Relief Law or, unless it is a Guarantor, is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness.

“Unencumbered Real Estate Value” means, with respect to any Unencumbered Eligible Property as of any date of determination, the quotient, if such amount is greater than or equal to zero, obtained by dividing (a) the portion of Adjusted NOI that is attributable to such Unencumbered Eligible Property as of the then most recently ended period of four full fiscal quarters, by (b) the Capitalization Rate (expressed as a decimal).

“Unencumbered Reinvestment Proceeds” has the meaning specified in Section 2.05(d)(i).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means, as of any date of determination, an amount equal to the aggregate amount of Cash Equivalents of the Consolidated Group on such date that are not subject to any negative pledge, Lien or control agreement and not otherwise subject to any restrictions on the use thereof to pay Indebtedness and other obligations of such Person (excluding statutory Liens in favor of any depositary bank where any such cash is maintained and excluding any restrictions in this Agreement or Intercreditor Indebtedness, including Liquidity covenants that are not, taken as a whole, materially more restrictive than those contained in the Loan Documents).

“Unrestricted Cash Amount” means, as of any date of determination, an amount equal to the greater of (a) (i) the aggregate amount of Cash ~~and Cash~~ Equivalents of the Consolidated Group on such date that are not subject to any negative pledge, Lien or control agreement and not otherwise subject to any restrictions on the use thereof to pay Indebtedness and other obligations of such Person (excluding statutory Liens in favor of any depositary bank where any such cash is maintained and excluding any restrictions in this Agreement or Intercreditor Indebtedness that are not, taken as a whole, materially more restrictive than those contained in the Loan Documents), minus (ii) $10,000,000 and (b) $0.

“Unsecured Indebtedness” means, as to any Person, Indebtedness of such Person that does not constitute Secured Indebtedness.

“Unused Fee” has the meaning specified in Section 2.09(a).

“U.S. Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Wells Fargo” means Wells Fargo Bank, National Association and its successors.

“Wholly Owned Subsidiary” means, as to any Person, another Person all of the Equity Interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly Owned Subsidiary of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)     Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03     Accounting Terms.

(a)     Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed in Section 1.03 or elsewhere herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any member of the Consolidated Group shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)     Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of Accounting Standards Update, 2016-02 Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use an asset) as a capital or financing lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date.

(c)     Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d)     Pro Forma Basis. Determinations of (i) the calculation of and compliance with the covenants contained in Section 7.11(a), (b), (d), (e), (f) and (ii) the calculation of the Consolidated Leverage Ratio for purposes of the Applicable Rate shall in each case be made on a Pro Forma Basis.

1.04     Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05     Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any ~~comparable or successor rate thereto~~rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

1.06     Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Article II.      THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Committed Loans.

(a)     Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)     Term A-1 Borrowing.

(i)     Subject to the terms and conditions set forth herein, each Term A-1 Lender severally agrees to make a single loan to the Borrower on the Closing Date in Dollars in an amount not to exceed such Term A-1 Lender’s Term A-1 Commitment; provided that after giving effect to any such Borrowing, (x) the aggregate Outstanding Amount of all Term A-1 Loans shall not exceed $200,000,000 (subject to increase as provided in Section 2.15), and (y) the Outstanding Amount of all Term A-1 Loans made by any Term A-1 Lender shall not exceed such Term A-1 Lender’s Term A-1 Commitment.

(ii)     Any Loans made under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term A-1 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(c)     Term A-2 Borrowing.

(i)     Subject to the terms and conditions set forth herein, each Term A-2 Lender severally agrees to make a single loan to the Borrower on the Closing Date in Dollars in an amount not to exceed such Term A-2 Lender’s Term A-2 Commitment; provided that after giving effect to any such Borrowing, (x) the aggregate Outstanding Amount of all Term A-2 Loans shall not exceed $225,000,000 (subject to increase as provided in Section 2.15), and (y) the Outstanding Amount of all Term A-2 Loans made by any Term A-2 Lender shall not exceed such Term A-2 Lender’s Term A-2 Commitment.

(ii)     Any Loans made under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term A-2 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02     Borrowings, Conversions and Continuations of Committed Loans.

(a)     Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days (or such shorter period as shall have been agreed to by the Administrative Agent and the Lenders) prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two or three months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $1,500,000. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a minimum principal amount of $500,000. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of

Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)     Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)     Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)     The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.

(e)     After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 14 Interest Periods in effect with respect to Committed Loans.

(f)     Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03     Letters of Credit.

(a)     The Letter of Credit Commitment.

(i)     Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Issuance Expiration Date, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor compliant drawings under the Letters of Credit issued by it; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment (subject to the discretion of the applicable L/C Issuer pursuant to Section 2.03(a)(iii)(F) to issue a Letter of Credit that would cause its Revolving Credit Exposure to exceed its Revolving Credit Commitment), and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Subfacility. Each request by the Borrower for the issuance or amendment (including any extension) of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)     No L/C Issuer shall issue any Letter of Credit if, subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Administrative Agent and such L/C Issuer have approved such expiry date; provided that in no event will any Letter of Credit have an expiry date that is later than the first anniversary of the Revolving Credit Maturity Date.

(iii)     No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)     the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)     except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;

(D)     the Letter of Credit is to be denominated in a currency other than Dollars;

(E)     any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)     after giving effect to any L/C Credit Extension with respect to such Letter of Credit, the L/C Obligations with respect to all Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s Letter of Credit Sublimit or cause its Revolving Credit Exposure to exceed its Revolving Credit Commitment; provided that, subject to the limitations set forth in the proviso to the first sentence of Section 2.03(a)(i), any L/C Issuer in its sole discretion may issue Letters of Credit in excess of the foregoing limitations.

(iv)     No L/C Issuer shall amend or extend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended or extended form under the terms hereof.

(v)     No L/C Issuer shall be under any obligation to amend or extend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended or extended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)     Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term

“Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b)     Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

(i)     Each Letter of Credit shall be issued or amended, as the case may be, by a single L/C Issuer selected by the Borrower, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii)     Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless an L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or applicable Subsidiary thereof or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)     If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the first anniversary of the Revolving Credit Maturity Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)     If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by an L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits an L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative

Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.

(v)     Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(vi)     If the expiry date of any Letter of Credit would occur after the Revolving Credit Maturity Date, the Borrower hereby agrees that it will at least thirty (30) days prior to the Revolving Credit Maturity Date (or, in the case of a Letter of Credit issued or extended on or after thirty (30) days prior to the Revolving Credit Maturity Date, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit in an amount equal to 105% of the L/C Obligations arising or expected to arise in connection with such Letter of Credit.

(c)     Drawings and Reimbursements; Funding of Participations.

(i)     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof (such notification provided by an L/C Issuer to the Borrower and the Administrative Agent being referred to herein as an “L/C Draw Notice”). If an L/C Draw Notice with respect to a Letter of Credit is received by the Borrower (x) on or prior to 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), then, not later than 3:00 p.m. on the Honor Date, the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing or (y) after 11:00 a.m. on the Honor Date, then, not later than 11:00 a.m. on the first Business Day following the Honor Date, the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing (such date on which the Borrower, pursuant to clauses (x) and (y) of this sentence, is required to reimburse an L/C Issuer for a drawing under a Letter of Credit is referred to herein as the “L/C Reimbursement Date”); provided that if the L/C Reimbursement Date for a drawing under a Letter of Credit is the Business Day following the Honor Date pursuant to clause (y) of this sentence, the Unreimbursed Amount shall accrue interest from and including the Honor Date until such time as the applicable L/C Issuer is reimbursed in full therefor (whether through payment by the Borrower and/or through a Revolving Credit Loan or L/C Borrowing made in accordance with clause (ii) or (iii) of this Section 2.03(c)) at a rate equal to (A) for the period from and including the Honor Date to but excluding the first Business Day to occur thereafter, the rate of interest then applicable to a Base Rate Revolving Credit Loan and (B) thereafter, at the Default Rate applicable to a Base Rate Revolving Credit Loan. Interest accruing on the Unreimbursed Amount pursuant to the proviso to the immediately preceding sentence shall be payable by the Borrower upon demand to the Administrative Agent, solely for the account of the applicable L/C Issuer. If the Borrower fails to so reimburse the applicable L/C Issuer for the full amount of the unreimbursed drawing (the “Unreimbursed Amount”) in accordance with the preceding sentence on the applicable L/C Reimbursement Date, the Administrative Agent shall promptly notify each Revolving Credit Lender that a payment was made on the Letter of Credit, the Honor Date thereof, the L/C Reimbursement Date thereof (if different from the Honor Date), the Unreimbursed Amount thereof, and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the L/C Reimbursement Date or, if the L/C Reimbursement Date is the Honor Date, the Business Day following the L/C Reimbursement Date, in an amount equal to the Unreimbursed Amount, without regard to the minimum specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)     Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of an L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii)     With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)     Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)     Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of

Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)     If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)     Repayment of Participations.

(i)     At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)     If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)     Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing and each Revolving Credit Loan made pursuant to Section 2.03(c) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)     the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)     any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)     waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or its Subsidiaries or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrower or its Subsidiaries;

(v)     honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)     any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the UCP or the ISP, as applicable;

(vii)     any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any of their Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)     Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)     Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by an L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit (or UCP if required, subject to the applicable L/C Issuer’s approval). Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights or remedies against the Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the applicable L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)     Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to adjustment as provided in Section 2.17, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Eurodollar Rate Loans made under the Revolving Credit Facility times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate for the Revolving Credit Facility during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate for the Revolving Credit Facility separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, (i) while any Event of Default arising under Section 8.01(a)(i) or Section 8.01(f) exists, all Letter of Credit Fees shall accrue at the Default Rate, and (ii) upon the request of the Required Revolving Lenders while any Event of Default exists (other than as set forth in clause (i)), all Letter of Credit Fees shall accrue at the Default Rate.

(i)     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)     Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)     Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)     L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent with written reports from time to time, as follows:

(i)     reasonably prior to the time that such L/C Issuer issues, amends, increases or extends a Letter of Credit, a written report that includes the date of such issuance, amendment, increase or extension and the stated amount of such Letter of Credit after giving effect to such issuance, amendment, increase or extension (and whether the amounts thereof shall have changed);

(ii)     on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, a written report that includes the date and amount of such payment;

(iii)     on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, a written report that includes the date of such failure and the amount of such payment;

(iv)     on any other Business Day, a written report that includes such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v)     (A) on the last Business Day of each calendar month and (B) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any Letter of Credit issued by such L/C Issuer, a written report that includes the information described in clauses (i) through (iv) of Section 2.03(l) for every outstanding Letter of Credit issued by such L/C Issuer.

2.04     Swing Line Loans.

(a)     The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees that it, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Swing Line Loans shall not exceed the Swing Line Subfacility, (ii) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (iii) the Revolving Credit Exposure of any Revolving Credit Lender (including the Lender acting as Swing Line Lender)

shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment (subject to the discretion of any L/C Issuer pursuant to Section 2.03(a)(iii)(F) to issue a Letter of Credit that would cause its Revolving Credit Exposure to exceed its Revolving Credit Commitment), (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure unless the Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the Borrower or the applicable Lender to eliminate such Fronting Exposure (after giving effect to Section 2.17(a)(iv)). Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)     Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone, or (B) a Swing Line Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of such Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)     Refinancing of Swing Line Loans.

(i)     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Revolving Credit Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice (or on the immediately following Business Day if such notice is received by the Lenders after 11:00 a.m. on the specified funding date), whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)     If for any reason any Swing Line Loan cannot be refinanced by a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for a Base Rate Revolving Credit Loan submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)     If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)     Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)     Repayment of Participations.

(i)     At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan or made a Revolving Credit Loan pursuant to Section 2.04(c), if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)     If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)     Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Revolving Credit Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)     Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of each Swing Line Loan directly to the Swing Line Lender by wire transfer of immediately available funds.

2.05     Prepayments.

(a)     The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $1,500,000; and (iii) any prepayment of Base Rate Committed Loans shall be in a minimum principal amount of $500,000 or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Facility and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be promptly paid to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(b)     The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)     If for any reason Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect, the Borrower shall immediately prepay Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount necessary to cause Total Revolving Credit Outstandings to equal or be less than the Revolving Credit Facility then in effect; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect.

(d)     During the Covenant Waiver Period, and subject to the terms of the Intercreditor Agreement, the Borrower will be required to prepay Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) as set forth in this Section 2.05(d):

(i)     If any member of the Consolidated Group Disposes of any property (other than any Excluded Disposition) which results in the receipt by such Person of Net Cash Proceeds, immediately upon receipt thereof by such Person, the Borrower shall prepay Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) (in each case without any corresponding reduction of the Revolving Credit Facility), in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayments and Cash Collateral to be applied as set forth in clauses (iv) and (v) below); provided, that Net Cash Proceeds of up to $50,000,000 in the aggregate received from Dispositions of Unencumbered Eligible Properties (but no other source) may, upon written notice to the Administrative Agent prior to the date of such Disposition, either be retained by the Borrower and/or applied to the aggregate Revolving Credit Exposure without any corresponding reduction of the Revolving Credit Facility (and, notwithstanding anything to the contrary in this Section 2.05, such proceeds shall be applied as a voluntary prepayment as follows: first, as a prepayment of the Swing Line Loan under Section 2.05(b) and to the L/C Borrowing, ratably, second, as a prepayment of Revolving Credit Loans under Section 2.05(a) and third, to Cash Collateralize any remaining L/C Obligations), so long as (A) no Default shall have occurred and be continuing at the time of such Disposition or at the time the related prepayment would be due hereunder and (B) if the Borrower will retain such Net Cash Proceeds, the Borrower has a reasonable expectation that it will utilize such Net Cash Proceeds to acquire one or more Unencumbered Eligible Properties in reliance on clause (ii) of the proviso to Section 7.02 (any such Net Cash Proceeds of up to $50,000,000 retained by the Borrower or applied to the aggregate Revolving Credit Exposure pursuant to the preceding proviso, referred to herein as “Unencumbered Reinvestment Proceeds”).

(ii)     Upon any Equity Issuance which results in the receipt of Net Cash Proceeds by any member of the Consolidated Group, immediately upon receipt thereof by such Person, the Borrower shall prepay Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) (in each case without any corresponding reduction of the Revolving Credit Facility), in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayments and Cash Collateral to be applied as set forth in clauses (iv) and (v) below); provided, that Net Cash Proceeds of up to $50,000,000 in the aggregate received from Equity Issuances may, upon written notice to the Administrative Agent prior to the date of such Equity Issuance, either be retained by the Borrower and/or applied to the aggregate Revolving Credit Exposure without any corresponding reduction of the Revolving Credit Facility (and, notwithstanding anything to the contrary in this Section 2.05, such proceeds shall be applied as a voluntary prepayment as follows: first, as a prepayment of the Swing Line Loan under Section 2.05(b) and to the L/C Borrowing, ratably, second, as a prepayment of Revolving Credit Loans under Section 2.05(a) and third, to Cash Collateralize any remaining L/C Obligations), so long as (A) no Default shall have occurred and be continuing at the time of such Equity Issuance or at the time the related prepayment would be due hereunder and (B) if the Borrower will retain such Net Cash Proceeds, the Borrower has a reasonable expectation that it will utilize such Net Cash Proceeds to acquire one or more Unencumbered Eligible Properties in reliance on clause (iv) of the proviso to Section 7.02 (any such Net Cash Proceeds of up to $50,000,000 retained by the Borrower or applied to the aggregate Revolving Credit Exposure pursuant to the preceding proviso, referred to herein as “Additional Investment Proceeds”).

(iii)     Upon any Debt Issuance (other than Excluded Indebtedness), the Borrower shall prepay Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to 100% of all Net Cash Proceeds received from such Debt Issuance immediately upon receipt thereof by any member of the Consolidated Group (such prepayments and Cash Collateral to be applied as set forth in clauses (iv) and (v) below).

(iv)     All prepayments and Cash Collateral required to be made or furnished, as applicable, pursuant to the foregoing provisions of this Section 2.05(d), first, shall be retained by the Borrower and/or applied to the aggregate Revolving Credit Exposure without any corresponding reduction of the Revolving Credit Facility in the manner set forth in clause (v) of this Section 2.05(d), until the aggregate amount retained by the Borrower and/or applied to the aggregate Revolving Credit Exposure as a prepayment or Cash Collateral (excluding, for the avoidance of doubt, any Unencumbered Reinvestment Proceeds and Additional Investment Proceeds) equals $150,000,000, and, second, shall be (A) retained by the Borrower and/or applied to the aggregate Revolving Credit Exposure without any corresponding reduction of the Revolving Credit Facility (excluding, for the avoidance of doubt, any Unencumbered Reinvestment Proceeds and Additional Investment Proceeds) in the manner set forth in clause (v) of this Section 2.05(d) and (B) applied to each of the Other Facilities. Applications under clause (A) of clause second in the preceding sentence shall be based on the Prepayment Percentage of the Revolving Credit Facility and applications under clause (B) of clause second in the preceding sentence shall be based on the respective Prepayment Percentages of the Other Facilities (and subject to the proviso to clause second in the first sentence of Section 2.10 of the Intercreditor Agreement).

(v)     Amounts applied to the aggregate Revolving Credit Exposure pursuant to this Section 2.05(d), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations and fourth, the balance, if any, may be retained by the Borrower. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

(e)     The Borrower shall prepay the Term A-1 Facility and the Term A-2 Facility to the extent required to do so pursuant to Section 7.20.

(f)     Prepayments of the Term Loan Facility made pursuant to this Section 2.05(d) shall be applied ratably to the Term A-1 Facility and the Term A-2 Facility.

2.06     Termination or Reduction of Commitments.

(a)     Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Subfacility or the Swing Line Subfacility, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Subfacility or the Swing Line Subfacility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Facility, the Letter of Credit Subfacility or the Swing

Line Subfacility, as the case may be, if, after giving effect thereto and to any concurrent prepayments hereunder, (A) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Outstanding Amount of L/C Obligations would exceed the Letter of Credit Subfacility, or (C) the Outstanding Amount of Swing Line Loans would exceed the Swing Line Subfacility.

(b)     Mandatory. The Revolving Credit Facility shall be reduced to zero automatically and permanently on the last day of the Availability Period. The Term A-1 Commitments and the Term A-2 Commitments shall be automatically and permanently reduced to zero on the Closing Date (after giving effect to the Term Borrowings contemplated to occur on such date).

(c)     Application of Revolving Credit Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Subfacility, the Swing Line Subfacility or the Revolving Credit Facility under this Section 2.06. Upon any reduction of the Letter of Credit Subfacility, the Letter of Credit Sublimit of each L/C Issuer shall be reduced on a pro rata basis. Upon any reduction of the Revolving Credit Facility, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Revolving Credit Lender’s Applicable Revolving Credit Percentage of such reduction amount, and upon any resulting reduction of the Letter of Credit Subfacility, the Letter of Credit Sublimit of each L/C Issuer shall be reduced on a pro rata basis. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination. Following any such termination or reduction, the Administrative Agent may in its discretion replace the existing Schedule 2.01 with an amended and restated schedule that reflects all such terminations and reductions.

2.07     Repayment of Loans.

(a)     The Borrower shall repay to the Revolving Credit Lenders on the Revolving Credit Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b)     The Borrower shall repay to the Term A-1 Lenders on the Term A-1 Maturity Date the aggregate principal amount of all Term A-1 Loans outstanding on such date.

(c)     The Borrower shall repay to the Term A-2 Lenders on the Term A-2 Maturity Date the aggregate principal amount of all Term A-2 Loans outstanding on such date.

(d)     The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date seven Business Days after such Loan is made and (ii) the Revolving Credit Maturity Date.

(e)     The Borrower shall repay to the Term Lenders holding Term Loans of any Incremental TL Facility on the Maturity Date for such Incremental TL Facility the aggregate principal amount of all Term Loans of such Incremental TL Facility outstanding on such date.

2.08     Interest.

(a)     Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Committed Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate applicable to Base Rate Loans for the Revolving Credit Facility.

(b)         (i)     While any Event of Default arising under Section 8.01(a)(i) or Section 8.01(f) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)     Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b)(i) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09     Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03 and in Sections 2.14(b)(iii) and 2.15(c)(vi):

(a)     Revolving Credit Facility Fees. At all times during the Availability Period for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, the Borrower shall pay to the Administrative Agent, for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, (i) prior to the Investment Grade Pricing Effective Date, an unused line fee (the “Unused Fee”) equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17 and (ii) at all times on and after the Investment Grade Pricing Effective Date, a facility fee (the “Facility Fee”) equal to the “Facility Fee” component of the Applicable Rate times the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Commitments have terminated, the Total Revolving Credit Outstandings). For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Facility for purposes of determining the Unused Fee. Accrued Unused Fees pursuant to clause (i) above and Facility Fees pursuant to clause (ii) above shall be due and payable quarterly in arrears on the last

Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility. The Unused Fee and the Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate or the “Facility Fee” component of the Applicable Rate, as applicable, during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate or the “Facility Fee” component of the Applicable Rate, as the case may be, separately for each period during such quarter that such Applicable Fee Rate or “Facility Fee” component of the Applicable Rate was in effect.

(b)     Other Fees.     (i)  The Borrower shall pay to the Administrative Agent, the Bookrunners and the Lenders party to the Fee Letter, for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)     The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10     Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)     All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)     If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower, the Administrative Agent or the Required Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under any other provision of this Agreement, including without limitation, Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the

Revolving Credit Facility and the Term Facilities and the repayment of all other Obligations hereunder.

2.11     Evidence of Debt.

(a)     The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)     In addition to the accounts and records referred to in Section 2.11(a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12     Payments Generally; Administrative Agent’s Clawback.

(a)     General. All payments to be made by any Loan Party shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Loan Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Loan Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)     (i)  Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)     Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the applicable L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)     Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative

Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)     Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)     Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)     Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due such parties.

2.13     Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them in respect of the Facilities, provided that:

(i)     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)     the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Sections 2.03(b)(vi), 2.04(a), 2.05 and 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14     Extension of Revolving Credit Maturity Date.

(a)     Request for Extension. The Borrower may, by written notice to the Administrative Agent (such notice, an “Extension Notice”) not earlier than 90 days and not later than 30 days prior to (i) the Initial Revolving Credit Maturity Date, elect to extend the then applicable Revolving Credit Maturity Date for an additional six (6) months beyond the Initial Revolving Credit Maturity Date (such new Revolving Credit Maturity Date, the “First Extended Revolving Credit Maturity Date”) and (ii) the First Extended Revolving Credit Maturity Date, elect to extend the then applicable Revolving Credit Maturity Date for an additional six (6) months beyond the First Extended Revolving Credit Maturity Date to the fifth anniversary of the Closing Date. The Administrative Agent shall distribute any such Extension Notice promptly to the Lenders following receipt thereof.

(b)     Conditions Precedent to Effectiveness. As conditions precedent to each extension of the Revolving Credit Maturity Date, the Borrower shall satisfy each of the following requirements for such extension to become effective (in each case, the first date on which such conditions precedent are satisfied or waived, the “Extension Effective Date”):

(i)     The Administrative Agent shall have received an Extension Notice within the period required under Section 2.14(a) above;

(ii)     On the date of such Extension Notice and both immediately before and immediately after giving effect to such extension of the Revolving Credit Maturity Date, no Default shall have occurred and be continuing;

(iii)     The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Revolving Credit Lenders based on their Applicable Revolving Credit Percentages as of the applicable Extension Effective Date, an extension fee in an amount equal to 0.075% of the Revolving Credit Facility in effect on such date, it being agreed that such fee shall be fully earned when paid and shall not be refundable for any reason;

(iv)     The Administrative Agent shall have received a certificate of the Borrower dated as of the applicable Extension Effective Date, signed by a Responsible Officer of the Borrower (i) (A) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such extension or (B) certifying that, as of such Extension Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date include approval for an extension of the Revolving Credit Maturity Date for a period that is not less than an additional six (6) months from the Initial Revolving Credit Maturity Date and/or not less than an additional six (6) months from the First Extended Revolving Credit Maturity Date, as applicable, and are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (ii) certifying that (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, in the case of Section 5.19, all respects) on and as of the date of the Extension Notice and, both before and after giving effect to such extension, on and as of such Extension Effective Date, except (~~x~~1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (~~y~~2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (~~z~~3) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists;

(v)     upon the reasonable request of any Lender made at least twenty-five days prior to the applicable Extension Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the U.S. Patriot Act, in each case at least fifteen days prior to the applicable Extension Effective Date; and

(vi)     at least fifteen days prior to the applicable Extension Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall deliver, to each Lender that so requests, in a form acceptable to such Lender, a Beneficial Ownership Certification in relation to the Borrower.

(c)     Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.15     Increase in Facilities.

(a)     Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent, the Borrower may from time to time after the Closing Date, request an increase in the aggregate amount of the Facilities to an amount not exceeding $1,250,000,000 in the aggregate after giving effect to such increase by requesting an increase in the Revolving Credit Facility (each such increase, an “Incremental Revolving Increase”), requesting an increase in the Term A-1 Facility (each such increase, an “Incremental Term A-1 Increase”), requesting an increase in the Term A-2 Facility (each such increase, an “Incremental Term A-2 Increase”) or establishing a new (or increasing an existing) tranche of pari passu term loans (each an “Incremental TL Facility”; each Incremental TL Facility, Incremental Revolving Increase, Incremental Term A-1 Increase and Incremental Term A-2 Increase are collectively referred to as “Incremental Facilities”); provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 or any lesser amount if such amount represents all remaining availability under the aggregate limit in respect of the increases set forth above (or such lesser amount as the Borrower and the Administrative Agent may agree), (ii) the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) shall be required for any such increase, (iii) all Incremental Revolving Increases, Incremental Term A-1 Increases and Incremental Term A-2 Increases shall be on the same terms as the Facility being increased and (iv) all incremental commitments and loans provided as part of an Incremental TL Facility shall, subject to clauses (iii) and (iv) of the second proviso to Section 11.01, be on terms agreed to by the Borrower and the Lenders providing such Incremental TL Facility, provided, that (x) the final maturity date therefor may not be earlier than the latest maturity date (including any available extension option) of any then existing Facility and (y) if the terms of such Incremental TL Facility (other than final maturity) are not the same as the terms of the Term A-1 Facility, the Term A-2 Facility or a then existing Incremental TL Facility, such new Incremental TL Facility shall be on terms reasonably acceptable to the Administrative Agent. The Borrower may approach any Lender or any Person that would constitute an Eligible Assignee to provide all or a portion of the requested increase; provided that (w) any Lender offered or approached to provide all or a portion of the requested increase may elect or decline, in its sole discretion, to provide all or a portion of such increase, (x) no Person approached shall become a Lender without the written consent of the Administrative Agent (which consent shall not be unreasonably withheld), if such consent would be required for such Person to be an assignee of a Revolving Credit Commitment or a Revolving Credit Loan pursuant to Section 11.06(b)(iii)(B), (y) no Person approached shall become a Revolving Credit Lender without the written consent of the L/C Issuers and the Swing Line Lender and (z) the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any portion of a requested increase. At the time of sending its notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender and other Person approached by the Borrower is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to such Lenders).

(b)     Effective Date and Allocations. The Administrative Agent and the Borrower shall determine the effective date (each an “Increase Effective Date”) of any Incremental Facility and the final allocation of such Incremental Facility among the Appropriate Lenders. The Administrative Agent shall promptly notify the Appropriate Lenders of the final allocation of such Incremental Facility and the applicable Increase Effective Date.

(c)     Conditions to Effectiveness of Increase. As conditions precedent to each Incremental Facility, on or prior to the applicable Increase Effective Date:

(i)     the Administrative Agent shall have received a certificate of each Loan Party dated as of such Increase Effective Date signed by a Responsible Officer of such Loan Party (x) (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or (2) certifying that, as of such Increase Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval to increase the aggregate principal amount of the Facilities to an amount at least equal to $1,250,000,000) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, in the case of Section 5.19, all respects) on and as of such Increase Effective Date, except (1) to the extent that ~~(1)~~ such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists;

(ii)     the Administrative Agent shall have received (x) a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”) duly executed by the Borrower and each Eligible Assignee that is not an existing Lender and is becoming a Lender in connection with such increase, which New Lender Joinder Agreement shall, in order to become effective, be acknowledged and consented to in writing by the Administrative Agent, and, if such Eligible Assignee is becoming a Revolving Credit Lender, by the Swing Line Lender and the L/C Issuers and (y) written confirmation from each existing Lender, if any, participating in such Incremental Facility of the amount by which its Commitments and/or Loans, as applicable, will be increased, which confirmation, if from a Revolving Credit Lender, shall, in order to become effective, be acknowledged and consented to in writing by the Swing Line Lender and the L/C Issuers;

(iii)     upon the reasonable request of any Lender made at least twenty-five days prior to the applicable Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the U.S. Patriot Act, in each case at least fifteen days prior to the applicable Increase Effective Date;

(iv)     at least fifteen days prior to the applicable Increase Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall deliver to each Lender that so requests, in a form acceptable to such Lender, a Beneficial Ownership Certification in relation to the Borrower;

(v)     if requested by the Administrative Agent or any new Lender or Lender increasing its Revolving Credit Commitment or Term Loan, the Administrative Agent shall have received a favorable opinion of counsel (which counsel shall be reasonably acceptable to Administrative Agent), addressed to Administrative Agent and each Lender, as to such customary matters concerning the increase in the aggregate amount of the Facilities as Administrative Agent may reasonably request; and

(vi)     the Borrower shall have paid to the Bookrunners the fee required to be paid pursuant to the Fee Letter in connection therewith.

(d)     Settlement Procedures. On each Increase Effective Date, promptly following fulfillment of the conditions set forth in clause (c) of this Section 2.15, the Administrative Agent shall notify the Appropriate Lenders of the effectiveness of the applicable Incremental Facility (including the aggregate amount thereof) and the Applicable Percentage of each Appropriate Lender as a result thereof. In the event of an increase in an existing Term Facility or a new Incremental TL Facility, on such Increase Effective Date each Lender participating in such increase shall make a Term Loan with respect to the applicable Term Facility to the Borrower equal to its allocated portion of such Incremental Facility. In the event that an increase in the Revolving Credit Facility results in any change to the Applicable Revolving Credit Percentage of any Revolving Credit Lender, then on the Increase Effective Date, (i) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit and Swing Line Loans shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages after giving effect to such increase, (ii) any new Lender, and any existing Lender whose Revolving Credit Commitment has increased, shall pay to the Administrative Agent such amounts as are necessary to fund its new or increased share of all Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to all existing Revolving Credit Lenders whose Applicable Revolving Credit Percentage is decreasing such amounts as are necessary so that each Revolving Credit Lender’s share of all Revolving Credit Loans, will be equal to its adjusted Applicable Revolving Credit Percentage, and (iv) if the Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Loan that is a Eurodollar Rate Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 on account of the payments made pursuant to clause (iii) of this sentence.

(e)     Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.16     Cash Collateral.

(a)     Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Issuance Expiration Date, any L/C Obligation for any reason remains outstanding (unless such L/C Obligation is already secured by Cash Collateral in an amount at least equal to the Minimum Collateral Amount), (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)     Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)     Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.05, 2.17 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)     Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuers or the Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17     Defaulting Lenders.

(a)     Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term A-1 Lenders”, “Required Term A-2 Lenders”, “Required Incremental TL Facility Lenders” and in Section 11.01.

(ii)     Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; third, in the case of a Defaulting Lender that is a Revolving Credit Lender, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, in the case of a Defaulting Lender that is a Revolving Credit Lender, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) in the case of a Revolving Credit Lender, Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans or L/C Borrowings were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)     Certain Fees.

(A)     No Defaulting Lender shall be entitled to receive any Unused Fee payable under Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)     Each Defaulting Lender that is a Revolving Credit Lender shall be entitled to receive (x) Facility Fees payable under Section 2.09(a) for any period during which such Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding principal amount of the Revolving Credit Loans funded by it, and (2) its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16 and (y) Letter of Credit Fees for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)     With respect to any Facility Fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuers and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender (determined on a ratable basis), and (z) not be required to pay the remaining amount of any such fee.

(iv)     Reallocation of Applicable Percentages to Reduce Fronting Exposure. In the case of a Defaulting Lender that is a Revolving Credit Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Credit Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. ~~No~~Subject to Section 11.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)     Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b)     Defaulting Lender Cure. If the Borrower, the Administrative Agent, and, with respect to any Defaulting Lender that is a Revolving Credit Lender, the Swing Line Lender and the L/C Issuers, agree in writing that a Defaulting Lender shall no longer be deemed to be a

Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18     Surge Periods.

~~The~~Following the Collateral Release, the Borrower may elect, by delivery of a written notice to the Administrative Agent in a Compliance Certificate timely delivered pursuant to Section 6.02(a), that as of the last day of the fiscal quarter for which such Compliance Certificate was delivered and the next two (2) consecutive fiscal quarters (each such period of three fiscal quarters, a “Surge Period”) (i) the Consolidated Leverage Ratio may exceed 6.50 to 1.0 but not exceed 7.0 to 1.0 and (ii) Consolidated Unsecured Indebtedness may exceed 60% of the Unencumbered Asset Value but not exceed 65% of the Unencumbered Asset Value; provided that, (i) no Default has occurred and is continuing, (ii) the Applicable Rate with respect to Eurodollar Rate Loans and Base Rate Loans shall be increased during such Surge Period as set forth in the last sentence of the definition of Applicable Rate, (iii) the Borrower may not elect more than two Surge Periods during the term of this Agreement, (iv) Surge Periods may not occur consecutively (i.e., no Surge Period may commence prior to the first day of the second full fiscal quarter following the end of a prior Surge Period), and (v) each Surge Period shall be in connection with a Material Acquisition that occurs during the first fiscal quarter of such Surge Period. The Borrower may elect to terminate any ongoing Surge Period by delivery of a written notice to the Administrative Agent (which termination, for the avoidance of doubt, shall not have retroactive effect) .

2.19     Term A-1 Hedged Portion and Term A-2 Hedged Portion.

On the Second Amendment Effective Date, in order to accommodate the establishment of differing rate floors for the portion of the Term A-1 Facility and Term A-2 Facility for which the Borrower has entered into a hedge or swap (or other similar) agreement for purposes of hedging its exposure to fluctuations in the Eurodollar Rate and the portion of the Term A-1 Facility and Term A-2 Facility for which the Borrower has not entered into a hedge or swap (or other similar) agreement for purposes of hedging its exposure to fluctuations in the Eurodollar Rate, the Term A-1 Facility will be identified in two parts as the Term A-1 Hedged Portion and the Term A-1 Unhedged Portion and the Term A-2 Facility will be identified in two parts as the Term A-2 Hedged Portion and the Term A-2 Unhedged Portion. Each Term A-1 Lender will hold each of the Term A-1 Hedged Portion and the Term A-1 Unhedged Portion ratably in accordance with such Term A-1 Lender’s Applicable Percentage of the Term A-1 Facility, and each Term A-2

Lender will hold each of the Term A-2 Hedged Portion and the Term A-2 Unhedged Portion ratably in accordance with such Term A-2 Lender’s Applicable Percentage of the Term A-2 Facility, in each case, as set forth on Schedule 2.01 on the Second Amendment Effective Date (as the same may be updated from time to time by Administrative Agent after receipt of a Hedge Change Notice). Other than with respect to the differing rate floors, the Interest Periods and all other payment and interest terms applicable to the Term A-1 Loans will be applicable to the Term A-1 Hedged Portion and the Term A-1 Unhedged Portion and to the Term A-2 Loans will be applicable to the Term A-2 Hedged Portion and the Term A-2 Unhedged Portion. The Borrower will provide the Administrative Agent written notice within five (5) Business Days after any change in the amount of the Term A-1 Facility or the Term A-2 Facility for which Borrower has entered into a hedge or swap (or other similar) agreement (a “Hedge Change Notice”). The Administrative Agent will, if it deems necessary, then adjust the Register and Schedule 2.01 in the amount of the Term A-1 Hedged Portion, Term A-1 Unhedged Portion, Term A-2 Hedged Portion and Term A-2 Unhedged Portion, as applicable, in accordance with such notice as soon as administratively feasible. If, as a result of the Borrower’s failure to deliver a Hedge Change Notice to the Administrative Agent for any reason, the Administrative Agent or the Required Lenders determine that a delivery of a Hedge Change Notice would have resulted in higher pricing for such period as a result of a higher interest rate floor, the Borrower shall, retroactively to the date that the Hedge Change Notice should have been delivered, be obligated to pay to the Administrative Agent for the account of the Term A-1 Lenders or Term A-2 Lenders, as applicable, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Term Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.

Article III.      TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes.

(a)     Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)     Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)     If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)     If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)     Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)     Tax Indemnifications.  ~~(i)~~

(i)     Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)     Each Lender and L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)     Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)     Status of Lenders; Tax Documentation.

(i)     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)     any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)     in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)     executed copies of IRS Form W-8ECI;

(III)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(IV)     to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)     Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv)     For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans and this Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f)     Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)     Payments made by Administrative Agent. For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.

(h)     Lender treated as Partnership. If any Lender is treated as partnership for purposes of an applicable Indemnified Tax or Other Tax, any withholding made by such Lender shall be treated as if such withholding had been made by the Borrower or the Administrative Agent.

(i)     L/C Issuers and Swing Line Lender. For purposes of this Section 3.01, the term “Lender” shall include each L/C Issuer and the Swing Line Lender.

(j)     Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Revolving Credit Facility and the Term Facilities and the repayment, satisfaction or discharge of all other Obligations.

3.02     Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x)

the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03     Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, the “Impacted Loans”), or (b) the Administrative Agent or the affected Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the affected Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04     Increased Costs; Reserves on Eurodollar Rate Loans.

(a)     Increased Costs Generally. If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)     subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)     impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)     Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)     Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)     Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)     Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05     Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)     any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)     any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)     any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06     Mitigation Obligations; Replacement of Lenders.

(a)     Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay any Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)     Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07     LIBOR Successor Rate.

(a)     Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)     adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)     the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)     syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

(b)     If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any LIBOR Successor Rate that is adopted in accordance herewith shall provide that in no event shall such rate be less than ~~zero~~0.25% for purposes of this Agreement (except for any portion of Term Loan A-1 or Term Loan A-2 that is subject to a hedge or swap (or other similar) agreement as certified by Borrower in writing to the Administrative Agent).

(c)     This Section shall supersede any provisions in Section 11.01 to the contrary.

3.08     Survival. All of the Borrower’s obligations under this Article III shall survive the termination of the Revolving Credit Facility and the Term Facilities, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

Article IV.      CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension. The effectiveness of this Agreement and the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)     The Administrative Agent’s receipt of the following, each of which shall be originals or e-mails (in a .pdf format) or telecopies (in each case, followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)     executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)     a Revolving Credit Note executed by the Borrower in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Term A-1 Note executed by the Borrower in favor of each Term A-1 Lender requesting a Term A-1 Note and a Term A-2 Note executed by the Borrower in favor of each Term A-2 Lender requesting a Term A-2 Note;

(iii)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in (A) its jurisdiction of organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)     a favorable opinion of McGuireWoods LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi)     a certificate of a Responsible Officer of Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)     a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since December 31, 2017 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) that no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that (1) relates to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (2) could reasonably be expected to have a Material Adverse Effect;

(viii)     a Solvency Certificate from the Borrower certifying that, after giving effect to the transactions to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date), each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent;

(ix)     a duly completed Compliance Certificate, giving pro forma effect to the transactions to occur on the Closing Date (including, without limitation, all Credit Extensions to occur on the Closing Date) (such Compliance Certificate, the “Pro Forma Closing Date Compliance Certificate”);

(x)     the financial statements referenced in Section 5.05(a) and (b); and

(xi)     such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lender or the Required Lenders reasonably may require.

(b)     Any fees required hereunder or under the Fee Letter to be paid on or before the Closing Date shall have been paid.

(c)     Upon the reasonable request of any Lender made at least ten days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the U.S. Patriot Act, in each case at least five days prior to the Closing Date.

(d)     At least five days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall deliver to each Lender that so requests, in a form acceptable to such Lender, a Beneficial Ownership Certification in relation to the Borrower.

(e)     Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced (which invoice may be in summary form) prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything contained elsewhere in this Agreement, each Lender that is a “Lender” (as defined in the Existing Credit Agreement) hereby waives any right to indemnification for any funding loss or expense that such Lender may sustain or incur as a result of a prepayment by the Borrower of any Loans outstanding under the Existing Credit Agreement on the Closing Date prior to the last day of the “Interest Period” (as defined in the Existing Credit Agreement) applicable thereto that is required to effect the refinancing of loans under the Existing Credit Agreement with Loans made under this Agreement or as a result of the allocation of any Loans to Lenders that were not “Lenders” under the Existing Credit Agreement.

4.02     Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)     The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of Section 5.19, all respects) on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date (including such earlier date set forth in the foregoing clause (i)) after giving effect to such qualification and (iii) that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.

(b)     No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)     The Administrative Agent and, if applicable, an L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V.      REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

5.01     Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, except, solely in the case of a Subsidiary of the Borrower that is not a Loan Party, to the extent that the failure of such Subsidiary to be duly organized or formed and in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02     Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03     Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04     Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05     Financial Statements; No Material Adverse Effect.

(a)     The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)     The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)     Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; provided that, any determination of the existence of a Material Adverse Effect (solely, for purposes of any determination under clause (a) of the definition of Material Adverse Effect under this Section 5.05(c)) made with respect to any portion of the period commencing on the Second Amendment Effective Date through June 30, 2021, shall exclude any event or circumstance resulting from the COVID-19 pandemic to the extent such event or circumstance has been publicly disclosed by the Borrower in its securities filings or disclosed in writing by the Borrower to the Administrative Agent and the Lenders prior to the Second Amendment Effective Date, and the scope of such adverse effect is no greater than that which has been disclosed.

(d)     The consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

(e)     Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries not included in such financial statements, including liabilities for taxes, material commitments and Indebtedness.

5.06     Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There are no judgments, final orders or awards outstanding against or affecting any Borrower, any other Loan Party or any of their respective Subsidiaries or any Unencumbered Eligible Property individually or in the aggregate in excess of $10,000,000.

5.07     No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08     Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09     Environmental Compliance. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither a Loan Party nor any of its Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any Environmental Permit required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

5.10     Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in each of the localities where the Borrower or any of its Subsidiaries operates and/or owns properties.

5.11     Taxes. Each Loan Party and each of its Subsidiaries has timely filed all federal, state and other material tax returns and reports required to be filed, and has timely paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12     ERISA Compliance.

(a)     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. None of the Unencumbered Eligible Properties constitutes a “plan asset” of any “benefit plan investor” within the meaning of section 3(42) of ERISA.

(b)     There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)     (i) No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)     Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)     Neither the Borrower nor any Guarantor is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13     Subsidiaries; Equity Interests; Loan Parties. As of the ~~Closing~~Second Amendment Effective Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party or a Subsidiary thereof in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens other than Permitted Equity Encumbrances. All of the outstanding Equity Interests in each Loan Party have been validly issued and are fully paid and nonassessable. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the ~~Closing~~Second Amendment Effective Date, showing (as to each such

Loan Party) the jurisdiction of its incorporation or organization, the address of its chief executive office and principal place of business and the type of organization it is.

5.14     Margin Regulations; Investment Company Act.

(a)     Such Loan Party is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be margin stock.

(b)     None of the Borrower, any Person Controlling the Borrower, or any Subsidiary of the Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15     Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16     Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17     Taxpayer Identification Number. Each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.02 (or, in the case of a Subsidiary that becomes a Loan Party after the Closing Date, is set forth in the information provided to the Administrative Agent with respect to such Subsidiary pursuant to Section 6.12).

5.18     Intellectual Property; Licenses, Etc. Each Loan Party, and each of its Subsidiaries, owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of their Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19     Beneficial Ownership. As of the Closing Date, each Increase Effective Date and each Extension Effective Date, the information included in each Beneficial Ownership Certification delivered to the Administrative Agent and/or any Lender on such date is true and correct in all respects.

5.20     Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.21     REIT Status. The Borrower is organized and operated in a manner that allows it to qualify for REIT Status.

5.22     Unencumbered Eligible Properties. Each property included in any calculation of Unencumbered Asset Value or Unencumbered Adjusted NOI satisfied, at the time of such calculation, all of the requirements contained in the definition of “Unencumbered Eligible Property”.

5.23     Casualty; Etc.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.24     OFAC; Anti-Money Laundering; Anti-Corruption Laws; Sanctions.

(a)     Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any Related Party thereof (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(b)     The Borrower and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(c)     Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any Related Party thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any

Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(d)     Neither any Loan, nor the proceeds from any Credit Extension, has been used, directly or indirectly, to lend, contribute, provide or has otherwise been made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Bookrunner, any Arranger, the Administrative Agent, any L/C Issuer or the Swing Line Lender) of Sanctions.

5.25     ~~EEA~~Affected Financial ~~Institution~~Institutions. Neither the Borrower nor any Guarantor is an ~~EEA~~Affected Financial Institution.

Article VI.      AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall cause each of their respective Subsidiaries to (or, solely in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, ~~6.12~~6.12, 6.15 and ~~6.15,~~6.20, the Borrower shall):

6.01     Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)     as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2018), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and which report shall state that such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountant, if applicable, shall concur and which shall have been disclosed in the notes to such financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and

(b)     as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ending June 30, 2018) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related unaudited consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief financial officer or accounting officer of the Borrower as fairly presenting the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)     as soon as available, but no later than January 31st of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date of any Term Facility occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Loan Parties shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02     Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)     concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes). Each Compliance Certificate shall be accompanied by (i) copies of the statements of Net Operating Income for such fiscal quarter or year for each of the Unencumbered Eligible Properties and Funds from Operations, prepared on a basis consistent with the Audited Financial Statements and otherwise in form and substance reasonably satisfactory to the Administrative Agent, together with a certification by the chief financial officer or chief accounting officer of the Borrower that the information contained in such statement fairly presents the Net Operating Income of the Unencumbered Eligible Properties for such periods and (ii) a calculation, in form and substance satisfactory to the Administrative Agent, of the Unencumbered Asset Value as of the last day of the fiscal period covered by such Compliance Certificate.

(b)     promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or similar governing body) (or the audit committee of the board of directors or similar governing body) of any Loan Party by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(c)     promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)     promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of material debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement, and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)     promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f)      promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(g)     promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the U.S. Patriot Act and the Beneficial Ownership Regulation;

(h)     commencing with the calendar month ending June 30, 2020 and each calendar month thereafter ending prior to the Covenant Waiver Period Termination Date, not later than seven (7) Business Days after the end of each such calendar month, a written certificate in form reasonably satisfactory to the Administrative Agent and executed on behalf of the Borrower by its chief executive officer, chief financial officer or chief accounting officer, (i) which certificate shall include, as of the end of such calendar month, reasonably detailed calculations required to establish (A) the average Liquidity for such calendar month and (B) the Liquidity as of the last day of such calendar month and (ii) stating that, to the best of his or her knowledge, information or belief, after due inquiry, no Default exists, or, if such is not the case, specifying such Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure; and

(i)     ~~(h)~~ promptly following any request therefor, such other information regarding the operations, business or corporate affairs or financial condition of the Loan Parties or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Loan Party hereby acknowledges that (a) the Administrative Agent, the Arrangers and/or the Bookrunners may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Loan Party shall be deemed to have authorized the Administrative Agent, the Arrangers, the Bookrunners, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Loan Parties or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, the Arrangers and the Bookrunners shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03     Notices. Promptly notify the Administrative Agent and each Lender:

(a)     of the occurrence of any Default;

(b)     of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws that could reasonably be expected to result in a Material Adverse Effect;

(c)     within five (5) Business Days of (i) the occurrence of any event which constitutes or which with the passage of time, the giving of notice, or otherwise would constitute a default or event of default by any party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound; (ii) any termination of a Material Contract; or (iii) the execution of a new Management Agreement, Operating Lease or Franchise Agreement or any amendment or waiver of a Management Agreement, Operating Lease or Franchise Agreement with respect to a Hotel Property that includes any material changes to the existing agreement;

(d)     of the occurrence of any ERISA Event;

(e)     of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b);

(f)     of any announcement by Moody’s, S&P or Fitch of any change in a Debt Rating; provided, that the provisions of this clause (f) shall not apply until such time, if any, as the Borrower obtains an Investment Grade Credit Rating; and

(g)     within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Materials in violation of any applicable Environmental Law at any Real Estate; (ii) any violation of any Environmental Law that any Loan Party or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) any Unencumbered Eligible Property, or (B) any other Real Estate and could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 (other than Section 6.03(f)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower and the other Loan Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04     Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05     Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06     Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties, Unencumbered Eligible Properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry for similar facilities in similar locations in the operation and maintenance of its facilities.

6.07     Maintenance of Insurance. Maintain and cause each of its Subsidiaries to maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and its business against general liability, property casualty and such casualties and contingencies as shall be commercially reasonable and in accordance with the customary and general practices of businesses having similar operations and real estate portfolios in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent for such businesses, including without limitation, insurance policies and programs sufficient to cover (a) the replacement value of the improvements on the subject Real Estate (less commercially reasonable deductible amounts) and (b) liability risks associated with such ownership (less commercially reasonable deductible amounts).

6.08     Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09     Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such

Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

6.10     Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11     Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes, including for acquisitions and stock repurchases, not in contravention of any Law or of any Loan Document.

6.12     Additional Unencumbered Eligible Properties and Guarantors.

(a)     If at any time the Borrower or a Wholly Owned Subsidiary of the Borrower owns or leases (as the lessee under an Eligible Ground Lease) a property that the Borrower wants to include as an Unencumbered Eligible Property under this Agreement, prior to any such inclusion the Borrower shall:

(i)     notify the Administrative Agent in writing of its intention to include such property as an Unencumbered Eligible Property, which notice shall include (x) a list of each Subsidiary of the Borrower that is the Direct Owner or an Indirect Owner of such property and (y) if such property will be included on or after the Investment Grade Permitted Release, an Officer’s Certificate certifying to the Administrative Agent and the Lenders as to whether or not the Direct Owner or any Indirect Owner of such property is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness (each Subsidiary referred to in the foregoing clause (x) being referred to as a “New Subsidiary”);

(ii)     provide the Administrative Agent with the U.S. taxpayer identification for each such New Subsidiary; and

(iii)     provide the Administrative Agent and each Lender with all documentation and other information concerning each such New Subsidiary that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act.

(iv)     deliver to the Administrative Agent (1) the items referenced in Section 4.01(a)(iii), (iv) and (vi) with respect to such New Subsidiary and (2) as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent a favorable opinion of counsel, which counsel shall be reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to such matters concerning such New Subsidiary and the Loan Documents as the Administrative Agent may reasonably request; and

(v)     cause each such New Subsidiary to execute and deliver a joinder agreement in substantially the form of Exhibit G; provided that after the Investment Grade Permitted Release, a New Subsidiary that is not a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness shall not be required to become a Guarantor (and the Borrower shall not be required to take any of the related actions described in clauses (ii) through (iv) above).

(b)     Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent with respect to any New Subsidiary are not satisfactory in all respects to the Administrative Agent, such New Subsidiary shall not be permitted to become a Guarantor, and for the avoidance of doubt no Real Estate owned or ground leased, directly or indirectly, by such New Subsidiary shall be included as an Unencumbered Eligible Property without the prior written consent of the Administrative Agent.

6.13     Compliance with Environmental Laws. Comply, in all material respects, with all applicable Environmental Laws and Environmental Permits held by it; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response, removal, remedial or other action necessary to remove, remediate and clean up all Hazardous Materials at, on, under or emanating from any of the properties owned, leased or operated by it in accordance with the requirements of all applicable Environmental Laws; provided, however, that Loan Parties and their Subsidiaries shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14     Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, ~~and~~ (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Creditor Parties the rights granted or now or hereafter intended to be granted to the Creditor Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so and (c) without limiting the foregoing, during the period commencing with the Security Trigger Event until the Collateral Release, cause each Loan Party that owns any Collateral to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements), which may be required by applicable Laws and which the Administrative Agent may, from time to time until such time as the applicable Collateral shall be released pursuant to the terms of this Agreement and the other Loan Documents, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to perfect and maintain the validity, effectiveness and priority of the Liens created or intended to be created by the Pledge Agreement in the Collateral, all at the expense of the Borrower; provided, that no Subsidiary that is a Direct Owner or Indirect Owner of any Unencumbered Eligible Property shall be permitted to certificate its Equity Interests or make an election under Article 8 of the UCC unless such certificates are promptly delivered to the Administrative Agent, together with an endorsement in blank.

6.15     Maintenance of REIT Status; New York Stock Exchange or NASDAQ Listing. At all times continue to be organized and operated in a manner that will allow the Borrower to (i) qualify for REIT Status and (ii) remain publicly traded with securities listed on the New York Stock Exchange or the NASDAQ Stock Market.

6.16     Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be likely to have a Material Adverse Effect.

6.17     Business Operations. Operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the other Loan Documents.

6.18     Distributions of Income. Cause all of the Subsidiaries (subject to the terms of any loan documents under which such Subsidiary is the borrower) to promptly distribute to the Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from the Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices.

6.19     Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

6.20     Pledge Requirement. (a) Promptly notify the Administrative Agent of the occurrence of a Security Trigger Event and (i) within 30 days of the occurrence of such Security Trigger Event (or such later date as agreed to in writing by the Administrative Agent) execute and deliver the Pledge Agreement and take such action as reasonably necessary to cause all of the issued and outstanding Equity Interests of each Subsidiary of the Borrower that is the Direct Owner or an Indirect Owner of an Unencumbered Eligible Property (collectively, the “Collateral”), to be subject to a perfected Lien in favor of the Administrative Agent to secure the Obligations and (ii) at any time thereafter during the Covenant Waiver Period, within 30 days after the formation or acquisition of any Subsidiary of the Borrower (including any acquisition pursuant to a Division) that is the Direct Owner or an Indirect Owner of an Unencumbered Eligible Property, cause all of the issued and outstanding Equity Interests of such Subsidiary of the Borrower to be subject to a perfected Lien in favor of the Administrative Agent, in each case in accordance with the terms and conditions of the Intercreditor Agreement and the Pledge Agreement.

(b)     In connection with each pledge of Collateral, provide the following:

(i)     such other agreements, instruments and other documents as reasonably requested by the Administrative Agent in connection therewith, including with respect to the organization, existence and good standing of each pledgor of Collateral, and the authorization of the transactions and documents relating to such pledge, all in form and substance satisfactory to the Administrative Agent; and

(ii)     favorable written legal opinions of counsel for the pledgors of Collateral, covering matters customarily addressed in connection with the grant of a pledge of Equity Interests and relating to the documents relating to such pledge as the Administrative Agent shall reasonably request, including favorable customary written opinions from local counsel to such pledgors in the jurisdiction in which any Uniform Commercial Code financing statements are to be filed, confirming the creation and perfection of the liens on and security interests in the Collateral, in form and substance reasonably satisfactory to the Administrative Agent.

Article VII.      NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:

7.01     Liens. Create, incur, assume or suffer to exist any Lien upon any Unencumbered Eligible Property, the Equity Interests of any Loan Party or any income from or proceeds of any of the foregoing, or sign, file, authorize or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that includes in its collateral description any of the foregoing, other than the following:

(a)     Liens pursuant to any Loan Document; and

(b)     Permitted Property Encumbrances and Permitted Equity Encumbrances.

7.02     Investments. Make or allow any Investment unless (a) no Event of Default exists at the time of, or after giving effect to, the making of such Investment and (b) if such Investment is made after the Covenant Waiver Period Termination Date, immediately after giving effect to the making of such Investment, the Loan Parties and their respective Subsidiaries shall be in compliance, on a Pro Forma Basis, with the provisions of Section ~~7.11.~~7.11; provided that during the Covenant Waiver Period, such Investments shall consist only of:

(i)     acquisitions of real properties pursuant to purchase and sale agreements entered into prior to the Second Amendment Effective Date, provided that the aggregate consideration for all such acquisitions (including consideration in the form of Seller Notes) may not exceed $120,000,000;

(ii)     acquisitions of Unencumbered Eligible Properties; provided that (x) after giving effect to such acquisition, the aggregate consideration for all acquisitions made in reliance on this clause (ii) does not exceed the amount of Unencumbered Reinvestment Proceeds at such time and (y) if any portion of the consideration for such acquisition shall be paid with proceeds of a Loan, the Committed Loan Notice for the applicable Borrowing shall be accompanied by an Officer’s Certificate certifying (and containing calculations in reasonable detail satisfactory to the Administrative Agent) that after giving effect to such acquisition, the aggregate consideration for all acquisitions made in reliance on this clause (ii) does not exceed the aggregate amount of Unencumbered Reinvestment Proceeds at such time;

(iii)     acquisitions of Unencumbered Eligible Properties; provided that (x) the only consideration therefor are Equity Interests in the Borrower and (y) the aggregate undepreciated book value of all Unencumbered Eligible Properties acquired in reliance on this clause (iii) shall not exceed $150,000,000; and

(iv)     acquisitions of Unencumbered Eligible Properties; provided that (x) at the time of, and after giving effect to, the making of any Investment made in reliance on this clause (iv), the Total Revolving Credit Outstandings are not in excess of $275,000,000, (y) after giving effect to such acquisition, the aggregate consideration for all acquisitions made in reliance on this clause (iv) does not exceed the amount of Additional Investment Proceeds at such time and (z) if any portion of the consideration for such acquisition shall be paid with proceeds of a Loan, the Committed Loan Notice for the applicable Borrowing shall be accompanied by an Officer’s Certificate certifying (and containing calculations in reasonable detail satisfactory to the Administrative Agent) that after giving effect to such acquisition, the aggregate consideration for all acquisitions made in reliance on this clause (iv) does not exceed the aggregate amount of Additional Investment Proceeds at such time.

7.03     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)     during the Covenant Waiver Period, so long as no Default exists at the time of, or after giving effect to, the creation, incurrence or assumption of any Indebtedness in reliance on any of clauses (vi) through (ix) below:

(i)     Indebtedness under the Loan Documents (including Guarantees thereof);

(ii)     Indebtedness under the Huntington Term Loan Agreement, the PNC Term Loan Agreement, the Regions Term Loan Agreement and the Prudential Note Agreement (in each case as defined in the Intercreditor Agreement) and Permitted Refinancing Indebtedness in respect of any of the foregoing (including Guarantees thereof);

(iii)     Consolidated Secured Recourse Indebtedness existing on the Second Amendment Effective Date (including existing Guarantees thereof) and Permitted Refinancing Indebtedness in respect thereof;

(iv)     Non-Recourse Indebtedness existing on the Second Amendment Effective Date and Permitted Refinancing Indebtedness in respect thereof (in each case, including Guarantees thereof to the extent recourse thereunder is limited to Customary Non-Recourse Carveouts);

(v)     unsecured obligations (contingent or otherwise) of a Loan Party or any Subsidiary existing or arising under any Swap Contract (including unsecured Guarantees thereof), provided that (x) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (y) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(vi)     COVID-19 Relief Funds that constitute Unsecured Indebtedness (including unsecured Guarantees thereof);

(vii)     other Unsecured Indebtedness, including any Indebtedness designated by the Borrower pursuant to the terms of the Intercreditor Agreement as “Additional Pari Passu Lien Obligations” (such designated Indebtedness, the “Additional Pari Passu Lien Obligations”), in an aggregate amount for all such Unsecured Indebtedness not to exceed $150,000,000 (including unsecured Guarantees thereof); provided that (A) the maturity date for any such Unsecured Indebtedness shall be either within 364 days following its incurrence or on or after the sixth anniversary of the Second Amendment Effective Date and (B) no such Unsecured Indebtedness shall amortize prior to its maturity date;

(viii)     Non-Recourse Indebtedness of the Borrower and its Subsidiaries created, incurred or assumed after the Second Amendment Effective Date (including Guarantees thereof to the extent recourse thereunder is limited to Customary Non-Recourse Carveouts); provided, that (x) the aggregate amount of all such Non-Recourse Indebtedness at any one time outstanding shall not exceed $150,000,000 less the aggregate principal balance of Seller Notes that either constitute Recourse Indebtedness or are supported by a Guarantee that constitutes Recourse Indebtedness and (y) no such Non-Recourse Indebtedness shall amortize or mature prior to the sixth anniversary of the Second Amendment Effective Date (or, in the event that the Indebtedness arising under any Seller Note constitutes Non-Recourse Indebtedness, such Non-Recourse Indebtedness shall mature within 364 days following its issuance), except that Non-Recourse Indebtedness secured by real property may provide for customary mortgage-style amortization based on a term of not less than 25 years; and

(ix)     in the event that the Indebtedness arising under a Seller Note or any Guarantee thereof constitutes Recourse Indebtedness, Recourse Indebtedness in respect of such Seller Note; provided, that the aggregate amount of all Recourse Indebtedness at any one time outstanding in reliance on this clause (ix) shall not exceed $150,000,000 less the aggregate amount of Non-Recourse Indebtedness incurred by the Borrower and its Subsidiaries in reliance on clause (viii) above; and

(b)     on and after the Covenant Waiver Period Termination Date:

(i)     ~~(a)~~ Indebtedness under the Loan Documents (including Guarantees thereof);

(ii)     Indebtedness outstanding on the Covenant Waiver Period Termination Date under the Huntington Term Loan Agreement, the PNC Term Loan Agreement, the Regions Term Loan Agreement, the Prudential Note Agreement and any Additional Pari Passu Agreement (in each case as defined in the Intercreditor Agreement) (including Guarantees thereof);

(iii)     ~~(b)~~ Consolidated Secured Recourse Indebtedness of the Borrower and its Subsidiaries (including Guarantees thereof); provided that immediately after giving effect to the incurrence of such Indebtedness, the Loan Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11(a), (b) and (g);

~~(c)     Non-Recourse Indebtedness of the Borrower and its Subsidiaries; provided that immediately after giving effect to the incurrence of such Indebtedness, the Loan Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11(a) and (b);~~

~~(d)     Guarantees of Indebtedness that is otherwise permitted to exist under this Section 7.03;~~

(iv)     ~~(e)~~ unsecured obligations (contingent or otherwise) of a Loan Party or any Subsidiary existing or arising under any Swap Contract (including unsecured Guarantees thereof), provided that (~~i~~x) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (~~ii~~y) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

(v)     ~~(f)~~ any other ~~unsecured~~Unsecured Indebtedness (including unsecured Guarantees thereof); provided that (~~i~~A) taking into account the incurrence of such Indebtedness, the Loan Parties shall be in compliance, on a Pro Forma Basis, with the provisions of ~~Section~~Sections 7.11(a), (e) and (f) and (~~ii~~B) no Default shall have occurred and be continuing or would result under any other provision of this Agreement from such incurrence; and

(vi)     Non-Recourse Indebtedness of the Borrower and its Subsidiaries (including Guarantees thereof to the extent recourse thereunder is limited to Customary Non-Recourse Carveouts); provided that (A) taking into account the incurrence of such Indebtedness, the Loan Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Sections

7.11(a) and (b) and (B) no Default shall have occurred and be continuing or would result under any other provision of this Agreement from such incurrence.

7.04     Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) all or substantially all of its assets or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)     (i) any Person may merge into a Loan Party or a Subsidiary in a transaction in which such Loan Party or such Subsidiary is the surviving Person (provided that the Borrower must be the survivor of any merger involving the Borrower), subject to the requirements of ~~Section 6.12,~~Sections 6.12 and 6.20, (ii) any Loan Party or any Subsidiary may sell, lease, transfer or otherwise dispose of its assets to another Loan Party or another Subsidiary, subject to the requirements of ~~Section 6.12,~~Sections 6.12 and 6.20, (iii) any Subsidiary (other than a Loan Party) may liquidate or dissolve if such liquidation or dissolution is not materially disadvantageous to the Lenders and the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower, and (iv) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would result, any Loan Party or any Subsidiary may sell, transfer or otherwise dispose of Equity Interests of a Subsidiary (other than a Loan Party); provided that if any of the foregoing is consummated pursuant to a Division, then the Borrower shall comply with the requirements of Sections 6.12 and 6.20 with respect to each Division Successor;

(b)     in connection with any acquisition permitted under Section 7.02, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a Wholly Owned Subsidiary of the Borrower and shall comply with the requirements of ~~Section~~Sections 6.12 and 6.20;

(c)     any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation, pursuant to a Division or otherwise) to the Borrower or to another Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party; and provided, further, that if any Subsidiary consummates a Division, then the Borrower shall comply with the requirements of Sections 6.12 and 6.20 with respect to each Division Successor; and

(d)     Dispositions permitted by Section 7.05(d) shall be permitted under this Section 7.04.

7.05     Dispositions. Make any Disposition or, in the case of any Subsidiary of the Borrower, issue, sell or otherwise Dispose of any of such Subsidiary’s Equity Interests to any Person, except:

(a)     Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)     Dispositions of property by any Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower; provided that if the transferor is a Loan Party, the transferee thereof must be a Loan Party; and provided, further, that if any Subsidiary Guarantor consummates a Division, then the Borrower shall comply with the requirements of Sections 6.12 and 6.20 with respect to each Division Successor;

(c)     Dispositions permitted by Section 7.04(a), (b) or (c); and

(d)     (i) the Disposition of any Real Estate and (ii) the sale or other Disposition of all, but not less than all, of the Equity Interests of any Subsidiary; provided that no such Disposition shall result in a Material Adverse Effect and, at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; provided further that if (x) such Real Estate is an Unencumbered Eligible Property or (y) such Subsidiary owns any Unencumbered Eligible Property, then at least two Business Days prior to the date of such Disposition, the Administrative Agent shall have received ~~(1)~~ an Officer’s Certificate certifying that ~~(A)~~ at the time of and immediately after giving effect to such Disposition (~~x)~~A) if such Disposition is consummated on or after the Covenant Waiver Termination Date, the Loan Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11(a), (e) and (f) and (y) ~~no Default shall have occurred and be continuing or would result under any other provision of this Agreement from such Disposition and (B) such Disposition does not result in a Material Adverse Effect~~and (B) the conditions set forth in the first proviso to this clause (d) shall have been satisfied.

7.06     Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that the following shall be permitted:

(a)     the Borrower and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(b)     the Borrower may make cash Restricted Payments; provided, that, (i) if an Event of Default shall have occurred and be continuing or would result therefrom and/or the Covenant Waiver Period Termination Date has not yet occurred, the Borrower shall only be permitted to make cash Restricted Payments in an amount not to exceed the greater of (x) the amount necessary to enable the Borrower to avoid payment by the Consolidated Group of federal or state income or excise taxes and (y) the amount necessary to enable the Borrower to maintain its status as a real estate investment trust and (ii) no cash Restricted Payments shall be permitted under this clause (b) following an acceleration of the Obligations pursuant to Section 8.02 or following the occurrence of any Event of Default under Section 8.01(a), 8.01(f) or 8.01(g);

(c)     each Subsidiary of the Borrower may make cash Restricted Payments pro rata to the holders of its Equity Interests; and

(d)     following the occurrence of the Covenant Waiver Period Termination Date, each Subsidiary of the Borrower may make purchases of Equity Interests in any Subsidiary or Unconsolidated Affiliate of the Borrower that is held by any other Person to the extent that such purchase constitutes an Investment that is permitted under Section 7.02.

7.07     Change in Nature of Business. Engage to any material extent in any business other than businesses of the type conducted by the Loan Parties and their Subsidiaries on the Closing Date and businesses reasonably related thereto.

7.08     Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or a Subsidiary thereof as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties, (ii) transactions between or among Wholly Owned Subsidiaries of the Borrower, (iii) Investments and Restricted Payments expressly permitted hereunder and (iv) the Operating Leases.

7.09     Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any other Loan Party or to otherwise transfer property to the Borrower or any other Loan Party, other than Permitted Pari Passu Encumbrances, (ii) of any Loan Party to Guarantee the Obligations or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, other than Permitted Pari Passu Encumbrances; provided, that clauses (i) and (iii) shall not prohibit ~~any~~ (A) any customary limitation on Restricted Payments or negative pledges or transfers of property incurred or provided in favor of (1) any holder of Indebtedness permitted under Section 7.03~~(b) or Section 7.03(c)~~ (a)(ii), Section 7.03(a)(vii), Section 7.03(b)(ii) or Section 7.03(b)(v) (in each case solely to the extent such limitation is not in any material respect more restrictive than the corresponding limitations included in this Agreement), (2) any holder of Indebtedness permitted under Section 7.03(a)(vi) (in each case solely to the extent such limitation is either not in any material respect more restrictive than the corresponding limitations included in this Agreement or is included in an agreement governing such Indebtedness that exists prior to the date such Indebtedness is incurred) or (3) any holder of Indebtedness permitted under Section7.03(a)(iii), Section 7.03(a)(iv), Section 7.03(a)(viii), Section 7.03(a)(ix), Section 7.03(b)(iii) and Section 7.03(b)(vi) (in each case (x) with respect to negative pledges and transfers of property, solely to the extent any such limitation relates to property financed by or the subject of such Indebtedness and (y) with respect to Restricted Payments, solely to the extent that such limitation relates solely to the direct owner of such property and such direct owner owns no other material assets), (B) negative pledges or limitation on transfers of property contained in any agreement in connection with a Disposition permitted by Section 7.05 (provided that such limitation shall only be effective against the assets or property that are the subject of Disposition), (C) limitation on Restricted Payments by reason of customary provisions in joint venture agreements or other similar agreements applicable to Subsidiaries that are not Wholly- Owned Subsidiaries, (D) any limitation on Restricted Payments, negative pledges or limitations on transfers of property by reason of customary provisions limiting the disposition or distribution of assets or property in asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements, and (E) limitation on Restricted Payments by reason of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business; provided, further, that notwithstanding the foregoing, in no event shall any negative pledge be permitted with respect to any Unencumbered Eligible Property or any Equity Interests of any Direct Owner or Indirect Owner of any Unencumbered Eligible Property.

7.10     Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (a) purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) finance or refinance any commercial paper issued by any Loan Party.

7.11     Financial Covenants. At all times following the Covenant Waiver Period:

(a)     Maximum Consolidated Leverage Ratio. Permit, as of the last day of each fiscal quarter, the Consolidated Leverage Ratio to exceed 6.50 to 1.00; provided that, the Consolidated Leverage Ratio may exceed 6.50 to 1.0, but not exceed 7.0 to 1.0, as of the last day of each fiscal quarter that occurs during a Surge Period.

(b)     Maximum Secured Leverage Ratio. Permit Consolidated Secured Indebtedness to exceed 45% of Consolidated Total Assets as of the last day of each fiscal quarter of the Borrower.

(c)     Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $3,249,276,000 plus (ii) an amount equal to 75% of the Net Cash Proceeds received by the Borrower from issuances and sales of Equity Interests of the Borrower occurring after the last day of the fiscal quarter most recently ended prior to the Closing Date for which Borrower’s financial statements are publicly available (other than any such Net Cash Proceeds received in connection with any customary dividend reinvestment program).

(d)     Minimum Fixed Charge Coverage Ratio. Permit the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges to be less than 1.50:1.00 as of the last day of each fiscal quarter of the Borrower for the period of four full fiscal quarters then ended.

(e)     Minimum Unsecured Interest Coverage Ratio. Permit the ratio of Unencumbered Adjusted NOI to Consolidated Implied Interest Expense for such period in respect of Consolidated Unsecured Indebtedness to be less than 2.00:1.00 as of the last day of each fiscal quarter of the Borrower for the period of four full fiscal quarters then ended.

(f)     Maximum Unsecured Leverage Ratio. Permit Consolidated Unsecured Indebtedness to exceed 60% of the Unencumbered Asset Value as of the last day of each fiscal quarter of the Borrower; provided that, notwithstanding the foregoing, Consolidated Unsecured Indebtedness may exceed 60% of the Unencumbered Asset Value, but not exceed 65% of the Unencumbered Asset Value, as of the last day of each fiscal quarter that occurs during a Surge Period.

(g)     Maximum Secured Recourse Indebtedness. Permit Consolidated Secured Recourse Indebtedness to exceed 10% of Consolidated Total Assets as of the last day of each fiscal quarter of the Borrower.

Notwithstanding anything to the contrary contained in this Agreement (including in this Section 7.11, in any of the defined terms used in this Section 7.11, in Section 1.03(d) or otherwise), in connection with any calculation relating to this Section 7.11, the calculated amounts shall be annualized to the extent the period from the Covenant Waiver Period Termination Date through the most recently ended fiscal quarter is not at least four (4) fiscal quarters, in the case of any applicable period that is based on four (4) fiscal quarters.

7.12     Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.

7.13     Amendments of Organization Documents. At any time cause or permit any of its, or any of its Subsidiary’s, Organization Documents to be modified, amended, amended and restated or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Administrative Agent, if such changes would adversely affect in any material respect the rights of the Administrative Agent, the L/C Issuers or the Lenders hereunder or under any of the other Loan Documents; provided that if such prior consent or approval is not required, such Loan Party shall nonetheless notify the Administrative Agent in writing promptly after any such modification, amendment, amendment and restatement, or supplement to the charter documents of such Loan Party.

7.14     Sanctions.

(a)     Directly or indirectly, engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any applicable law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or violate these laws or any other applicable anti-money laundering law or engage in these actions.

(b)     Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Bookrunner, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.15     Compliance with Environmental Laws. Do, or permit any other Person to do, any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for quantities of Hazardous Materials used in the ordinary course of business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental Laws, (c) generate any Hazardous Materials on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of Hazardous Materials on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Materials which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws), except, with respect to any Real Estate other than a Unencumbered Eligible Property where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.

7.16     Management Status. Be party to any agreement under which any material management or advisory services are provided to any Loan Party or any of their respective Subsidiaries or pursuant to which any Loan Party or any of their respective Subsidiaries pays any material management, advisory or similar fees, other than the Management Agreements.

7.17     Anti-Corruption Laws~~(a)~~     . Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions.

7.18     Capital Expenditures. Make or become legally obligated to make any discretionary Capital Expenditure, except for discretionary Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during the Covenant Waiver Period $50,000,000. For the avoidance of doubt, emergency, life and safety repairs will not be considered to be discretionary.

7.19     Liquidity. Permit the average Liquidity for any calendar month during the Covenant Waiver Period to be less than $100,000,000.

7.20     Voluntary Prepayments, Etc. of Other Indebtedness. During the Covenant Waiver Period, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (each, an “Other Debt Prepayment”) other than (a) prepayments of the Credit Extensions in accordance with the terms of this Agreement and (b) refinancings and refundings of Indebtedness constituting Permitted Refinancing Indebtedness to the extent permitted under Section 7.03(a), unless concurrently with such Other Debt Prepayment, the Borrower makes a prepayment of each of the Term A-1 Facility and the Term A-2 Facility, in each case in an amount equal to the applicable Corresponding Percentage of the Term A-1 Facility and the Term A-2 Facility, respectively.

Article VIII.      EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default. Any of the following shall constitute an Event of Default:

(a)     Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation (whether upon demand at maturity, by reason of acceleration or otherwise) or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within three Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)     Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.15, ~~6.17 or~~6.17, 6.18 or 6.20 or Article VII or Article X or in the Pledge Agreement; or

(c)     Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)     Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in the case of the representation contained in Section 5.19, in any respect) when made or deemed made or any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be incorrect or misleading in any respect after giving effect to such qualification when made or deemed made; or

(e)     Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Indebtedness or Guarantee of Recourse Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Indebtedness as to which such a failure exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Recourse Indebtedness or Guarantee of Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Indebtedness as to which such a failure exists, of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; (ii) any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Non-Recourse Indebtedness or Guarantee of Non-Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other Indebtedness as to which such a failure exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Non-Recourse Indebtedness or Guarantee of Non-Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), individually or in the aggregate with all other

Indebtedness as to which such a failure exists, of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the aggregate Swap Termination Values owed by the Borrower and all such Subsidiaries as a result thereof is greater than the Threshold Amount; or

(f)     Insolvency Proceedings, Etc. Any Loan Party or any one or more Subsidiaries thereof to which more than 5% of Consolidated Total Assets in the aggregate is attributable institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment. (i) Any Loan Party or any one or more Subsidiaries thereof to which more than 5% of Consolidated Total Assets in the aggregate is attributable becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)     Judgments. There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $35,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

(j)     Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)     Change of Control. There occurs any Change of Control; or

(l)     REIT Status. The Borrower shall, for any reason, fail to maintain its REIT Status, after taking into account any cure provisions set forth in the Code that are complied with by the Borrower~~.~~; or

(m)     Pledge Agreement. After delivery of the Pledge Agreement pursuant to Section 6.20, the Administrative Agent shall for any reason (other than due to the Administrative Agent’s actions or inactions) cease to have a valid and perfected Lien on the Collateral purported to be covered thereby.

8.02     Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)     declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c)     require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto (but in no event less than the Outstanding Amount of all L/C Obligations)); and

(d)     exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents and applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03     Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (other than amounts held as Cash Collateral with respect to Fronting Exposure of the Swing Line Lender, which shall be applied to Obligations constituting accrued and unpaid interest on, and unpaid principal of, the Swing Line Loans) shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Unused Fees, Facility Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and Obligations then owing under Lender Swap Contracts, ratably among the Lenders, the L/C Issuers and the Swap Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired or cancelled, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.

Notwithstanding the foregoing, Obligations arising under Lender Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received a Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Bank (except if such Swap Bank is the Administrative Agent or an Affiliate of the Administrative Agent), as the case may be. Each Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

Article IX.      ADMINISTRATIVE AGENT

9.01     Appointment and Authority. Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02     Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06     Resignation of Administrative Agent.

(a)     The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower so long as no Event of Default exists, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)     If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower so long as no Event of Default exists, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)     With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (x) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (y) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)     Any resignation by, or removal of, Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and as the Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor to Bank of America as an L/C Issuer or the Swing Line Lender

hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or the Swing Line Lender, as applicable, (b) the retiring L/C Issuer and the Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by Bank of America, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Bookrunners, Co-Syndication Agents, Documentation Agents or Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09     Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.

The Creditor Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid at par all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a member of the Consolidated Group is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Laws. In connection with any such credit bid and purchase, the Obligations owed to the Creditor Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the

Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Creditor Party or any acquisition vehicle to take any further action.

9.10     Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, the Lenders (including in their capacities as potential Swap Banks) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)     to (i) promptly effect the Collateral Release (x) upon satisfaction of the Collateral Release Conditions or (y) upon termination of the Revolving Credit Facility and the Term Facilities and the repayment in full of all Obligations arising in respect thereof (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), and (ii) release any Lien on any Collateral that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01; and

(b)     to release any Guarantor from its obligations under the Guaranty if required pursuant to Section 10.10 hereof. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in the Collateral pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the Collateral Release of the from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11     Lender Swap Contracts. Except as otherwise expressly set forth herein, no Swap Bank that obtains the benefit of the provisions of Section ~~8.03 or~~8.03, the Guaranty or any Collateral or by virtue of the provisions of this Agreement or any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or ~~of the Guaranty~~any other Loan Document) or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.

Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Swap Contracts except to the extent expressly provided herein and unless the Administrative Agent has received a Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Bank (except if such Swap Bank is the Administrative Agent or an Affiliate of the Administrative Agent), as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Swap Contracts in the case of a termination of this Agreement and the Facilities.

9.12     ~~Lender Representations Regarding~~Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Bookrunners and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     ~~Such~~such Lender is not using “plan assets” (within the meaning of ~~29 CFR § 2510.3-101, as modified by~~ Section 3(42) of ERISA or otherwise) of one or more Benefit Plans ~~in connection~~ with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit ~~or~~, the Commitments or this Agreement,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or,

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or ~~such~~(2) a Lender has ~~not~~ provided another representation, warranty and covenant ~~as provided~~ in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Bookrunners and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that~~:(i)     None~~ none of the Administrative Agent, the Bookrunners or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related ~~to~~ hereto or thereto)~~;~~

~~(ii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);~~

~~(iii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);~~

~~(iv)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and(v)     no fee or other compensation is being paid directly to the Administrative Agent, any Bookrunner, any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.~~

~~(c)     The Administrative Agent, each Bookrunner and each Arranger hereby informs the Lenders that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that it has a financial interest in the transactions contemplated hereby in that it or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the~~

~~Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.~~

Article X.      CONTINUING GUARANTY

10.01     Guaranty. Each Guarantor, jointly and severally with the other Guarantors, hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, and whether arising hereunder or under any other Loan Document or any Lender Swap Contract (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, reasonable and documented attorneys’ fees and expenses incurred in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided, that (i) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (ii) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount (taking into account any amounts payable to such Guarantor under Section 10.11) that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Notwithstanding anything to the contrary contained herein or elsewhere, no Guarantor shall by virtue of the joint and several nature of its obligations under this Guaranty and the other Loan Documents be liable for any Guaranteed Obligations that constitute Excluded Swap Obligations with respect to such Guarantor. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02     Rights of Lenders. Each Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, without the consent of such Guarantor, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, sell, or otherwise dispose of, or impair or fail to perfect any Lien on, any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute any other Guarantor or one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.

10.03     Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, any other Loan Party or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of the Borrower (other than the defense of prior payment in full of the Guaranteed Obligations); (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any requirement to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Creditor Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Creditor Party; and (f) to the fullest extent permitted by law, any and all other defenses (other than the defense of prior payment in full of the Guaranteed Obligations) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

10.04     Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party. For the avoidance of doubt, all obligations of each Guarantor under this Guaranty are joint and several obligations of all the Guarantors.

10.05     Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated, and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

10.06     Termination. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Creditor Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Creditor Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Creditor Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

10.07     Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Loan Party owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Creditor Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations; provided that such Guarantor may receive regularly scheduled payments of principal and interest on such obligations and indebtedness from the Borrower, except upon the occurrence and continuance of an Event of Default. If any amounts are paid to any Guarantor in violation of the foregoing subordination, then such amounts shall be held in trust for the benefit of the Creditor Parties and shall forthwith be paid to the Creditor Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured. Upon the occurrence and continuance of an Event of Default, if the Creditor Parties so request, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Creditor Parties and the proceeds thereof shall be paid over to the Creditor Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

10.08     Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower or any other Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Creditor Parties.

10.09     Condition of the Loan Parties. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Loan Parties and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Loan Parties and any such other guarantor as such Guarantor requires, and that none of the Creditor Parties has any duty, and such Guarantor is not relying on the Creditor Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Loan Party or any other guarantor of the Guaranteed Obligations (such Guarantor waiving any duty on the part of the Creditor Parties to disclose such information and any defense relating to the failure to provide the same).

10.10     Releases of Guarantors.

(a)     Releases following receipt of Investment Grade Credit Rating. If at any time the Borrower obtains an Investment Grade Credit Rating, the Administrative Agent shall (at the sole cost of the Borrower and pursuant to documentation reasonably satisfactory to the Administrative Agent) promptly release all of the Guarantors (other than any Guarantor that is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness) from their obligations under this Agreement and the other Loan Documents (the “Investment Grade Permitted Release”), upon the completion of the following conditions precedent:

(i)     The Borrower shall have delivered to the Administrative Agent, on or prior to the date that is ten (10) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Investment Grade Permitted Release is to be effected, an Officer’s Certificate (x) certifying that the Borrower has obtained an Investment Grade Credit Rating and (y) notifying the Administrative Agent and the Lenders that it is requesting the Investment Grade Permitted Release; and

(ii)     The Borrower shall have submitted to the Administrative Agent and the Lenders, within one (1) Business Day prior to the date on which the Investment Grade Permitted Release is to be effected, an Officer’s Certificate certifying to the Administrative Agent and the Lenders that, immediately before and immediately after giving effect to the Investment Grade Permitted Release, (1) no Default has occurred and is continuing or would result therefrom, (2) no Guarantor to be released is a borrower or guarantor of, or otherwise obligated in respect of, any Recourse Indebtedness, including, without limitation and for the avoidance of doubt, Recourse Indebtedness incurred under or in connection with notes or bonds issued pursuant to a Rule 144A Transaction, and (3) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, in the case of Section 5.19, all respects) on and as of the date of such release and immediately after giving effect to such release, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (B) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date (including such earlier date set forth in the foregoing clause (A)) after giving effect to such qualification and (C) for purposes of this Section 10.10, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)     Release upon Certain Events. At the request of the Borrower, any Guarantor may be released from its obligations under this Guaranty and the other Loan Documents subject to the following conditions: (i) the Borrower shall have delivered to the Administrative Agent, at least two Business Days prior to the date of the proposed release (or such shorter period of time as agreed to by the Administrative Agent in writing), a written request for such release (a “Guarantor Release Notice”), (ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, in the case of Section 5.19, all respects)

on and as of the effective date of such release and, both before and after giving effect to such release, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date (including such earlier date set forth in the foregoing clause (x)) after giving effect to such qualification and (z) for purposes of this Section 10.10, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, (iii) immediately after giving effect to such release, if such release occurs (1) during the Covenant Waiver Period, the Loan Parties shall be in compliance with Section 7.19 and (2) on or after the Covenant Waiver Termination Date, the Loan Parties shall be in compliance, on a Pro Forma Basis, with the provisions of Section 7.11(e) and (f), (iv) no Default shall have occurred and be continuing (unless such Default relates solely to an Unencumbered Eligible Property owned or ground leased by such Guarantor, which will no longer be an Unencumbered Eligible Property upon such Guarantor’s release) or would result under any other provision of this Agreement after giving effect to such release, and (v) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate certifying that the conditions in clauses (ii) through (iv) above have been satisfied. The Administrative Agent will (at the sole cost of the Borrower) following receipt of such Guarantor Release Notice and Officer’s Certificate, and each of the Lenders and L/C Issuers irrevocably authorizes the Administrative Agent to, execute and deliver such documents as the Borrower or such Guarantor may reasonably request to evidence the release of such Guarantor from its obligations hereunder and under the other Loan Documents, which documents shall be reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, each Unencumbered Eligible Property that is owned or ground leased directly or indirectly by a Guarantor that has been released from its obligations hereunder and under the other Loan Documents pursuant to Section 10.10(b) will immediately upon such release cease to be an Unencumbered Eligible Property.

(c)     The Administrative Agent shall promptly notify the Lenders of any such release hereunder, and this Agreement and each other Loan Document shall be deemed amended to delete the name of any Guarantor released pursuant to Section 10.10(b).

(d)     Notwithstanding anything in this Agreement to the contrary, including this Section 10.10, and without limitation of any other provision of this Section 10.10, during the Covenant Waiver Period no Guarantor shall be released from its obligations under the Guaranty unless (i) such Person ceases to be a Subsidiary as a result of, or is required to be released in order to consummate, a transaction permitted to occur under the Loan Documents during the Covenant Waiver Period, (ii) immediately before such release no Default shall have occurred and be continuing and upon effectiveness of such release no Default shall exist and (iii) the Borrower has complied with each of the requirements set forth in Section 10.10(b). For the avoidance of doubt, each Unencumbered Eligible Property that is owned or ground leased directly or indirectly by a Guarantor that has been released from its obligations hereunder and under the other Loan Documents during the Covenant Waiver Period will immediately upon such release cease to be an Unencumbered Eligible Property.

10.11     Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until after all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 10.11 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 10.11, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 10.11, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until after all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Guaranteed Obligations are terminated and all Letters of Credit have been cancelled, have expired or terminated or have been collateralized to the satisfaction of the Administrative Agent and the L/C Issuers. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Administrative Agent or the Required Lenders.

10.12     Keepwell(a)     . Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty hereunder by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.12 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 10.12 to constitute, and this Section 10.12 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Article XI.      MISCELLANEOUS

11.01     Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or, to the extent such amendment or waiver (i) changes the definition of “Required Revolving Lenders”, “Required Term A-1 Lenders”, “Required Term A-2 Lenders”, or “Required Incremental TL Facility Lenders” each Lender under the applicable Facility or (ii) waives any obligation of the Borrower to pay Letter of Credit Fees at the Default Rate, the Required Revolving Lenders), the Borrower and any applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (x) the Administrative Agent and the Borrower may, without the consent of any Lender or any Guarantor then party hereto, (1) amend this Agreement to add a Subsidiary as a “Guarantor” hereunder pursuant to a joinder agreement in substantially the form of Exhibit G and (2) amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission, typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender and (y) notwithstanding the foregoing provisions of this Section 11.01 (including the first proviso above), no such amendment, waiver or consent shall:

(a)     waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b)     without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders, the Required Term A-1 Lenders, the Required Term A-2 Lenders or the Required Incremental TL Facility Lenders, as the case may be;

(c)     extend (except as provided in Section 2.14) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)     postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(e)     reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)     change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(g)     change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in the first paragraph of this Section 11.01), without the written consent of each Lender;

(h)     release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except as expressly provided in the Loan Documents; or

(i)     impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A-1 Facility, each Term A-1 Lender, (ii) if such Facility is the Term A-2 Facility, each Term A-2 Lender, (iii) if such Facility is an Incremental TL Facility, each Term Lender holding Term Loans of such Incremental TL Facility, and (iv) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan

Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, amend, or waive or consent to any departure from, the definitions of LIBOR, LIBOR Screen Rate, LIBOR Successor Rate, LIBOR Successor Rate Conforming Changes or Scheduled Unavailability Date or the provisions of Section 3.07; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased or extended (except as provided in Section 2.14) without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender in a disproportionately adverse manner relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, subject to the provisions of Section 2.15, in connection with the establishment of any Incremental TL Facility the Administrative Agent, the Borrower and the Lenders providing commitments for such Incremental TL Facility may (without the consent of any other Person) amend, modify or supplement this Agreement and the other Loan Documents (A) to incorporate the terms of such Incremental TL Facility and to permit the extensions of credit and related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the then existing facilities hereunder, (B) to permit the Term Lenders providing such Incremental TL Facility to participate in any required vote or action required to be approved by the Required Lenders or (if applicable to Term Lenders) by any other number, percentage or class of Lenders hereunder and (C) the terms or provisions in any Loan Document requiring pro rata payments, distributions or sharing of payments (including Section 8.03) so long as such payments, distributions and sharing of payments continue to be based on each Lender’s Applicable Percentage with respect to the Facilities in which it participates.

11.02     Notices; Effectiveness; Electronic Communications.

(a)     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)     if to a Loan Party, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)     if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its

Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)     Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, an L/C Issuer or a Loan Party may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)     The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative

Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. In addition, in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)     Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to one or more of the Borrower and its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.

(e)     Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Loan Party shall jointly and severally indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03     No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or the Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04     Expenses; Indemnity; Damage Waiver.

(a)     Costs and Expenses. The Loan Parties shall jointly and severally pay, or cause to be paid, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Bookrunners and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Arrangers and the Bookrunners), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, amendments and restatements, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer, including the allocated costs of internal counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)     Indemnification. The Loan Parties shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, the Bookrunners, the Swing Line Lender, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable, actual and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any Affiliate Controlled by or under common Control with such Indemnitee).

(c)     Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the Arrangers, the Bookrunners, the Swing Line Lender, the L/C Issuers or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Arrangers, the Bookrunners, the Swing Line Lender, the L/C Issuers or such Related Party, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Arranger, any Bookrunner, the Swing Line Lender or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Line Lender or any L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)     Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party, nor any Subsidiary thereof, shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)     Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)     Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Revolving Credit Facility and the Term Facilities and the repayment, satisfaction or discharge of all the other Obligations.

11.05     Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount received by such Lender or such L/C Issuer and so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06     Successors and Assigns.

(a)     Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions (other than an assignment effected pursuant to the terms of Section 9.09, which shall not be subject to clauses (i), (ii) or (iv) below or restricted to Eligible Assignees):

(i)     Minimum Amounts.

(A)     in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it under any Facility or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)     in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of any Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to (A) the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)     Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)     the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, (2) if such assignment is with respect to the Revolving Credit Facility, such assignment is to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender or (3) if such assignment is with respect to a Term Facility, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)     the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if an assignment is to a Person that is not a Lender in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)     the consent of the L/C Issuers and the Swing Line Lender shall be required for any assignment in respect of the Revolving Credit Facility that is not to a Revolving Credit Lender.

(iv)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and shall pay or cause to be paid to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and such fee shall be waived in the event of an assignment by a Lender to its Affiliate. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)     No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any Loan Party’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).

(vi)     Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to (i) the assignee Lender and/or (ii) in the case of a partial assignment by a Lender of its rights or obligations under this Agreement, the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)     Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)     Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any other Loan Party, any L/C Issuer, the Swing Line Lender or the Administrative Agent, sell participations to any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the other Loan Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under Section 11.06(b) and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)     Certain Pledges. Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(f)     Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer and/or the Swing Line Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b) above, such Lender may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as the Swing Line Lender. In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder, as the case may be; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or the Swing Line Lender, as the case may be. If any Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If any Lender resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the resigning L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by the resigning L/C Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

11.07     Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or Section 11.01 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or any of its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or another Loan Party. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary thereof, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10     Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13     Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)     such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)     in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)     such assignment does not conflict with applicable Laws; and

(e)     in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 11.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if a Note has been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

11.14     Governing Law; Jurisdiction; Etc.

(a)     GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)     SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)     WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO

THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)     SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, amendment and restatement, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Bookrunners are arm’s-length commercial transactions between the Borrower, each of the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Bookrunners, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each of the Lenders, each of the Arrangers and each of the Bookrunners is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, any Lender, any Arranger or any Bookrunner has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders, the Arrangers and the Bookrunners

and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Lender, any Arranger or any Bookrunner has any obligation to disclose any of such interests to the Borrower, the other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each of the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, any Lender, any Arranger or any Bookrunner with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17     Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation, Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include ~~electronic signatures~~Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept ~~electronic signatures~~Electronic Signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification and (b) upon the reasonable request of the Administrative Agent, any Electronic Signature of any party to this Agreement shall, as promptly as practicable, be followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

11.18     USA PATRIOT Act. Each Lender that is subject to the U.S. Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the U.S. Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the U.S. Patriot Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act.

11.19     ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.20     Existing Notes. On the Closing Date, the Existing Notes, if any, held by each Lender shall be deemed to be cancelled. All amounts owing under, and evidenced by, the Existing Notes of any Lender as of the Closing Date shall continue to be outstanding hereunder notwithstanding any such cancellation and such amounts shall in any event be evidenced by, and governed by the terms of, the Loan Documents. Each Lender, whether or not requesting a Revolving Credit Note, a Term A-1 Note or a Term A-2 Note hereunder, shall use its commercially reasonable efforts to deliver the Existing Notes held by it to the Borrower for cancellation and/or amendment and restatement. Each Lender hereby agrees to indemnify and hold harmless the Loan Parties from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against any Loan Party arising out of such Lender’s failure to deliver the Existing Notes held by it to the Borrower for cancellation, subject to the condition that the Borrower shall not make any payment to any Person claiming to be the holder of such Existing Notes unless such Lender is first notified of such claim and is given the opportunity, at such Lender’s sole cost and expense, to assert any defenses to such payment.

11.21     Amendment and Restatement. As of the Closing Date, the “Lenders” under (and as defined in) the Existing Credit Agreement shall be Lenders under this Agreement with Commitments as set forth on Schedule 2.01 hereto. On the Closing Date, the Existing Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement as in effect prior to the Closing Date and (b) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Without limiting the generality of the foregoing (i) all “Loans” outstanding under the Existing Credit Agreement shall on the Closing Date become Loans hereunder and (ii) all other Obligations outstanding under the Existing Credit Agreement shall on the Closing Date be Obligations under this Agreement.

11.22     Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the Applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by ~~an EEA~~the Applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the Applicable Resolution Authority.

11.23     Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 11.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[signature pages immediately follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[Signature Page to Second Amended and Restated Credit Agreement]

ANNEX II TO SECOND AMENDMENT

(Schedule 2.01 to Second Amended and Restated Credit Agreement)

(see attached)

SCHEDULE 2.01

COMMITMENTS,
APPLICABLE PERCENTAGES AND SUBLIMITS;

TERM A-1 HEDGED PORTION AND TERM A-2 HEDGED PORTION

Lender	Revolving Credit Commitment	Term A-1 Commitments		Term A-2 Commitments		Total Allocation	Applicable Percentage (for each Facility and Total Allocation)
		Hedged Portion	Unhedged Portion	Hedged Portion	Unhedged Portion
Bank of America, N.A.	$55,000,000.00	$25,882,352.94	$0.00	$19,411,764.72	$9,705,882.34	$110,000,000.00	12.941176470%
KeyBank National Association	$55,000,000.00	$25,882,352.94	$0.00	$19,411,764.71	$9,705,882.35	$110,000,000.00	12.941176470%
Wells Fargo Bank, National Association	$55,000,000.00	$25,882,352.94	$0.00	$19,411,764.71	$9,705,882.35	$110,000,000.00	12.941176470%
U.S. Bank National Association	$55,000,000.00	$25,882,352.94	$0.00	$19,411,764.71	$9,705,882.35	$110,000,000.00	12.941176470%
Citibank, N.A.	$35,000,000.00	$16,470,588.24	$0.00	$12,352,941.17	$6,176,470.59	$70,000,000.00	8.235294120%
Regions Bank	$35,000,000.00	$16,470,588.24	$0.00	$12,352,941.17	$6,176,470.59	$70,000,000.00	8.235294120%
The Bank of Nova Scotia	$35,000,000.00	$16,470,588.24	$0.00	$12,352,941.17	$6,176,470.59	$70,000,000.00	8.235294120%
Sumitomo Mitsui Banking Corporation	$25,000,000.00	$11,764,705.88	$0.00	$8,823,529.41	$4,411,764.71	$50,000,000.00	5.882352940%
Truist Bank, f/k/a Branch Banking and Trust Company	$25,000,000.00	$11,764,705.88	$0.00	$8,823,529.41	$4,411,764.71	$50,000,000.00	5.882352940%
The Huntington National Bank	$25,000,000.00	$11,764,705.88	$0.00	$8,823,529.41	$4,411,764.71	$50,000,000.00	5.882352940%
PNC Bank, National Association	$25,000,000.00	$11,764,705.88	$0.00	$8,823,529.41	$4,411,764.71	$50,000,000.00	5.882352940%

Total	$425,000,000.00	$200,000,000.00	$0.00	$150,000,000.00	$75,000,000.00	$850,000,000.00	100.000000000%

Schedule 2.01

Lender	Letter of Credit Sublimit	Swing Line Subfacility
Bank of America, N.A.	$8,333,333.34	$25,000,000.00
KeyBank National Association	$8,333,333.33	$0.00
Wells Fargo Bank, National Association	$8,333,333.33	$0.00
U.S. Bank National Association	$0.00	$0.00
Citibank, N.A.	$0.00	$0.00
Regions Bank	$0.00	$0.00
The Bank of Nova Scotia	$0.00	$0.00
Sumitomo Mitsui Banking Corporation	$0.00	$0.00
Truist Bank, f/k/a Branch Banking and Trust Company	$0.00	$0.00
The Huntington National Bank	$0.00	$0.00
PNC Bank, National Association	$0.00	$0.00

Total	$25,000,000.00	$25,000,000.00

Schedule 2.01

ANNEX III TO SECOND AMENDMENT

(Schedule 5.13 to Second Amended and Restated Credit Agreement)

(see attached)

SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Part (a).     Subsidiaries.

See attached.

Part (b).     Other Equity Investments.

See Schedule 5.13(a).

Part (c).     Loan Parties.

See attached.

Schedule 5.13 (a)

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Apple Hospitality REIT – top level w/REIT subsidiaries	1

Apple REIT Seven, Inc. /Apple Seven Hospitality Ownership, Inc. subsidiaries	2

Apple Seven Hospitality Management, Inc. subsidiaries	4

Apple Eight Hospitality Ownership, Inc. subsidiaries	5

Apple Eight Hospitality Management, Inc. subsidiaries	7

Apple Nine Hospitality Ownership, Inc. subsidiaries	8

Apple Nine Hospitality Management, Inc. subsidiaries	10

Apple REIT Ten, Inc. / Apple Ten Hospitality Ownership, Inc. subsidiaries	11

Apple Ten Hospitality Management, Inc. subsidiaries	13

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 1 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 2 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Apple Hospitality REIT, Inc.
Apple REIT Seven, Inc.
Apple Seven Hospitality Inc.
Apple Seven Hospitality Ownership, Inc.
Apple Seven SPE Rancho Bernardo, Inc.
Apple Seven SPE Richmond, Inc.
Apple Seven SPE San Diego, Inc.
Apple Seven SPE Seattle, Inc.
Apple Seven SPE SoCal,
Other subsidiaries page 2

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 3 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 4 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 5 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 6 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 7 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 8 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 9 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 10 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 11 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Apple Hospitality REIT, Inc.
Apple REIT Ten, Inc.
Apple Ten Hospitality Inc.
Apple Ten Hospitality Ownership, Inc.
Apple Ten SPE Franklin I, Inc.
Apple Ten SPE Franklin II, Inc.
Apple Ten Illinois MM, Inc.
1% managing member
99% non-managing member
Apple Ten Illinois, LLC
Other subsidiaries Page 11

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 12 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 13 of 14

Apple Hospitality REIT, Inc.

Subsidiary Chart

As of May 15, 2020

Unless otherwise specified, all entities are formed in Virginia and ownership is 100%.	Page 14 of 14

Schedule 5.13 - Part (c)

Apple Hospitality REIT, Inc.
Principal Place of Business and Chief Executive Office Address: 814 E. Main St., Richmond VA 23219

Company Name	Formation State – Date	Entity Type	Principal Place of Business
Apple Hospitality REIT, Inc.	VA-11/8/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight California, Inc.	VA-11/29/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight Hospitality Management, Inc.	VA-1/19/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight Hospitality Massachusetts Services, Inc.	VA-10/31/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight Hospitality Massachusetts, Inc.	VA-10/31/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight Hospitality Midwest, LLC	VA-12/13/07	Limited Liability Company	814 E. Main St., Richmond VA 23219
Apple Eight Hospitality Ownership, Inc.	VA-1/19/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight Hospitality Texas Services, LLC	VA-1/31/08	Limited Liability Company	814 E. Main St., Richmond VA 23219
Apple Eight Hospitality, Inc.	VA-1/19/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight NC GP, Inc.	VA-12/4/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight NC LP, Inc.	VA-12/4/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight North Carolina, L.P.	VA-12/4/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight Services Fayetteville, Inc.	VA-4/9/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight Services Jacksonville, Inc.	VA-11/27/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Eight SPE Savannah, Inc.	VA-6/6/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Florida Services, Inc.	VA-5/15/15	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Hospitality Management, Inc.	VA-11/8/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Hospitality Ownership, Inc.	VA-11/8/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Hospitality Texas Services II, Inc.	VA-9/18/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Hospitality Texas Services III, Inc.	VA-8/17/10	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Hospitality Texas Services IV, Inc.	VA-9/18/14	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Hospitality Texas Services, Inc.	VA-8/8/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Hospitality, Inc.	VA-11/8/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Louisiana GP, Inc.	VA-12/1/2017	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine Louisiana, L.P.	VA-12/1/2017	Limited Partnership	814 E. Main St., Richmond VA 23219
Apple Nine Malvern Pennsylvania Business Trust	PA-11/8/10	Business Trust	814 E. Main St., Richmond VA 23219
Apple Nine Missouri, LLC	VA-3/26/10	Limited Liability Company	814 E. Main St., Richmond VA 23219
Apple Nine NC GP, Inc.	VA-10/17/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine NC LP, Inc.	VA-10/17/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine North Carolina, L.P.	VA-10/17/08	Limited Partnership	814 E. Main St., Richmond VA 23219
Apple Nine Oklahoma, LLC	VA-3/26/10	Limited Liability Company	814 E. Main St., Richmond VA 23219
Apple Nine Pennsylvania Business Trust	PA-11/24/08	Business Trust	814 E. Main St., Richmond VA 23219
Apple Nine Pennsylvania, Inc.	VA-11/21/08	Corporation	814 E. Main St., Richmond VA 23219
Apple Nine SPE Malvern, Inc.	VA-11/8/10	Corporation	814 E. Main St., Richmond VA 23219
Apple REIT Eight, Inc.	VA-8/5/13	Corporation	814 E. Main St., Richmond VA 23219
Apple REIT Seven, Inc.	VA-8/5/13	Corporation	814 E. Main St., Richmond VA 23219
Apple REIT Ten, Inc.	VA-4/8/16	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Hospitality Management, Inc.	VA-5/25/05	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Hospitality Ownership, Inc.	VA-5/25/05	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Hospitality, Inc.	VA-5/25/05	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Management Services GP, Inc.	VA-04/07/06	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Management Services LP, Inc.	VA-04/07/06	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Services Highlands Ranch, Inc.	VA-1/31/07	Corporation	814 E. Main St., Richmond VA 23219

Apple Seven Services II, LLC	VA-8/2/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Services Lakeland, Inc.	VA-3/27/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Services Provo-San Diego, Inc.	VA-3/12/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Services Richmond, Inc.	VA-12/18/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Seven Services Southeast, L.P.	VA-08/02/06	Limited Partnership	814 E. Main St., Richmond VA 23219
Apple Seven Services, LLC	VA-6/28/07	Limited Liability Company	814 E. Main St., Richmond VA 23219
Apple Seven SPE Richmond, Inc.	VA-12/18/07	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Alabama Services, LLC	VA-3/8/13	Limited Liability Company	814 E. Main St., Richmond VA 23219
Apple Ten Business Trust	VA-2/18/11	Business Trust	814 E. Main St., Richmond VA 23219
Apple Ten Florida Services, Inc.	VA-3/31/14	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Hospitality Management, Inc.	VA-8/11/10	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Hospitality Ownership, Inc.	VA-8/11/10	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Hospitality Texas Services II, Inc.	VA-5/21/12	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Hospitality Texas Services III, Inc.	VA-3/29/13	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Hospitality Texas Services IV, Inc.	VA-5/31/13	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Hospitality Texas Services, Inc.	VA-9/15/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Hospitality, Inc.	VA-8/11/10	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Illinois Services, Inc.	VA-5/28/15	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Illinois, LLC	VA-11/10/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Illinois MM, Inc.	VA-11/10/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten NC GP, Inc.	VA-2/10/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten NC LP, Inc.	VA-2/10/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Nebraska, LLC	VA-7/18/11	Limited Liability Company	814 E. Main St., Richmond VA 23219
Apple Ten North Carolina, L.P.	VA-2/10/11	Limited Partnership	814 E. Main St., Richmond VA 23219
Apple Ten Oklahoma Services, Inc.	VA-10/29/13	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Oklahoma, LLC	VA-5/31/13	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten SPE Capistrano, Inc.	VA-4/29/15	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Services Capistrano, Inc.	VA-4/29/15	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Services Gainesville, Inc.	VA-12/28/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Services Knoxville II, Inc.	VA-6/6/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Services OHare, Inc.	VA-7/18/11	Corporation	814 E. Main St., Richmond VA 23219
Apple Ten Services Scottsdale, Inc.	VA-9/15/11	Corporation	814 E. Main St., Richmond VA 23219

ANNEX IV TO SECOND AMENDMENT

(Exhibit K to Second Amended and Restated Credit Agreement - Form of Pledge Agreement)

(see attached)

[FORM OF] PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of [●], (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), is entered into by and among the parties signatory hereto as a “Pledgor” (the “Initial Pledgors”), and certain other Subsidiaries of the Borrower from time to time party hereto pursuant to a supplement in the form of Exhibit A (the Initial Pledgors and each such other Subsidiary are individually referred to herein as a “Pledgor” and collectively as the “Pledgors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Creditor Parties (as defined in the Credit Agreement identified below). Capitalized terms used herein and not otherwise defined herein (including, without limitation, Section 1 hereof) shall have the respective meanings ascribed to such terms in the Credit Agreement.

RECITALS:

WHEREAS, Apple Hospitality REIT, Inc. (the “Borrower”), certain Subsidiaries of the Borrower from time to time party thereto, as Guarantors, each lender from time to time party thereto (the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain Second Amended and Restated Credit Agreement, dated as of July 27, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” and the agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, including, without limitation, any guaranty delivered in connection therewith, the “Loan Documents”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrower;

WHEREAS, the Pledgors wish to secure their obligations to the Creditor Parties pursuant to the terms of this Pledge Agreement;

WHEREAS, each of the Pledgors is willing to pledge its capital stock, membership interests or partnership interests in its Subsidiaries to the Administrative Agent, for the benefit of the Creditor Parties, as security for the Obligations pursuant to the terms of this Pledge Agreement;

WHEREAS, Schedule I hereto sets forth certain of the Pledgors’ Subsidiaries (the “Initial Pledged Subsidiaries”);

WHEREAS, additional Subsidiaries of the Borrower may become Pledgors under this Pledge Agreement by executing and delivering to the Administrative Agent a supplement to this Pledge Agreement substantially in the form of Exhibit A hereto (each such supplement, a “Pledge Supplement”) setting forth certain Subsidiaries of such Pledgor (the “Supplemental Pledged Subsidiaries”); and

WHEREAS, each Pledgor may from time to time execute and deliver to the Administrative Agent an amendment to this Pledge Agreement substantially in the form of Exhibit B hereto (each such amendment, a “Pledge Amendment”) setting forth additional Subsidiaries of such Pledgor (the “Additional Pledged Subsidiaries”) (the Initial Pledged Subsidiaries, the Additional Pledged Subsidiaries and the Supplemental Pledged Subsidiaries collectively referred to herein as the “Pledged Subsidiaries”);

NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of any Pledgor pursuant to any Loan Document, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Administrative Agent hereby agree as follows:

SECTION 1.     Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined (and, with respect to such terms, the singular shall include the plural and vice versa and any gender shall include any other gender as the context may require), and the following term shall have the following meaning:

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, as amended or supplemented from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s and the Creditor Parties’ security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. Any and all terms used in this Pledge Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

SECTION 2.     Pledge. Each Pledgor hereby pledges to the Administrative Agent, for the benefit of the Creditor Parties, and grants to the Administrative Agent, for the benefit of the Creditor Parties, a security interest in, the collateral described in subsections (a) through (e) below (collectively, the “Pledged Collateral”):

(a)     (i)  All of the capital stock, now or at any time or times hereafter, owned directly by the Pledgor, including all of the capital stock of the Pledged Subsidiaries listed on Schedule I which are corporations (such shares being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement or Pledge Amendment), the certificates representing the shares of such capital stock and all options and warrants or other rights for the purchase of shares of the stock of such Pledged Subsidiaries now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants or other rights and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants or other rights being hereinafter collectively referred to as the “Pledged Stock”), herewith, or from time to time, delivered to the Administrative Agent accompanied by stock powers in the form of Exhibit C attached hereto and made a part hereof (the “Powers”) duly executed in blank, and all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

(ii)     All additional shares of capital stock of the Pledged Subsidiaries described in Section 2(a)(i) above from time to time acquired by the Pledgor in any manner, and the certificates, which shall be delivered to the Administrative Agent accompanied by Powers duly executed in blank, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock, and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment to reflect such additional shares), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(b)     (i)  All of the membership interests, now or at any time or times hereafter, owned directly by the Pledgor, including all of the membership interests of the Pledgor in the Pledged Subsidiaries listed on Schedule I which are limited liability companies, and any certificates representing such membership interests in the Pledged Subsidiaries (such membership

2

interests being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement or Pledge Amendment), all of the right, title and interest of the Pledgor in, to and under its respective percentage interest, shares or units as a member and all investment property in respect of such membership interests, including, without limitation, Pledgor’s interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of such Pledged Subsidiaries, all of the Pledgor’s rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of the Pledgor as owner or holder of its membership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgor as owner or holder of its membership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto and the right to receive distributions of such Pledged Subsidiary’s cash, other property, assets, and all options and warrants or other rights for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the certificates of formation, the limited liability company agreements or any of the other organizational documents (such documents hereinafter collectively referred to as the “Operating Agreements”) of such Pledged Subsidiaries, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the “Pledged Membership Interests”) herewith delivered, if applicable, to the Administrative Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, and all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests;

(ii)     Any additional membership interests in the Pledged Subsidiaries described in Section 2(b)(i) above from time to time acquired by the Pledgor in any manner, and any certificates, which, if applicable, shall be delivered to the Administrative Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in Pledged Subsidiaries (any such additional interests shall constitute part of the Pledged Membership Interests, and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment from time to time to reflect such additional interests), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Administrative Agent a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder;

(c)     All of the partnership interests, now or at any time or times hereafter, owned directly by the Pledgor, including all of the partnership interest of the Pledgor in and to the Pledged Subsidiaries listed on Schedule I which are partnerships (such partnership interests being identified on Schedule I attached hereto to or on Schedule I to any applicable Pledge Supplement or Pledge Amendment), the property (and interests in property) that is owned by such Pledged Subsidiaries, all of the Pledgor’s rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of the Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto, all options and warrants or other rights of the

3

Pledgor for the purchase of any partnership interests in such Pledged Subsidiaries, all documents and certificates representing or evidencing the Pledgor’s partnership interests in such Pledged Subsidiaries, all of the Pledgor’s interest in and to the profits and losses of such Pledged Subsidiaries and the Pledgor’s right as a partner of such Pledged Subsidiaries to receive distributions of such Pledged Subsidiaries’ assets, upon complete or partial liquidation or otherwise, all of the Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by the Pledgor or its Affiliates to such Pledged Subsidiaries, all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, the Pledgor’s partnership interests in such Pledged Subsidiaries, and any other right, title, interest, privilege, authority and power of the Pledgor in or relating to such Pledged Subsidiaries, all whether now existing or hereafter arising, and whether arising under any partnership agreements of such Pledged Subsidiaries (as the same may be amended, modified or restated from time to time, the “Partnership Agreements”) or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing (all of the foregoing being referred to collectively as the “Pledged Partnership Interests”);

(ii)     Any additional partnership interests in the Pledged Subsidiaries described in Section 2(c)(i) above from time to time acquired by the Pledgor in any manner (any such additional interests shall constitute part of the Pledged Partnership Interests, and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment from time to time to reflect such additional interests), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and the Pledgor shall promptly thereafter deliver to the Administrative Agent a certificate duly executed by the Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder;

(d)     The property and interests in property described in Section 4 below; and

(e)     All proceeds of the collateral described in subsections (a) through (d) above.

SECTION 3.     Security for Obligations; Delivery of Pledged Collateral. The Pledged Collateral secures the prompt payment, performance and observance of the Obligations. To the extent that any Pledged Collateral is now or hereafter becomes evidenced by certificates or instruments, all such certificates and instruments, subject to Section 29, shall promptly be physically delivered to and held by or on behalf of the Administrative Agent, pursuant hereto, together with appropriate signed Powers and other endorsements in form and substance acceptable to the Administrative Agent.

SECTION 4.     Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

(a)     Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Pledged Subsidiaries, or any option included within the Pledged Collateral is exercised, or both, or

(b)     Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

4

then all new, substituted and additional membership or partnership interests, certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall, if applicable, be immediately delivered to and held by the Administrative Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 4 shall be deemed to permit any distribution or stock dividend, issuance of additional membership or partnership interests or stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Pledged Subsidiary which is not expressly permitted by the Loan Documents.

SECTION 5.     Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions, reorganizations or other exchanges, tender offers and voting rights), and each Pledgor agrees that neither the Administrative Agent nor any of the other Creditor Parties shall have any obligation to inform the Pledgors of any such changes or potential changes or to take any action or omit to take any action with respect thereto. Subject in all respects to the provisions of the Intercreditor Agreement, the Administrative Agent may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, subject in all respects to the provisions of the Intercreditor Agreement, the Administrative Agent may, after the occurrence and during the continuance of an Event of Default, exchange certificates or instruments representing or evidencing Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests for certificates or instruments of smaller or larger denominations.

SECTION 6.     Representations and Warranties. Each Pledgor represents and warrants as follows:

(a)     Each Pledgor is the sole legal and beneficial owner of the percentage of the issued and outstanding common stock, membership interests or partnership interests, as applicable, of the Pledged Subsidiaries, set forth opposite the name of such Pledged Subsidiary on Schedule I hereto;

(b)     As of the date hereof, all of the Pledged Collateral is uncertificated or if certificated, listed on Schedule I and Schedule I sets forth a complete and accurate list of all the Pledged Collateral, any certificates of which have been delivered to the Administrative Agent;

(c)     Each Pledgor (i) is a corporation, limited liability company or other entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation as described on Schedule II hereto, (ii) is duly organized and validly existing solely under the laws of its jurisdiction of organization, as set forth on Schedule II hereto, (iii) has the power and authority to own, lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a domestic or foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect, (iv) has its place of business or chief executive office (if it has more than one place of business) at the address set forth on Schedule II hereto, (v) has the right, power and authority and has taken all necessary corporate, limited liability company or partnership action required to authorize it, to execute, deliver and perform this Pledge Agreement in accordance with its terms and to

5

consummate the transactions contemplated hereby and (vi) has ensured that the grant of a security interest in the Pledged Collateral under this Pledge Agreement is enforceable and recognized in the jurisdiction of organization of each applicable Pledged Subsidiary. Neither any Pledgor nor any Subsidiary thereof is an Affected Financial Institution.

(d)     The exact legal name of each Pledgor as it appears in the Pledgors’ organizational documents, as amended, as filed with the Pledgors’ jurisdiction of organization is set forth on Schedule II hereto, and none of the Pledgors has conducted business during the last five years under any name other than its exact legal name as set forth on Schedule II, except for any prior names as described on Schedule II hereto;

(e)     No financing statement naming any Pledgor as debtor and describing or purporting to cover all or any portion of the Pledged Collateral, which has not lapsed or been terminated, has been filed in any jurisdiction except for financing statements naming the Administrative Agent on behalf of the Creditor Parties as secured party and financing statements filed with respect to security interests that secure Pari Passu Lien Obligations (as defined in the Intercreditor Agreement and used herein as therein defined);

(f)     There are no restrictions upon (i) the pledge or transfer of any of the Pledged Collateral, except for restrictions contained in agreements governing Liens described in clause (a) or (d) of the definition of Permitted Equity Encumbrances or (ii) the voting rights associated with any of the Pledged Collateral, except for restrictions contained herein or in any other Pari Passu Security Document (as defined in the Intercreditor Agreement and used herein as therein defined), or

(g)     Each Pledgor has the right to pledge and grant a security interest in such Pledged Collateral;

(h)     Each Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for Permitted Equity Encumbrances, the pledge and security interest granted to the Administrative Agent hereunder and the pledge and security interests that secure Pari Passu Lien Obligations;

(i)     The pledge of the Pledged Collateral does not violate (1) the articles or certificates of incorporation, by-laws, operating agreements, partnership agreements, declaration of trusts or other organization documents, as applicable, of the Pledged Subsidiaries, or any indenture, mortgage, loan or credit agreement to which any Pledgor or any of the Pledged Subsidiaries is a party or by which any of their respective properties or assets may be bound; or (2) any restriction on such transfer or encumbrance of such Pledged Collateral;

(j)     [reserved];

(k)     No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgors (except for the filing of financing statements contemplated pursuant to Section 7(f) hereof) or (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

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(l)     Upon delivery of each of the certificates representing the Pledged Collateral, or, as applicable, the filing of financing statements pursuant to Section 7(f) hereof, or upon execution of a control agreement, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected security interest in the Pledged Collateral, in favor of the Administrative Agent for the benefit of the Creditor Parties, securing the payment and performance of the Obligations;

(m)     Except as otherwise required with respect to Liens granted to secure Pari Passu Lien Obligations, no Pledgor has (i) registered the Pledged Collateral in the name of any other Person, (ii) consented to any agreement by any of the Pledged Subsidiaries in which any such Pledged Subsidiary agrees to act on the instructions of any other Person, (iii) delivered the Pledged Collateral to any other Person, or (iv) otherwise granted “control” (as such term is used in Section 8-106 of the UCC and used herein as therein defined) of the Pledged Collateral to any other Person;

(n)     The Powers are duly executed and give the Administrative Agent the authority they purport to confer; and

(o)     No Pledgor has any obligation to make further capital contributions or make any other payments to the Pledged Subsidiaries with respect to its interest therein.

SECTION 7.     Covenants. Subject in all respects to the provisions of the Intercreditor Agreement:

(a)     Except to the extent permitted by the terms of the Loan Documents, each Pledgor agrees that it will (i) not change its name or its current legal structure, and will not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) maintain its due organization and good standing in its jurisdiction of organization, (iii) not change its jurisdiction of organization, and (iv) not change its mailing address, place of business or chief executive office (if it has more than one place of business), unless such Pledgor shall have given the Administrative Agent not less than 10 Business Days prior written notice of such event or occurrence (or such shorter period of time as the Administrative Agent shall in its discretion agree in writing) and the Administrative Agent shall have taken, or the Pledgor shall have taken for the benefit of the Administrative Agent, such steps (with the cooperation of the Pledgors to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in such Pledged Collateral;

(b)     Except as otherwise required with respect to Liens granted to secure Pari Passu Lien Obligations, no Pledgor will (i) register the Pledged Collateral in the name of any Person other than the Administrative Agent, (ii) consent to any agreement between any Pledged Subsidiary and any Person other than the Administrative Agent in which such Pledged Subsidiary agrees to act on the instructions of any such Person, (iii) deliver the Pledged Collateral or any related Power or endorsement to any Person other than the Administrative Agent or (iv) otherwise grant “control” (as such term is used in Section 8-106 of the UCC) of the Pledged Collateral to any Person other than the Administrative Agent;

(c)     Each Pledgor will, at its expense, promptly execute, authorize, acknowledge and deliver all such instruments, certificates or other documents, and take all such additional actions as the Administrative Agent from time to time may reasonably request in order to ensure to the Administrative Agent the benefits of the security interest in and to the Pledged Collateral

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intended to be created by this Pledge Agreement, including, without limitation, (i) the authorization and filing of any necessary UCC financing statements, (ii) the delivery to the Administrative Agent of any certificates that may from time to time evidence the Pledged Collateral, (iii) the execution in blank and delivery of any necessary Powers or other endorsements, and (iv) taking such action as required in the jurisdiction of organization of the applicable Pledged Subsidiary in order to ensure the enforceability and recognition of such security interest in such jurisdiction of organization, and will cooperate with the Administrative Agent, at such Pledgor’s expense, in obtaining all necessary approvals and consents, and making all necessary filings under federal, state, local or foreign law in connection with such security interests or, following the occurrence and during the continuance of any Event of Default, any sale or transfer of the Pledged Collateral;

(d)     Each Pledgor has and will defend the title to the Pledged Collateral and the security interests of the Administrative Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such security interests;

(e)     Each Pledgor will, upon obtaining ownership of any additional Pledged Collateral promptly and in any event within ten (10) Business Days (or such longer period of time as the Administrative Agent shall in its discretion agree in writing) deliver to the Administrative Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Exhibit B hereto (a “Pledge Amendment”) in respect of any such additional Pledged Collateral, pursuant to which the Pledgor shall confirm its grant of a security interest in such additional Pledged Collateral pursuant to Section 2 hereof to the Administrative Agent, such grant being deemed effective as of the date hereof, regardless of whether such Pledge Amendment is ever executed pursuant to this paragraph. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Pledge Agreement and to unilaterally amend Schedule I hereto pursuant to the terms of Section 2 hereof, and agrees that all Pledged Collateral listed on any Pledge Amendment delivered to the Authorized Collateral Agent (as defined in the Intercreditor Agreement and used herein as therein defined), or amended Schedule I, shall for all purposes hereunder be considered Pledged Collateral (it being understood and agreed that the failure by any Pledgor or the Administrative Agent to prepare or execute any such Pledge Amendment shall not prevent the creation or attachment of the Administrative Agent’s lien and security interest in any such shares which creation and attachment shall automatically, and be deemed to, occur pursuant to Section 2 hereof);

(f)     Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction that the Administrative Agent may reasonably deem necessary to perfect the security interest granted hereby, any financing statements or amendments thereto that (a) describe the Pledged Collateral and (b) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Each Pledgor also ratifies its authorization for the Administrative Agent to have filed any financing statements or amendments thereto if filed prior to the date hereof;

(g)     Each Pledgor will (i) deliver to the Administrative Agent immediately upon execution of this Pledge Agreement, a Pledge Supplement or a Pledge Amendment, as applicable, the originals of all certificates or other instruments constituting Pledged Collateral and (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any certificates or other instruments constituting Pledged Collateral;

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(h)     Each Pledgor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of investment property not represented by certificates which are Pledged Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of investment property not represented by certificates and all rollovers and replacements therefor to reflect the pledge of such Pledged Collateral granted pursuant to this Pledge Agreement. Each Pledgor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Pledged Collateral and (ii) any securities intermediary which is the holder of any investment property, to cause the Administrative Agent to have and retain control (for purposes of the UCC) over such securities or other investment property. Without limiting the foregoing, each Pledgor will, with respect to investment property which is Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent;

(i)     Except as otherwise permitted by the terms of the Loan Documents, each Pledgor will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Pledged Collateral over which it has voting control to dissolve, liquidate, retire any of its capital stock or other instruments or securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the instruments, securities or other investment property in favor of any of the foregoing;

(j)     Each Pledgor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time after the occurrence and continuance of an Event of Default, but subject in all cases to the provisions of Section 10 below;

(k)     Each Pledgor agrees that it will not (i) except as otherwise permitted by the Loan Documents, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Administrative Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Equity Encumbrances, the security interest under this Pledge Agreement and other security interests that secure Pari Passu Lien Obligations;

(l)     Each Pledgor agrees to execute and deliver to each Pledged Subsidiary that is a limited liability company or limited partnership a control acknowledgment (“Control Acknowledgment”) substantially in the form of Exhibit D hereto. Each Pledgor shall cause such Pledged Subsidiary to acknowledge in writing its receipt and acceptance thereof. Such Control Acknowledgment shall instruct such Pledged Subsidiary to follow instructions from the Administrative Agent without the Pledgors’ further consent; and

(m)     No Pledgor will permit any Pledged Subsidiary to agree that its membership interests are securities governed by Article 8 unless the Pledgor takes such actions as may be required or reasonably requested by the Administrative Agent to grant the Administrative Agent control of such securities.

SECTION 8.     Voting Rights.

(a)     During the term of this Pledge Agreement, and except as provided in this Section 8 below, each Pledgor shall have (i) the right to vote the Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests on all governing questions in a manner not

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inconsistent with the terms of this Pledge Agreement or any Loan Documents and (ii) the right to be a member or a partner of all the Pledged Subsidiaries which are limited liability companies or partnerships, respectively.

(b)     Subject in all respects to the provisions of the Intercreditor Agreement:

(1) After the occurrence and during the continuance of an Event of Default, the Administrative Agent or the Administrative Agent’s nominee may, at the Administrative Agent’s or such nominee’s option and following written notice from the Administrative Agent to the Pledgors, (i) exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent and (ii) become a member or partner of each and all of the Pledged Subsidiaries which are limited liability companies or partnerships, respectively, and as such (x) exercise, or direct the applicable Pledgor as to the exercise of all voting, consent, managerial, election and other membership rights to the applicable Pledged Collateral and (y) exercise, or direct any Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if the Administrative Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from such Pledgor to the Administrative Agent or, at the Administrative Agent’s option, to the Administrative Agent’s nominee; and

(2) After an Event of Default is cured or waived, such Pledgor will have the right to exercise the voting and rights, powers, privileges and options that it would otherwise be entitled to exercise pursuant to the terms of the Pledge Agreement prior to the occurrence of any such Event of Default.

SECTION 9.     Dividends and Other Distributions.

(a)     Each Pledgor shall be entitled to receive and retain any and all dividends, distributions and interest in respect of the Pledged Collateral paid to such Pledgor (i) with respect to any dividend, distribution or interest paid in reliance on Section 7.06(b) of the Credit Agreement, to the extent that such payment is permitted to be made under such section and (ii) with respect to any other such dividend, distribution or interest, so long as no Event of Default has occurred and is continuing.

(b)     Any and all (i) distributions, dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral, (ii) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (iii) cash paid, payable or otherwise distributed with respect to, or in redemption of, or in exchange for, any of the Pledged Collateral, shall be Pledged Collateral, and, subject in all respects to the provisions of the Intercreditor Agreement, in each case under clauses (i), (ii) and (iii), that are not permitted to be received and retained by any Pledgor hereunder or under any other Loan Document, shall be forthwith delivered to the Administrative Agent to hold, for the benefit of the Creditor Parties, as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the Administrative Agent, for the benefit of the Creditor Parties, be segregated from the other property or funds of such Pledgor, and be

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delivered immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

(c)     The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

(d)     Except to the extent of the dividends and distributions that are permitted to be made pursuant to the proviso to Section 7.06(b) of the Credit Agreement, after the occurrence and during the continuance of an Event of Default:

(i)     All rights of the Pledgors to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 9(a) hereof shall, cease, and all such rights shall, subject in all respects to the provisions of the Intercreditor Agreement, thereupon become vested in the Administrative Agent, for the benefit of the Creditor Parties, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(ii)     All dividends, distributions and interest payments which are received by any Pledgor contrary to the provisions of this Section 9, shall, subject in all respects to the provisions of the Intercreditor Agreement, be forthwith delivered to the Administrative Agent to hold, for the benefit of the Creditor Parties, as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the Administrative Agent, for the benefit of the Creditor Parties, be segregated from the other property or funds of such Pledgor, and be delivered immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(e)     The Pledgors will reimburse the Administrative Agent and the other Creditor Parties for all expenses incurred by the Administrative Agent and the other Creditor Parties, including, without limitation, reasonable attorneys’ and accountants’ fees and expenses in connection with the foregoing, all in accordance with Section 11.04 of the Credit Agreement.

SECTION 10.     Remedies. Subject in all respects to the provisions of the Intercreditor Agreement:

(a)     The Administrative Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. After the occurrence and during the continuance of an Event of Default, the Administrative Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent were the outright owner thereof (in the case of a limited liability company, the sole member and manager thereof and, in the case of a partnership, a partner thereof), each Pledgor hereby irrevocably constituting and appointing the Administrative Agent as the proxy and attorney in fact of such Pledgor, with full power of substitution to do so; provided, however, that the Administrative Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; provided, further, however, that the

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Administrative Agent agrees to exercise such proxy and powers only so long as an Event of Default shall have occurred and is continuing and following written notice thereof. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law and regulatory requirements. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under applicable law, the Administrative Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuance of an Event of Default, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent and each of the other Creditor Parties may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgors jointly and severally agree to pay to the Administrative Agent all reasonable expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer, including the allocated costs of internal counsel) of, or incidental to, the enforcement of any of the provisions hereof in accordance with Section 11.04 of the Credit Agreement. The Administrative Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with Section 10(d) and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

(b)     Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Administrative Agent will give the applicable Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of Lenders, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor as provided in Section 22 below at least ten (10) days before the time of the sale or disposition; provided, however, that the Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

(c)     In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Pledgor agrees that after the occurrence and during the continuation of an Event of Default, the Administrative Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Administrative Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a

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requirement that the Administrative Agent solicit offers from four or more investors in order for the sale to be commercially reasonable. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal or state securities laws, even if such issuer would agree to do so.

(d)     All proceeds of the sale of the Pledged Collateral received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Obligations pursuant to the terms of the Credit Agreement and the Intercreditor Agreement.

SECTION 11.     Administrative Agent Appointed Attorney in Fact. Each Pledgor hereby appoints the Administrative Agent its attorney in fact, coupled with an interest, with full authority, subject in all respects to the provisions of the Intercreditor Agreement, in the name of such Pledgor or otherwise, from time to time in the Administrative Agent’s sole discretion following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Pledged Subsidiaries to the name of the Administrative Agent or the Administrative Agent’s nominee.

SECTION 12.     Waivers. (i) Each Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations and all other notices to which such Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the applicable Loan Document.

(ii)     Each Pledgor understands and agrees that its obligations and liabilities under this Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any property securing all or any part of the Obligations by trustee sale or any other reason impairing the right of any Pledgor, the Administrative Agent or any of the other Creditor Parties to proceed against any Pledged Subsidiary, any other guarantor or any Pledged Subsidiary or such guarantor’s property. Each Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that such Pledgor’s rights against any Pledged Subsidiary may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Administrative Agent or any other Creditor Party.

(iii)     Each Pledgor hereby expressly waives the benefits of any law in any jurisdiction purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

SECTION 13.     Term. This Pledge Agreement shall remain in full force and effect with respect to each Pledgor until the earliest of (x) the termination of the Revolving Credit Facility and the Term Facilities and the repayment in full of all Obligations arising in respect thereof (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (y) solely with respect to such Pledgor (but not any other Pledgor) and

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the Pledged Collateral of such Pledgor, the release or termination of the obligations of such Pledgor and its Pledged Collateral hereunder in accordance with the terms of the Credit Agreement, at which point this Pledge Agreement shall (solely with respect to such Pledgor, in the case of clause (y)), automatically terminate and have no further force and effect (other than any provisions of this Pledge Agreement that expressly survive the termination hereof) or (z) as otherwise specified in Section 9.10 of the Credit Agreement, including if all of the Liens granted hereunder on the Pledged Collateral are released. The Administrative Agent agrees to execute and deliver such documents as are reasonably requested in accordance with the terms of the Credit Agreement by the Borrower or any such Pledgor to evidence such termination or release, at the Borrower’s or such Pledgor’s sole cost and expense.

SECTION 14.     Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of each Pledgor, the Administrative Agent, for the benefit of itself and the other Creditor Parties, and their respective successors and assigns. Each Pledgor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for such Pledgor.

SECTION 15.     GOVERNING LAW. THIS PLEDGE AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 16.     Waiver of Jury Trial; Consent to Jurisdiction; Venue; Service of Process.

(A)     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(B)     THE BORROWER AND EACH OTHER PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES

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THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS PLEDGE AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AGAINST THE BORROWER OR ANY OTHER PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(C)     EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS PLEDGE AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(D)     THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH OF THE PLEDGORS AND THE ADMINISTRATIVE AGENT WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF ALL AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS PLEDGE AGREEMENT.

SECTION 17.     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

SECTION 18.     Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 19.     Further Assurances. Each Pledgor agrees that it will cooperate with the Administrative Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements (and each Pledgor hereby authorizes the Administrative Agent to file any such financing statements), as the Administrative Agent may reasonably deem necessary from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

SECTION 20.     The Administrative Agent’s Duty of Care. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Administrative Agent’s (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Administrative Agent’s possession. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Obligations secured hereby.

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SECTION 21.     Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 11.02 of the Credit Agreement.

SECTION 22.     Amendments, Waivers and Consents. This Pledge Agreement may not be amended except in a writing signed by the Required Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Pledgor subject to Section 11.01 of the Credit Agreement.

SECTION 23.     Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

SECTION 24.     Execution in Counterparts; Electronic Execution. This Pledge Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart signature page of this Pledge Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Pledge Agreement and the transactions contemplated hereby (including without limitation, amendments or other modifications, waivers and consents) shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept Electronic Signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification and (b) upon the reasonable request of the Administrative Agent, any Electronic Signature of any party to this Agreement shall, as promptly as practicable, be followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 25.     Entire Agreement. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE INTERCREDITOR AGREEMENT) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 26.     Additional Pledgors. Pursuant to the Credit Agreement, the Borrower may be required to, and/or to cause certain Subsidiaries to, execute and deliver to the Administrative Agent (i) in the case of a Subsidiary that is not a Pledgor at such time, a Pledge Supplement in the form of Exhibit A hereto and (ii) in the case of the Borrower or a Subsidiary that is a Pledgor at such time, a Pledge Amendment in the form of Exhibit B hereto, together with such supporting documentation required pursuant to the Credit Agreement as the Administrative Agent may reasonably request, in order to create a perfected, security interest in the equity interests in certain Subsidiaries. The execution and

16

delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

SECTION 27.     Irrevocable Agreements. Each Pledgor irrevocably agrees that notwithstanding anything to the contrary contained in the applicable Partnership Agreement with respect to any Pledged Partnership Interests pledged by it hereunder or in the applicable Operating Agreement with respect to any Pledged Membership Interests pledged by it hereunder, (i) such Pledgor shall be entitled to make an assignment of its interest (or any part thereof) in such partnership and/or limited liability company pursuant to any Loan Document executed by such Pledgor to secure the Obligations, (ii) subject in all respects to the provisions of the Intercreditor Agreement, the Administrative Agent and/or the other Creditor Parties shall be entitled to exercise any and all of their rights and remedies against such Pledged Partnership Interests and/or Pledged Membership Interests pursuant to such Loan Documents, including, without limitation, any rights to foreclose upon or otherwise effectuate an assignment of such Pledged Partnership Interests and/or Pledged Membership Interests in accordance therewith, and (iii) subject in all respects to the provisions of the Intercreditor Agreement, the Administrative Agent and/or the other Creditor Parties (and/or any Affiliate of the Administrative Agent and/or the other Creditor Parties and/or any entity formed by the Administrative Agent and/or the Creditor Parties) shall be entitled to be admitted as a partner (including as the general partner) of such partnership or as a member (including as the managing member) of such limited liability company, as the case may be, and/or make an assignment of all or any portion of such interest to any Person(s) who shall have the right to be admitted as partners of such partnership or a member of such limited liability company, as the case may be (each of clauses (i), (ii) and (iii) collectively, a “Permitted Assignment”). For the avoidance of doubt, any assignee of the Administrative Agent and/or the Creditor Parties that shall become a partner of any such partnership or a member of any such limited liability company, as the case may be, pursuant to a Permitted Assignment (excluding any assignee that is an entity formed by the Administrative Agent and/or the Creditor Parties and continues to hold an interest as a partner of such partnership or member of such limited liability company, as the case may be) shall thereafter be subject to the terms of this Section 27 for any subsequent assignment to be made by such partner or member, as the case may be.

SECTION 28.     Intercreditor Agreement Governs.

(a)     Notwithstanding anything herein to the contrary, the liens and security interests granted pursuant to this Pledge Agreement and the exercise of any right or remedy with respect to any Pledged Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 5, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as Credit Facility Collateral Agent (as defined therein), PNC Bank, National Association, as the PNC Collateral Agent (as defined therein), Regions Bank, as the Regions Collateral Agent (as defined therein), The Huntington National Bank, as the Huntington Collateral Agent (as defined therein), the Prudential Secured Parties (as defined therein) from time to time party thereto, any Prudential Collateral Agent (as defined therein), and certain other Persons party or that may become party thereto from time to time as an Additional Pari Passu Collateral Agent (as defined therein), and acknowledged by the Borrower and certain Subsidiaries of the Borrower from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Pledge Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b)     In accordance with the terms of the Intercreditor Agreement, any Pledged Collateral delivered to the Administrative Agent (or if not the Administrative Agent, the Authorized Collateral Agent (as defined in the Intercreditor Agreement) shall be held by such

17

Person as gratuitous bailee for the Pari Passu Secured Parties (as defined in the Intercreditor Agreement) solely for the purpose of perfecting the security interest granted under this Pledge Agreement.

(c)     Nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Pledge Agreement, which, as among the Borrower, the Pledgors and the Administrative Agent shall remain in full force and effect in accordance with its terms

SECTION 29.     Delivery of Collateral. To the extent any Pledgor is required hereunder to deliver Common Collateral (as defined in the Intercreditor Agreement) to the Administrative Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Common Collateral to the Authorized Collateral Agent (as defined in the Intercreditor Agreement), in the event such Person is not the Administrative Agent, in accordance with the terms of the Intercreditor Agreement, such Pledgor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to such Authorized Collateral Agent, acting as a gratuitous bailee of the Administrative Agent pursuant to the Intercreditor Agreement.

The remainder of this page is intentionally blank.

18

IN WITNESS WHEREOF, the Pledgors and the Administrative Agent have executed this Pledge Agreement as of the date set forth above.

PLEDGORS:

[INSERT NAME OF PLEDGOR]

By:
Name: [Type Signatory Name]
Title:   [Type Signatory Title]

Address for Notices for all Pledgors:

Address:

Attention:

Telecopier: (___)___-____

[Signature Page to Pledge Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name: [Type Signatory Name]
Title:   [Type Signatory Title]

[Signature Page to Pledge Agreement]

SCHEDULE I
to
PLEDGE AGREEMENT

PLEDGED SUBSIDIARIES

Pledged Capital Stock

Pledgor	Record Holder	Pledged Subsidiary	Cert. No.	No. of Shares	% of Interests held by Pledgor	% of Total Outstanding Interests

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

SCHEDULE II
to
PLEDGE AGREEMENT

TYPES OF ENTITY, JURISDICTION OF

ORGANIZATION, CHIEF EXECUTIVE OFFICE LOCATION

Pledgor	Type of Entity	Jurisdiction of Organization	Mailing Address of Chief Executive Office

PRIOR NAMES OF PLEDGORS

DURING LAST FIVE YEARS

Pledgor	Prior Name	Date of Name Change

EXHIBIT A
to
PLEDGE AGREEMENT

FORM OF PLEDGE SUPPLEMENT

SUPPLEMENT NO. ___ dated as of ___________ ____, 20___ (this “Supplement”) to the PLEDGE AGREEMENT dated as of [●], (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among certain Subsidiaries of the Borrower from time to time signatory thereto (each as a “Pledgor”, and collectively, as the “Pledgors”) and BANK OF AMERICA, N.A., as Administrative Agent for the benefit of the Creditor Parties (in such capacity, the “Administrative Agent”).

Reference is made to the Second Amended and Restated Credit Agreement, dated as of July 27, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), entered into among Apple Hospitality REIT, Inc. (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto as Guarantors, each lender from time to time party thereto (collectively, the “Lenders”), the Administrative Agent and the other parties thereto.

Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Pledge Agreement or the Credit Agreement.

The undersigned Subsidiary of the Borrower (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Pledge Agreement to become a Pledgor under the Pledge Agreement in consideration for Loans previously made to, or issued for the account of, the Borrower.

Accordingly, Administrative Agent and the New Pledgor agree as follows:

SECTION 1.     In accordance with Section 26 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof except for representations and warranties which by their express terms refer to a specific date. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations, does hereby create and grant to Administrative Agent, its successors and assigns, a security interest in and Lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” or the “Pledgors” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Pledgor represents and warrants to Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting Creditor Parties’ rights generally.

SECTION 3.     This Supplement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. This Supplement shall become effective when Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and Administrative Agent. Delivery of an executed signature page of this Supplement by facsimile transmission or pdf shall be effective as delivery of a manually executed counterpart hereof.

SECTION 4.     The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule with respect to all its Pledged Collateral.

SECTION 5.     Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6.     If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Supplement which are valid.

SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature below.

SECTION 8.     The New Pledgor agrees to reimburse Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for Administrative Agent in accordance with Section 11.04 of the Credit Agreement.

IN WITNESS WHEREOF, the New Pledgor and Administrative Agent have duly executed this Supplement as of the day and year first above written.

[NEW PLEDGOR]

By:

Name: [Type Signatory Name]

Title:   [Type Signatory Title]

Address:

Attention:

Telecopier: (___)___-____

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name: [Type Signatory Name]

Title:   [Type Signatory Title]

Schedule I to

Supplement No. __

to the Pledge Agreement

Pledged Capital Stock

Pledgor	Record Holder	Pledged Subsidiary	Certificate Number	Number of Shares	%

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

EXHIBIT B
to
PLEDGE AGREEMENT

FORM OF PLEDGE AMENDMENT

Reference is hereby made to the Pledge Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) dated as of [●], , by and among ______________ (the “Pledgor”), certain other Subsidiaries of the Borrower from time to time signatory thereto and Bank of America, N.A., as Administrative Agent for the benefit of the Creditor Parties (in such capacity, the “Administrative Agent”), whereby the Pledgor has pledged certain capital stock, membership interests and partnership interests, as applicable, of certain of its Subsidiaries as collateral to the Administrative Agent, for the ratable benefit of the Creditor Parties, as more fully described in the Pledge Agreement. This Amendment is a “Pledge Amendment” as defined in the Pledge Agreement and is, together with the acknowledgments, certificates, and Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.

By its execution below, the Pledgor hereby agrees that (i) the [capital stock of the corporation(s)] [membership interests of the limited liability company(s)] [partnership interests of the partnership(s)] listed on Schedule I hereto shall be pledged to the Administrative Agent as additional collateral pursuant to Section 2[(a)(b)(c)](ii) of the Pledge Agreement, (ii) such property shall be considered [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] under the Pledge Agreement and be a part of the Pledged Collateral pursuant to Section 2 of the Pledge Agreement, and (iii) each such [corporation] [limited liability company] [partnership] listed on Schedule I hereto shall be considered a Pledged Subsidiary for purposes of the Pledge Agreement.

By its execution below, the Pledgor represents and warrants that it has full power and authority to execute this Pledge Amendment and that the representations and warranties contained in Section 6 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] relating hereto. The Pledge Agreement, as amended and modified hereby, remains in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Amendment as of this ____ day of ____________, ______.

[PLEDGOR]

By:

Name: [Type Signatory Name]

Title: [Type Signatory Title]

Schedule I

to

Pledge Amendment

Pledged Capital Stock

Pledgor	Record Holder	Pledged Subsidiary	Certificate Number	Number of Shares	%

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest owned by the Pledgor

ACKNOWLEDGMENT

TO

PLEDGE AMENDMENT

The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Amendment together with a copy of the Pledge Agreement, agrees promptly upon the request of the Administrative Agent to note on its books the security interests granted under such Pledge Agreement, agrees that after the occurrence and during the continuance of an Event of Default it will comply with instructions originated by the Administrative Agent without further consent by the Pledgor and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

[NAME[S] OF ADDITIONAL PLEDGED SUBSIDIARY[IES]]

By:

Name: [Type Signatory Name]

Title:   [Type Signatory Title]

EXHIBIT C

to

PLEDGE AGREEMENT

FORM OF STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________ _______ Shares of Common Stock of _______________________, a _______________ corporation, represented by Certificate No. ____ (the “Stock”), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ___________________________________ as the undersigned’s true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: _______________

[PLEDGOR]

By:

Name: [Type Signatory Name]

Title:   [Type Signatory Title]

EXHIBIT D

to

PLEDGE AGREEMENT

Form of Control Acknowledgment

CONTROL ACKNOWLEDGMENT

PLEDGED SUBSIDIARY:	[MEMBERSHIP][PARTNERSHIP] INTEREST OWNER:
[Name of Pledged Subsidiary]	[Name of Pledgor]

Reference is hereby made to that certain Pledge Agreement dated as of [●], (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) among a [member][partner] of [Name of Pledged Subsidiary], a [__________] limited [liability company][partnership] (a “Pledged Subsidiary”), certain other Subsidiaries of the Borrower from time to time signatory thereto and Bank of America, N.A., as Administrative Agent for the benefit of the Creditor Parties (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

Pledged Subsidiary is hereby instructed by the Pledgor that all of the Pledgor’s right, title and interest in and to all of the Pledgor’s rights in connection with any [membership][partnership] interests in Pledged Subsidiary now and hereafter owned by the Pledgor are subject to a pledge and security interest in favor of Administrative Agent. Pledgor hereby instructs the Pledged Subsidiary to act upon any instruction delivered to it by the Administrative Agent with respect to the Pledged Collateral without seeking further instruction from the Pledgor, and, by its execution hereof, the Pledged Subsidiary agrees to do so.

Pledged Subsidiary, by its written acknowledgement and acceptance hereof, hereby acknowledges receipt of a copy of the aforementioned Pledge Agreement and agrees promptly upon the request of the Administrative Agent to note on its books the security interest granted under such Pledge Agreement. Each Pledged Subsidiary also waives any rights or requirements at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the Pledgor has caused this Control Acknowledgment to be duly signed and delivered by its officer duly authorized as of this ___ day of __________, 20___.

[PLEDGOR]

By:

Name: [Type Signatory Name]

Title:   [Type Signatory Title]

Acknowledged and accepted this

____ day of ____________, 20___

[PLEDGED SUBSIDIARY]

By:

Name: [Type Signatory Name]

Title:   [Type Signatory Title]

ANNEX V TO SECOND AMENDMENT

New Subsidiary Guarantors

Company Name	Address	Taxpayer ID Number	Jurisdiction of Organization
Apple Ten SPE Capistrano, Inc.	814 East Main Street Richmond, VA 23219	47-3872481	Virginia
Apple Ten Services Capistrano, Inc.	814 East Main Street Richmond, VA 23219	47-3872626	Virginia